UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party Other Than the Registrant ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

ENTERPRISE ACQUISITION CORP.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
Common Stock and Warrants

(2) Aggregate number of securities to which transaction applies:
57,600,000

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$9.85 and $0.05, respectively.

(4) Proposed maximum aggregate value of transaction:
$568,985,000

(5) Total fee paid:
$31,750

☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

ENTERPRISE ACQUISITION CORP.

6800 BROKEN SOUND PARKWAY

BOCA RATON, FLORIDA  33487

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

OF ENTERPRISE ACQUISITION CORP.

TO BE HELD ON                     , 2009

To the Stockholders of Enterprise Acquisition Corp.:

NOTICE IS HEREBY GIVEN that the special meeting of stockholders of Enterprise Acquisition Corp., a Delaware corporation (“Enterprise”), will be held at 10:00 a.m., eastern time, on                     , 2009, at the offices of Akerman Senterfitt, Enterprise’s counsel, at One Southeast Third Avenue, Suite 2500, Miami, Florida  33131.  You are cordially invited to attend the meeting, which will be held for the following purposes:

(1) to consider and vote upon a proposal to amend Enterprise’s amended and restated certificate of incorporation to allow Enterprise to complete the merger with ARMOUR Merger Sub Corp., a Delaware corporation (“Merger Sub Corp.”) and a wholly-owned subsidiary of ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”), even though (i) neither ARMOUR nor Merger Sub Corp. is an operating business, and (ii) the fair market value of ARMOUR and Merger Sub Corp. on the date of the transaction is less than 80% of Enterprise’s net assets (all of Enterprise’s assets including the funds held in the trust account, less Enterprise’s liabilities) — this proposal is referred to as the “initial charter proposal”;

(2) to consider and vote upon a proposal to increase from 30% to 50% the threshold contained in Enterprise’s amended and restated certificate of incorporation regarding the amount of Enterprise’s shares of common stock issued in Enterprise’s initial public offering that may seek conversion without preventing a business combination from being consummated — this proposal is referred to as the “secondary charter proposal”;

(3) to consider and vote upon a proposal to (i) adopt the Agreement and Plan of Merger, dated as of July 28, 2009, among Enterprise, ARMOUR and Merger Sub Corp., which, among other things, provides for the merger of Merger Sub Corp. with and into Enterprise, with Enterprise being the surviving entity and becoming a wholly-owned subsidiary of ARMOUR, and (ii) approve the business combination contemplated by such Agreement and Plan of Merger — this proposal is referred to as the “merger proposal”; and

(4) to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Enterprise is not authorized to consummate the merger — this proposal is referred to as the “adjournment proposal.”

These items of business are described in the attached proxy statement/prospectus, which you are encouraged to read in its entirety before voting. Only holders of record of Enterprise common stock at the close of business on                     , 2009 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.

Enterprise’s officers, directors and stockholders prior to Enterprise’s initial public offering have agreed to vote any shares of Enterprise common stock they purchased after the consummation of the Enterprise IPO in favor of the proposals being presented at the special meeting.

After careful consideration, the Enterprise board of directors has determined that the proposals are fair to and in the best interests of Enterprise and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the approval of all of the proposals.

The approval of the initial charter proposal and the merger proposal is a condition to the consummation of the merger discussed above.  In addition, the approval of the warrant amendment proposal, as described in the attached proxy statement/prospectus, is a condition to the consummation of the merger.  The approval of the secondary charter proposal is not a condition to the consummation of the merger.

All Enterprise stockholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of Enterprise common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker or bank.

A complete list of Enterprise stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the principal executive offices of Enterprise for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

, 2009	By Order of the Board of Directors

/s/ Marc H. Bell
Marc H. Bell Chairman of the Board

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS AND YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES CONVERTED INTO A PRO RATA PORTION OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE NET PROCEEDS OF ENTERPRISE’S INITIAL PUBLIC OFFERING (“IPO”) ARE HELD. YOU MUST AFFIRMATIVELY VOTE AGAINST THE MERGER PROPOSAL AND DEMAND THAT ENTERPRISE CONVERT YOUR SHARES INTO CASH NO LATER THAN THE CLOSE OF THE VOTE ON THE MERGER PROPOSAL TO EXERCISE YOUR CONVERSION RIGHTS. IN ORDER TO CONVERT YOUR SHARES, YOU MUST TENDER YOUR STOCK TO ENTERPRISE’S STOCK TRANSFER AGENT PRIOR TO THE SPECIAL MEETING OF ENTERPRISE STOCKHOLDERS. YOU MAY TENDER YOUR STOCK BY EITHER DELIVERING YOUR STOCK CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE MERGER IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE CONVERTED INTO CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR CONVERSION RIGHTS. SEE “THE MERGER PROPOSAL — CONVERSION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

ENTERPRISE ACQUISITION CORP.

6800 BROKEN SOUND PARKWAY

BOCA RATON, FLORIDA  33487

NOTICE OF SPECIAL MEETING OF WARRANTHOLDERS

OF ENTERPRISE ACQUISITION CORP.

TO BE HELD ON                     , 2009

To the Warrantholders of Enterprise Acquisition Corp.:

NOTICE IS HEREBY GIVEN that the special meeting of warrantholders of Enterprise Acquisition Corp., a Delaware corporation (“Enterprise”), will be held at 10:00 a.m., eastern time, on                     , 2009, at the offices of Akerman Senterfitt, Enterprise’s counsel, at One Southeast Third Avenue, Suite 2500, Miami, Florida  33131. You are cordially invited to attend the meeting, which will be held for the following purposes:

(1) to consider and vote upon a proposal to amend certain terms of the Warrant Agreement, dated as of November 7, 2007, between Enterprise and Continental Stock Transfer & Trust Company, which governs the terms of Enterprise’s outstanding warrants, in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of July 28, 2009, among Enterprise, ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”), and ARMOUR Merger Sub Corp., a Delaware corporation (“Merger Sub Corp.”) and a wholly-owned subsidiary of ARMOUR, which, among other things, provides for the merger of Merger Sub Corp. with and into Enterprise with Enterprise being the surviving entity and becoming a wholly-owned subsidiary of ARMOUR. The amendment to the Warrant Agreement will provide that (i) the exercise price of Enterprise’s warrants will be increased from $7.50 to $11.00 per share and (ii) the expiration date of the warrants will be extended from November 7, 2011 to November 7, 2012 — this proposal is referred to as the “warrant amendment proposal”;

(2) to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Enterprise is not authorized to consummate the warrant amendment proposal — this proposal is referred to as the “adjournment proposal.”

These items of business are described in the attached proxy statement/prospectus, which you are encouraged to read in its entirety before voting. Only holders of record of Enterprise warrants at the close of business on                     , 2009 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.

The approval of the warrant amendment proposal is a condition to the consummation of the merger discussed above.  Enterprise’s officers, directors and stockholders prior to Enterprise’s initial public offering have executed voting agreements whereby such parties have agreed to vote in favor of the warrant amendment proposal at the special meeting.

After careful consideration, Enterprise’s board of directors has determined that the proposals are fair to and in the best interests of Enterprise and its warrantholders and unanimously recommends that you vote or give instruction to vote “FOR” the approval of all of the proposals.

All Enterprise warrantholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a warrantholder of record of Enterprise, you may also cast your vote in person at the special meeting. If your warrants are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your warrants or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the warrant amendment proposal.

A complete list of Enterprise warrantholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the principal executive offices of Enterprise for inspection by warrantholders during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of warrants you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your warrants are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the warrants you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

, 2009	By Order of the Board of Directors

/s/ Marc H. Bell
Marc H. Bell Chairman of the Board

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR WARRANTS WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. IF THE MERGER IS NOT COMPLETED AND ENTERPRISE DOES NOT COMPLETE AN INITIAL BUSINESS COMBINATION PRIOR TO NOVEMBER 7, 2009, THEN THE WARRANTS WILL EXPIRE WORTHLESS.

SUBJECT TO AMENDMENT AND COMPLETION, DATED JULY 28, 2009

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS AND WARRANTHOLDERS OF

ENTERPRISE ACQUISITION CORP.

PROSPECTUS FOR UP TO

25,100,000 SHARES OF COMMON STOCK

AND

32,500,000 WARRANTS

AND

32,500,000 SHARES OF COMMON STOCK UNDERLYING SUCH WARRANTS

OF

ARMOUR RESIDENTIAL REIT, INC.

Enterprise Acquisition Corp., a Delaware corporation (“Enterprise”), is pleased to report that its board of directors has unanimously approved an Agreement and Plan of Merger, dated July 28, 2009, among Enterprise, ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”), and ARMOUR Merger Sub Corp., a Delaware corporation (“Merger Sub Corp.”) and a wholly-owned subsidiary of ARMOUR, pursuant to which (i) Merger Sub Corp. will merge with and into Enterprise with Enterprise surviving the merger and becoming a wholly-owned subsidiary of ARMOUR and (ii) holders of Enterprise securities (not exercising conversion rights as described below) at the time of merger will be security holders of ARMOUR.

ARMOUR is a Maryland corporation that will commence operations upon completion of the merger described in this proxy statement/prospectus. ARMOUR will be externally managed and advised by ARMOUR Residential Management, LLC, a Delaware limited liability company (“ARRM”). ARMOUR intends to elect and qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with ARMOUR’s taxable year ending December 31, 2009. ARMOUR generally will not be subject to U.S. federal income tax on its net taxable income to the extent that it annually distributes its net taxable income to stockholders and maintains its intended qualification as a REIT. ARMOUR also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the Investment Company Act of 1940 (“1940 Act”).

Upon consummation of the merger, ARMOUR will seek to invest, on a leveraged basis, primarily in hybrid adjustable-rate, adjustable-rate and fixed-rate residential mortgage-backed securities issued or guaranteed by a U.S. Government-chartered entity, such as the Federal National Mortgage Association (more commonly known as Fannie Mae) and the Federal Home Loan Mortgage Corporation (more commonly known as Freddie Mac), or guaranteed by the Government National Mortgage Administration, a U.S. Government corporation (more commonly known as Ginnie Mae) (collectively, “Agency Securities”).  A portion of ARMOUR’s portfolio may be invested in unsecured notes and bonds issued by U.S. Government-chartered entities (collectively, “Agency Debt”), U.S. Treasuries and money market instruments, or accounts at state or federal chartered financial institutions, subject to certain income tests ARMOUR must satisfy for its qualification as a REIT.  ARMOUR has committed itself to this asset class by including in its charter a requirement to that effect.  ARMOUR may also invest in hedging and other derivative instruments related to the foregoing investments.  In the case of an ambiguity in the application of this restriction, ARMOUR’s manager, ARRM, or its future board of directors will determine its application.  Amending the ARMOUR charter will require approval by the holders of a majority of ARMOUR’s outstanding common stock. ARMOUR’s only assets following the business combination will be the funds released from Enterprise’s trust account upon consummation of the business combination.

Upon consummation of the merger, Enterprise’s outstanding common stock and warrants will be converted into like securities of ARMOUR, on a one-to-one basis. The holders of Enterprise’s common stock and warrants will be holders of the securities of ARMOUR after the merger in the same proportion as their current holdings in Enterprise, except as increased by (A) the cancellation immediately prior to the consummation of the merger of 6,150,000 shares of common stock of Enterprise (the “Founders’ Shares”)  acquired immediately prior to Enterprise’s initial public offering (the “Enterprise IPO”) by Staton Bell Blank Check LLC, an entity affiliated with Daniel C. Staton and Marc H. Bell (the “Enterprise Founders”), and (B) conversion of shares of Enterprise common stock sold in the IPO (the “Public Shares”) by any holder thereof exercising its conversion rights.

Proposals to approve the merger agreement and the other matters discussed in this proxy statement/prospectus will be presented at the special meetings of stockholders and warrantholders of Enterprise scheduled to be held on                     , 2009.

Enterprise’s common stock, units and warrants are currently listed on the NYSE Amex under the symbols EST, EST.U and EST.WS, respectively. Enterprise’s units, common stock and warrants will no longer be traded following consummation of the merger. The parties intend to seek to have the common stock and warrants of ARMOUR listed on the NYSE Amex following consummation of the merger under the symbols ARR and ARR.WS, respectively. However, there is no assurance that the common stock and warrants will be listed on any exchange following consummation of the merger.

To assist ARMOUR in qualifying as a REIT, ownership of shares of ARMOUR’s common stock by any person is limited, with certain exceptions, to 9.8% by value or by number of shares, whichever is more restrictive, of ARMOUR’s outstanding shares of common stock and no more than 9.8% by value or by number of shares, whichever is more restrictive, of ARMOUR’s outstanding capital stock. In addition, ARMOUR’s charter contains various other restrictions limiting the ownership and transfer of ARMOUR’s common stock.

Enterprise is providing this proxy statement/prospectus and accompanying proxy card to its stockholders and warrantholders in connection with the solicitation of proxies to be voted at the special meetings of stockholders and warrantholders of Enterprise and at any adjournments or postponements of the special meetings.

This proxy statement/prospectus provides you with detailed information about the merger and other matters to be considered by the Enterprise stockholders and warrantholders. You are encouraged to carefully read the entire document and the documents incorporated by reference.  IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS“ BEGINNING ON PAGE [19].

Your vote is very important. Whether or not you expect to attend the special meetings, the details of which are described on the following pages, please complete, date, sign and promptly return the accompanying proxy in the enclosed envelope.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The proxy statement/prospectus statement is dated                     , 2009, and is first being mailed on or about                     , 2009.

If you would like additional copies of this proxy statement/prospectus or have questions about the merger, you should contact Maria Balodimas Staton, Corporate Secretary, Enterprise Acquisition Corp., 6800 Broken Sound Parkway, Boca Raton, Florida  33487, (561) 988-1700.  To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meetings. The latest date to request the information to be received timely is                     , 2009.

The Enterprise IPO was consummated on November 7, 2007. UBS Securities LLC (“UBS”) and Ladenburg Thalmann &Co. Inc. (“Ladenburg”) acted as joint bookrunning managers and representatives of the underwriters in the Enterprise IPO. Upon consummation of the merger, the underwriters in the Enterprise IPO will be entitled to receive up to an aggregate of approximately $8.375 million of deferred underwriting commissions, following consummation of the merger. If the merger is not consummated and Enterprise is required to be liquidated, the underwriters will not receive any of such funds. Enterprise is having ongoing discussions with UBS and Ladenburg regarding obtaining UBS and Ladenburg’s consent to any necessary amendments to the agreements entered into in connection with the Enterprise IPO in order to consummate the transactions described herein.

TABLE OF CONTENTS

SUMMARY OF THE MATERIAL TERMS OF THE MERGER	1
QUESTIONS AND ANSWERS FOR ENTERPRISE STOCKHOLDERS AND WARRANTHOLDERS ABOUT THE PROPOSALS	4
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION	8
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION — ARMOUR	9
SELECTED HISTORICAL FINANCIAL INFORMATION — ENTERPRISE	10
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	11
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	12
RISK FACTORS	16
FORWARD-LOOKING STATEMENTS	39
SPECIAL MEETINGS OF ENTERPRISE STOCKHOLDERS AND WARRANTHOLDERS	41
PROPOSALS TO BE CONSIDERED BY THE ENTERPRISE STOCKHOLDERS	46
THE INITIAL CHARTER PROPOSAL	46
THE SECONDARY CHARTER PROPOSAL	48
THE MERGER PROPOSAL	50
THE MERGER AGREEMENT	52
U.S. FEDERAL INCOME TAX CONSIDERATIONS	69
THE SECONDARY CHARTER PROPOSAL
THE ADJOURNMENT PROPOSAL	87
PROPOSALS TO BE CONSIDERED BY THE ENTERPRISE WARRANTHOLDERS	88
THE WARRANT AMENDMENT PROPOSAL	88
THE ADJOURNMENT PROPOSAL	89
OTHER INFORMATION RELATED TO ENTERPRISE	90
BUSINESS OF ARMOUR	99
MANAGEMENT OF ARMOUR FOLLOWING THE MERGER	108
ARMOUR’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	122
COMPARISON OF RIGHTS OF ENTERPRISE AND ARMOUR	126
CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND ARMOUR’S CHARTER AND BYLAWS	148
BENEFICIAL OWNERSHIP OF SECURITIES	152
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	154
DESCRIPTION OF SECURITIES	159
PRICE RANGE OF SECURITIES AND DIVIDENDS	165
STOCKHOLDER PROPOSALS	165
LEGAL MATTERS	166
EXPERTS	166
DELIVERY OF DOCUMENTS TO STOCKHOLDERS	166
WHERE YOU CAN FIND MORE INFORMATION	166
INDEX TO FINANCIAL STATEMENTS	F-1

ANNEXES
Agreement and Plan of Merger	A-1
Form of ARMOUR Amendment and Restatement Articles of Incorporation	B-1
Form of ARMOUR Amended and Restated Bylaws	C-1
Form of Management Agreement	D-1
Form of Tax Opinion of Akerman Senterfitt	E-1
Enterprise Second Amended and Restated Certificate of Incorporation	F-1
Form of Supplement and Amendment to Warrant Agreement	G-1
Opinion of Richards, Layton & Finger, P.A.	H-1

i

SUMMARY OF THE MATERIAL TERMS OF THE MERGER

The following summary highlights some of the information in this proxy statement/prospectus. It does not contain all of the information that you should consider before deciding how to vote on any of the proposals described herein. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this proxy statement/prospectus.

•

In the Enterprise IPO prospectus, Enterprise undertook to consummate an initial business combination in which it acquired an operating business with a fair market value equal to at least 80% of Enterprise’s net assets (all of Enterprise’s assets, including the funds held in the trust account, less Enterprise’s liabilities). If the Enterprise board of directors is not able to determine independently that the operating business of the target has a fair market value equal to at least 80% of Enterprise’s net assets, Enterprise is required to obtain a fairness opinion from an independent investment banking firm that the target business has a sufficient fair market value to meet the 80% threshold.  In the proposed merger, (i) neither ARMOUR nor Merger Sub Corp. is an operating business, and (ii) the fair market value of ARMOUR and Merger Sub Corp. on the date of the transaction is less than 80% of Enterprise’s net assets.  Accordingly, the proposed merger does not satisfy the requirements set forth in the Enterprise IPO prospectus and Enterprise’s current amended and restated certificate of incorporation. However, Enterprise considered and analyzed numerous companies and acquisition opportunities in its search for an attractive business combination candidate, none of which were believed to be as attractive to public stockholders as the proposed merger. Accordingly, Enterprise is proposing to amend the terms of its current amended and restated certificate of incorporation to allow for the consummation of the proposed transaction. See the section entitled “The Initial Charter Proposal.”

•

If the initial charter proposal is approved, stockholders will be asked to adopt the merger agreement and approve the business combination contemplated by such merger agreement. The parties to the merger agreement are Enterprise, ARMOUR and Merger Sub Corp.  Pursuant to the merger agreement, (i) Merger Sub Corp. will merge with and into Enterprise with Enterprise surviving the merger and becoming a wholly-owned subsidiary of ARMOUR and (ii) holders of Enterprise securities at the time of the merger (other than holders of Public Shares exercising conversion rights) will become security holders of ARMOUR as described below.

•

ARMOUR is a Maryland corporation that will commence operations upon completion of the merger described in this proxy statement/prospectus. ARMOUR will be externally managed and advised by ARRM. ARMOUR intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with ARMOUR’s taxable year ending December 31, 2009. ARMOUR generally will not be subject to U.S. federal income tax on its net taxable income to the extent that it annually distributes its net taxable income to stockholders and maintains its intended qualification as a REIT. ARMOUR also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act.

Upon consummation of the merger, ARMOUR will seek to invest, on a leveraged basis, primarily in hybrid adjustable-rate, adjustable-rate and fixed-rate residential mortgage-backed securities issued or guaranteed by Agency Securities.  A portion of ARMOUR’s portfolio may be invested Agency Debt, U.S. Treasuries and money market instruments, or accounts at state or federal chartered financial institutions, subject to certain income tests ARMOUR must satisfy for its qualification as a REIT.  ARMOUR has committed itself to this asset class by including in its charter a requirement to that effect.  ARMOUR may also invest in hedging and other derivative instruments related to the foregoing investments.  In the case of an ambiguity in the application of this restriction, ARMOUR’s manager, ARRM, or its future board of directors will determine its application.  Amending the ARMOUR charter will require approval by the holders of a majority of ARMOUR’s outstanding common stock. ARMOUR’s only assets following the business combination will be the funds released from Enterprise’s trust account upon consummation of the business combination and its Enterprise stock.  See the section entitled “Business of ARMOUR.”

•

As a result of the merger, the holders of common stock and warrants of Enterprise will receive like securities of ARMOUR, on a one-to-one basis, in exchange for their existing Enterprise securities. The holders of Enterprise’s common stock and warrants will become holders of securities of ARMOUR after the merger. ARRM will not be receiving any consideration, including any shares in ARMOUR, as a result of the transaction other than the management fees ARRM will be paid pursuant to the management agreement. The holders of Enterprise’s common stock and warrants will own the same proportion of ARMOUR’s securities as their current holdings in Enterprise, except as increased by (A) the cancellation of Founders’ Shares and (B) the conversion of Public Shares by any holder thereof exercising its conversion rights described herein.

•

The merger and the transactions contemplated by the merger agreement are not subject to any additional federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, except for filings with the State of Delaware necessary to effectuate the merger.

•

Enterprise has received an opinion from its counsel, Akerman Senterfitt, relating to the tax treatment of the proposed transaction on Enterprise’s stockholders, as well as an opinion regarding ARMOUR’s REIT qualification.  Akerman Senterfitt has consented to the use of its opinions in this proxy statement/prospectus. For a detailed description of the material U.S. federal income tax consequences of the merger and warrant amendment, see the section entitled “U.S. Federal Income Tax Considerations.”

•

Prior to consummation of the merger, Enterprise will declare a one-time cash distribution of $0.13 per share (the “Enterprise Distribution”) to stockholders as of the record date.  The Enterprise Distribution will reduce any claims that stockholders may have against the trust account, including without limitation, claims made by stockholders who wish to convert their shares into cash equal to their pro-rata share of the trust account plus any interest accrued thereon then held in the trust account.  The holders of the Founders Shares will not participate in the Enterprise Distribution.

•

In connection with the merger, the Enterprise Founders have agreed to have the Founders’ Shares cancelled prior to the consummation of the merger.  Also, in connection with the merger, Jeffrey J. Zimmer and Scott J. Ulm, the stockholders of ARMOUR, have agreed to have their ARMOUR shares cancelled upon consummation of the merger.

•

ARMOUR has entered into a management agreement with ARRM, dated as of July 29, 2009, to become effective upon the consummation of the merger.  Pursuant to the management agreement, ARRM will provide the day-to-day management of ARMOUR’s operations and will perform services and activities relating to ARMOUR’s assets and operations in accordance with the terms of the management agreement.  The management agreement requires ARRM to manage ARMOUR’s business affairs in conformity with certain restrictions contained in the management agreement, including any material operating policies adopted by ARMOUR. The initial term of the management agreement will expire five years after its effective date, unless earlier terminated by either ARMOUR or ARRM pursuant to the terms of the management agreement; following the initial term, the management agreement will automatically renew for successive 1-year renewal terms unless either ARMOUR or ARRM gives advance notice to the other of its intent not to renew the agreement prior to the expiration of the initial term or any renewal term, as applicable, subject to the terms and conditions for, and the restrictions on, the giving of such notice contained in the management agreement.  ARRM is entitled to receive from ARMOUR a management fee, payable monthly in arrears equal to the sum of (a) 1.5% of the total of all “gross equity raised” (as defined in the management agreement) up to $1 billion and (b) 0.75% of the total of all gross equity raised in excess of $1 billion divided by twelve (12) (which monthly management fee shall never be less than 1/12th of $900,000). ARMOUR is also obligated to reimburse certain expenses incurred by ARRM and its affiliates. ARRM is further entitled to receive a termination fee from ARMOUR under certain circumstances. For a more detailed description of the management agreement, see the section entitled “Management of ARMOUR Following the Merger.”

•

Staton Bell Blank Check LLC (the “Sub-Manager”), an entity affiliated with Daniel C. Staton and Marc H. Bell, the Enterprise Founders, has agreed to provide certain services to ARRM upon consummation of the merger pursuant to a sub-management agreement dated as of July 29, 2009, to become effective upon the consummation of the merger.  In exchange for such services, Sub-Manager will receive a sub-management fee of 25% of the net management fee earned by ARRM under its management agreement with ARMOUR.

•

The sub-management agreement will continue in effect until it is terminated in accordance with its terms.  If the sub-management is terminated, following an initial 5-year period, at the election of Sub-Manager, Sub-Manager will be paid by ARMOUR a final payment equal to 6.16 times the annualized rate of the last three (3) monthly payments to Sub-Manager, subject to certain adjustments.  The sub-management agreement provides that, during its term, if ARRM or its affiliates manage certain other investment vehicles, including other REITs, ARRM will negotiate in good faith to provide Sub-Manager the right to enter into a sub-management agreement on substantially the same terms as the sub-management agreement or an alternative arrangement reasonably acceptable to ARRM and Sub-Manager. For a more detailed description of the interests of the Enterprise Founders and other persons having an interest in the transaction, see the section entitled “The Merger Proposal — Interests of Enterprise’s Directors and Officers and Others in the Merger.”

•

It is possible that the present holders of 30% or more of the Public Shares will vote against the merger and seek conversion of their Public Shares into cash in accordance with Enterprise’s amended and restated certificate of incorporation. If such event were to occur, the merger could not be completed (unless the secondary charter proposal, as described below, is approved, in which case the merger could be completed if fewer than 50% of the present holders of Public Shares vote against the merger and seek conversion of their Public Shares into cash). To preclude such possibility, Enterprise and ARMOUR and their respective affiliates may enter into arrangements to provide for the purchase of the Public Shares from holders thereof who indicate their intention to vote against the merger and seek conversion or otherwise wish to sell their Public Shares or other arrangements that would induce holders of Public Shares not to vote against the merger proposal. Definitive arrangements have not yet been determined but some possible methods are described in the section titled “The Merger Proposal — Actions That May Be Taken to Secure Approval of Enterprise’s Stockholders.”

•

At the closing of the merger, the funds in Enterprise’s trust account will be released to fund the Enterprise Distribution, to pay Enterprise stockholders who properly exercise their conversion rights, and to pay transaction fees and expenses, deferred underwriting discounts and commissions, tax liabilities, and reimbursement of expenses of the Enterprise Founders and to make purchases of Public Shares, if any. The balance of the funds will be available to ARMOUR for working capital and general corporate purposes of ARMOUR, although Enterprise will retain a portion of the trust account to fund its own working capital, for its own corporate purposes, and possibly to acquire assets.  The merger is conditioned on Enterprise’s trust account containing no less than $100.0 million after the closing and after taking into account all of the payments described above.

•

In addition to voting on the initial charter proposal and the merger proposal, the stockholders of Enterprise will vote upon a proposal to increase from 30% to 50% the threshold contained in Enterprise’s amended and restated certificate of incorporation regarding the amount of Enterprise’s Public Shares that may seek conversion without preventing a business combination from being consummated.  See the section entitled “The Secondary Charter Proposal.”

•

After the merger, the directors of ARMOUR will be Jeffrey J. Zimmer, Scott J. Ulm, Daniel C. Staton, Marc H. Bell,  [        ], [        ], [        ], [         ] and [        ].   [        ], [        ], [        ], [        ] and [        ] will be considered independent directors under applicable regulatory rules. The officers of ARMOUR will be Jeffrey J. Zimmer, Co-Chief Executive Officer and President, and Scott Ulm, Co-Chief Executive Officer, Chief Investment Officer and Head of Risk Management.

•

In addition to voting on the initial charter proposal, the merger proposal and the secondary charter proposal, the stockholders of Enterprise will vote on a proposal to adjourn the meeting, if necessary. It is possible for Enterprise to obtain sufficient votes to approve the adjournment proposal but not receive sufficient votes to approve the initial charter proposal and the merger proposal. In such a situation, Enterprise could adjourn the meeting and attempt to solicit additional votes in favor of such proposals. See the section entitled “The Adjournment Proposal.”

•

Enterprise is also seeking the approval from the holders of its warrants to (i) increase the exercise price of Enterprise’s warrants from $7.50 per share to $11.00 per share and (ii) extend the expiration date of the warrants from November 7, 2011 to November 7, 2012. The approval of the warrant amendment proposal is a condition to the merger being consummated. The amendments will be effective immediately upon consummation of the merger. The Enterprise Founders have executed voting agreements whereby such parties have agreed to vote in favor of the warrant amendment proposal at the special meeting. See the section entitled “The Warrant Amendment Proposal.”

•	In evaluating the proposals described above, you should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.”

QUESTIONS AND ANSWERS

FOR ENTERPRISE STOCKHOLDERS AND WARRANTHOLDERS ABOUT THE PROPOSALS

Q.	Why am I receiving this proxy statement/ prospectus?

A.

Enterprise has agreed to a business combination under the terms of the merger agreement that is described in this proxy statement/prospectus. This agreement is referred to as the merger agreement. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A, which you are encouraged to read.

Stockholders are being asked to consider and vote upon proposals entitled “Initial Charter Proposal,” “The Secondary Charter Proposal,” and “The Merger Proposal,” and “The Adjournment Proposal,” all as described in more detail in this proxy statement/prospectus. Warrantholders are being asked to consider and vote upon proposals entitled “The Warrant Amendment Proposal” and “The Adjournment Proposal,” all as described in more detail in this proxy statement/prospectus.

The approval of the initial charter proposal, the merger proposal and the warrant amendment proposal is a condition to the consummation of the merger.  The approval of the secondary charter proposal is not a condition to the consummation of the merger.

This proxy statement/prospectus contains important information about the proposed merger and the other matters to be acted upon at the special meeting. You should read it carefully.

Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q.	Do I have conversion rights?

A.

If you are a holder of Public Shares, you have the right to vote against the merger proposal and demand that Enterprise convert such shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of the Enterprise IPO are held. These rights to vote against the merger and demand conversion of the Public Shares into a pro rata portion of the trust account are sometimes referred to herein as conversion rights.

Q.	How do I exercise my conversion rights?

A.

If you are a holder of Public Shares and wish to exercise your conversion rights, you must (i) vote against the merger proposal, (ii) demand that Enterprise convert your shares into cash, and (iii) deliver your stock to Enterprise’s transfer agent physically or electronically using the Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System prior to the vote at the meeting.

Any action that does not include an affirmative vote against the merger will prevent you from exercising your conversion rights. Your vote on any proposal other than the merger proposal will have no impact on your right to convert.

You may exercise your conversion rights either by checking the box on the proxy card or by submitting your request in writing to Mark Zimkind of Continental Stock Transfer & Trust Company, Enterprise’s transfer agent, at the address listed at the end of this section. If you (i) initially vote for the merger proposal but then wish to vote against it and exercise your conversion rights or (ii) initially vote against the merger proposal and wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to Enterprise to exercise your conversion rights, or (iii) initially vote against the merger but later wish to vote for it, you may request Enterprise to send you another proxy card on which you may indicate your intended vote. You may make such request by contacting Enterprise at the phone number or address listed at the end of this section.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the merger proposal. If you delivered your shares for conversion to Enterprise’s transfer agent and decide prior to the special meeting not to elect conversion, you may request that Enterprise’s transfer agent return the shares (physically or electronically). You may make such request by contacting Enterprise’s transfer agent at the phone number or address listed at the end of this section.

Any corrected or changed proxy card must be received by Enterprise’s secretary prior to the special meeting. No demand for conversion will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent prior to the meeting.

If the merger is completed, then, if you have also properly exercised your conversion rights, you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon, calculated as of two business days prior to the date of the consummation of the merger. As of March 31, 2009, there was $249,434,399 in the trust account, which would amount to approximately $9.94 per Public Share upon conversion. If you exercise your conversion rights, then you will be exchanging your shares of Enterprise common stock for cash and will no longer own these shares.

Exercise of your conversion rights does not result in either the exercise or loss of any Enterprise warrants that you may hold. Your warrants will continue to be outstanding following a conversion of your common stock, will be automatically converted into warrants to purchase shares of ARMOUR’s common stock that will have terms that are substantially similar in all material respects to those of the Enterprise warrants (subject to the amendments to the warrants contemplated by the warrant amendment proposal) and will become exercisable upon consummation of the merger. A registration statement must be in effect to allow you to exercise any warrants you may hold or to allow ARMOUR to call the warrants for redemption if the redemption conditions are satisfied. If the merger is not consummated and Enterprise does not complete a different business combination prior to November 7, 2009, the warrants will not become exercisable and will be worthless upon dissolution of Enterprise in accordance with its charter.

Q.	Do I have appraisal rights if I object to the proposed merger?	A. No. Neither Enterprise stockholders nor warrantholders have appraisal rights in connection with the merger.

Q.	What happens to the funds deposited in the trust account upon consummation of the merger?

A.

At the closing of the merger, the funds in Enterprise’s trust account will be released to fund the Enterprise Distribution, to pay Enterprise stockholders who properly exercise their conversion rights, and to pay transaction fees and expenses, deferred underwriting discounts and commissions, tax liabilities, and reimbursement of expenses of the Enterprise Founders and to make purchases of Public Shares, if any. The balance of the funds will be available to ARMOUR for working capital and general corporate purposes of ARMOUR, although Enterprise will retain a small portion of the trust account for its own corporate purposes.  The merger is conditioned on Enterprise’s trust account containing no less than $100.0 million after the closing and after taking into account all of the payments described above.

Q.	Since the Enterprise IPO prospectus contained certain differences in what is being proposed at the meeting, what are my legal rights?

A.

You should be aware that in the Enterprise IPO prospectus, Enterprise undertook to consummate a business combination in which it acquires an operating business with a fair market value equal to at least 80% of Enterprise’s net assets (all of Enterprise’s assets including the funds held in the trust account, less Enterprise’s liabilities) and to obtain an opinion from an independent investment banking firm indicating that the target business has sufficient fair market value to meet the 80% threshold, if the Enterprise Board of Directors is unable to independently make this determination. Furthermore, the Enterprise IPO prospectus did not disclose that funds in its trust account might be used, directly or indirectly, to purchase Public Shares other than from holders who have indicated their intention to vote against the merger and seek conversion of their shares to cash (as Enterprise may contemplate doing). Also, the Enterprise IPO prospectus stated that specific provisions in Enterprise’s amended and restated certificate of incorporation may not be amended prior to the consummation of an initial business combination but that Enterprise had been advised that such provision limiting its ability to amend its amended and restated certificate of incorporation may not be enforceable under Delaware law. Accordingly, each holder of Public Shares at the time of the merger who purchased such shares in the Enterprise IPO and still held them at the time of the merger without seeking to convert them into cash may have securities law claims against Enterprise for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to as much as $10.00 or more per share, based on the initial offering price of the Enterprise IPO units comprised of stock and warrants, less any amount received from sale of the original warrants, plus interest from the date of the Enterprise IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation). See “The Merger Proposal — Rescission Rights.”

Q.	What happens if the merger is not consummated?

A.

If the merger is not consummated by November 7, 2009, subject to extension in certain instances, either party may terminate the merger agreement. If Enterprise is unable to complete the merger or another business combination by November 7, 2009, its current amended and restated certificate of incorporation provides that it must liquidate. In any liquidation of Enterprise, the funds deposited in the trust account, plus any interest earned thereon and remaining in trust, less claims requiring payment from the trust account by creditors who have not waived their rights against the trust account, if any, will be distributed pro rata to the holders of Enterprise’s Public Shares. Holders of the Founders’ Shares have waived any right to any liquidation distribution with respect to those shares.  Daniel C. Staton, Enterprise’s Chief Executive Officer, Marc H. Bell, Enterprise’s Treasurer, and Maria Balodimas Staton, Enterprise’s Corporate Secretary, have agreed to be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses and vendors or other entities that are owed money by Enterprise for services rendered or products sold to it. Enterprise cannot assure you that Mr. Staton, Mr. Bell and Ms. Staton will be able to satisfy those obligations. See the section entitled  “Other Information Related to Enterprise —Liquidation If No Business Combination” for additional information.

Q.	When do you expect the merger to be completed?

A.

The merger will be consummated promptly following the required approval by the Enterprise stockholders and warrantholders and the fulfillment of certain other closing conditions pursuant to the Merger Agreement

For a description of the conditions for the completion of the merger, see the section entitled “The Merger Agreement — Conditions to Closing of the Merger.”

Q.	What do I need to do now?

A.

Enterprise urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the merger, warrant amendment and other proposals will affect you as a stockholder or warrantholder of Enterprise. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q.	How do I vote?

A.

If you are a holder of record of Enterprise common stock or warrants at the close of business on                     , 2009, you may vote in person at the special meetings or by submitting a proxy for the special meetings. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares or warrants in “street name,” which means your shares or warrants are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares or warrants you beneficially own are properly counted. In this regard, you must provide the record holder of your shares or warrants with instructions on how to vote your shares or warrants or, if you wish to attend the meetings and vote in person, obtain a proxy from your broker, bank or nominee.

Q.	If my shares or warrants are held in “street name,” will my broker, bank or nominee automatically vote my shares or warrants for me?

A.

No. Your broker, bank or nominee cannot vote your shares or warrants unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	May I change my vote after I have mailed my signed proxy card?

A.

Yes. Send a later-dated, signed proxy card to Enterprise’s corporate secretary at the address set forth below so that it is received by Enterprise’s corporate secretary prior to the special meetings or attend the special meetings in person and vote. You also may revoke your proxy by either sending a notice of revocation to Enterprise’s corporate secretary, which must be received by Enterprise’s corporate secretary prior to the special meetings, or attending the special meetings and revoking your proxy and voting in person.

Q.	What should I do with my stock, warrant and unit certificates?

A.

Upon consummation of the merger, Enterprise’s units will automatically separate and no longer be traded as a separate security.

If you are not electing conversion in connection with your vote on the merger proposal, the merger is approved and consummated, and you hold your Enterprise securities in certificate form, as opposed to holding your securities through your broker, you do not need to exchange your existing certificates for certificates issued by ARMOUR. Your current Enterprise certificates will automatically represent your rights in ARMOUR’s securities. You may, however, exchange your certificates if you choose, by contacting ARMOUR’s transfer agent, Continental Stock Transfer & Trust Company (Reorganization Department), after the consummation of the merger and following their requirements for reissuance.

Enterprise stockholders who affirmatively vote against the merger and exercise their conversion rights must deliver their shares to Enterprise’s transfer agent (either physically or electronically) as instructed by Enterprise or Enterprise’s transfer agent prior to the vote at the meeting.

Q.	What should I do if I receive more than one set of voting materials?

A.

You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares or warrants in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares or warrants. If you are a holder of record and your shares or warrants are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Enterprise shares or warrants.

Q.	Who can help answer my questions?

A.

If you have questions about the merger or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

Ezra Shashoua

Chief Financial Officer

Enterprise Acquisition Corp.

6800 Broken Sound Parkway

Boca Raton, FL  33487

Tel: (561) 988-1700

Fax: (561) 998-1525

or

[Proxy solicitation firm]

You may also obtain additional information about Enterprise from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled  “Where You Can Find More Information.”

If you intend to affirmatively vote against the merger and seek conversion of your shares, you will need to deliver your stock (either physically or electronically) to Enterprise’s transfer agent prior to the vote at the meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Mr. Mark Zimkind

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Tel: (212) 845-3287

Fax: (212) 616-7616

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

Enterprise and ARMOUR are providing the following selected historical financial information to assist you in your analysis of the financial aspects of the merger.

ARMOUR’s balance sheet data as of December 31, 2008 is derived from ARMOUR’s audited balance sheet, which is included elsewhere in this proxy statement/prospectus. ARMOUR’s balance sheet data as of March 31, 2009 is derived from ARMOUR’s unaudited balance sheet, which is included elsewhere in this proxy statement/prospectus.

Enterprise’s balance sheet data as of December 31, 2008 and December 31, 2007 and statements of income data and cash flow data for the year ended December 31, 2008, and for the period from July 9, 2007 (inception) through December 31, 2007 are derived from Enterprise’s audited financial statements, which are included elsewhere in this proxy statement/prospectus. Enterprise’s balance sheet data as of March 31, 2009 and statements of income data and cash flow data for the three months ended March 31, 2009 and 2008 are derived from Enterprise’s unaudited financial statements, which are included elsewhere in this proxy statement/prospectus.

The information is only a summary and should be read in conjunction with each of Enterprise’s and ARMOUR’s historical financial statements and related notes and “Other Information Related to Enterprise — Enterprise’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “ARMOUR Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement / prospectus are not indicative of the future performance of ARMOUR.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION — ARMOUR

Balance Sheet Data:	March 31, 2009
Total Assets	$500.00
Total Liabilities	$-
Total Stockholders' Equity	$500.00
Net Asset Value Per Share	$25.00

SELECTED HISTORICAL FINANCIAL INFORMATION — ENTERPRISE

	For the Three Months Ended, March 31,		For the Year Ended, Dec. 31, 2008	For the Period From Jul. 9, 2007 (inception) through Dec. 31, 2007
Income Statement Data:	2009	2008
	(Unaudited)
Operating costs	$(241,834)	$(186,002)	$(2,309,375)	$(163,275)
Interest income	145,396	2,224,407	5,425,560	1,652,252
Income (loss) before taxes	(96,438)	2,038,405	3,116,185	1,488,977
Provision for taxes	114,000	(838,750)	(2,041,750)	(621,662)
Net Income	$17,562	$1,199,655	$1,074,435	$867,315
Less: Interest attributable to common stock
subject to possible conversion	$(27,209)	$-	$(587,577)	$-
Net Income attributable to common stock
not subject to possible conversion	$(9,647)	$1,199,655	$486,858	$867,315

Weighted average number of common shares outstanding:
Basic	23,750,001	23,750,001	23,750,001	12,990,330
Diluted	23,750,001	23,750,001	23,750,001	12,990,330

Net income per share:
Basic	$(0.00)	$0.05	$0.02	$0.07
Diluted	$(0.00)	$0.05	$0.02	$0.07

	Mar. 31, 2009	Dec. 31, 2008	Dec. 31, 2007
Balance Sheet Data:	(Unaudited)
Cash	$59,998	$2,086	$33,381
Cash held in trust available for operations	651,749	832,108	1,454,380
Prepaid expenses	35,542	35,927	137,656
Prepaid federal and state income tax	140,954	26,954	-
Cash held in trust	249,434,399	249,292,394	247,575,000
Total Assets	$250,322,642	$250,189,469	$249,200,417

Total Liabilities	$9,083,880	$8,968,269	$9,053,652
Common stock subject to possible redemption	74,249,990	74,249,990	74,249,990
Interest income attributable to common stock subject
to possible conversion (net of income taxes of
$372,029 at Mar. 31, 2009 and
$340,665 at Dec. 31, 2008)	614,786	587,577	-
Total Stockholders' Equity	166,373,986	166,383,633	165,896,775
Total Liabilities and Stockholders' Equity	$250,322,642	$250,189,469	$249,200,417

	For the Three Months Ended, March 31,		For the Year Ended, Dec. 31, 2008	For the Period From Jul. 9, 2007 (inception) through Dec. 31, 2007
Cash Flow Data:	2009	2008
	(Unaudited)
Net cash (used in) provided by operating activities	$19,558	$1,321,806	$1,063,827	$1,373,311
Net cash (used in) provided by investing activities	38,354	(1,216,608)	(1,095,122)	(249,029,380)
Net cash (used in) provided by financing activities	-	(35,000)	-	247,689,450
Net (decrease) increase in cash	$57,912	$70,198	$(31,295)	$33,381

Net of Income Taxes Detail	Mar. 31, 2009	Dec. 31, 2008	Dec. 31, 2007
Net of Income Taxes reduction to Interest Income	$372,029	$340,665	$-

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined balance sheet as of March 31, 2009 gives pro forma effect to the merger as if it had occurred on such date. The unaudited pro forma condensed combined balance sheet at March 31, 2009 was derived from Enterprise’s unaudited condensed financial statements and ARMOUR’s unaudited financial statements as of March 31, 2009.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the merger and are factually supportable. The adjustments presented on the unaudited pro forma condensed combined financial information have been identified and presented in “Unaudited Pro Forma Condensed Combined Financial Data” to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the merger.

This information should be read together with the consolidated financial statements of Enterprise and the notes thereto, the financial statements of ARMOUR and the notes thereto, “Unaudited Pro Forma Condensed Combined Financial Data,” “Enterprise’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “ARMOUR’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial statements have been prepared using the assumptions below with respect to cash and stockholders’ equity:

•

Assuming Minimum Conversion: This presentation assumes that no Enterprise stockholders exercise conversion rights with respect to their shares of Enterprise common stock into a pro rata portion of the trust account and that all of the funds held in the trust account are available after closing for the payment of transactional costs and for operating purposes; and

•

Assuming Current Maximum Conversion: This presentation assumes that pursuant to the merger proposal, Enterprise stockholders holding less than 30% (or 50%, if the secondary charter proposal is approved by Stockholders) of the Public Shares object to the proposed merger and exercise their conversion rights, and/or Enterprise takes actions to secure approval of the merger proposal as described in the section titled “The Merger Proposal — Actions That May be Taken to Secure Approval of Enterprise’s Stockholders,” and Enterprise’s trust account contains $100 million at the closing.

ARMOUR Residential REIT Unaudited Pro Forma Balance Sheet Data at March 31, 2009

	Combined Pro Forma	Combined Pro Forma
	(assuming no conversion)	(assuming maximum conversion)
Cash	$237,100,203	$100,000,000
Total Current Assets	$237,276,699	$100,176,496
Total Assets	$237,276,699	$100,176,496
Total Current Liabilities	$-	$-
Total Liabilities	$-	$-
Total Stockholders' Equity	$237,276,699	$100,176,496
Total Liabilities & Stockholders' Equity	$237,276,699	$100,176,496

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

ARMOUR and Enterprise are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the merger.

The following unaudited pro forma condensed combined balance sheet at March 31, 2009 is based on the historical financial statements of Enterprise and ARMOUR after giving effect to the merger.

The unaudited pro forma condensed combined balance sheet at March 31, 2009 assumes that the merger was effective on March 31, 2009.

The unaudited pro forma condensed combined balance sheet at March 31, 2009 was derived from Enterprise’s unaudited condensed financial statements and ARMOUR’s unaudited financial statements as of March 31, 2009.

The merger will be accounted for as a reverse merger accompanied by a recapitalization of ARMOUR as the merger agreement does not result in an acquisition of a business under Financial Accounting Standards Board Statement No. 141R, “Business Combinations” (“SFAS 141R”). ARMOUR is considered to be the acquirer for accounting purposes because it will obtain effective control of Enterprise as a result of the merger. The determination was primarily based on ARMOUR comprising the ongoing operations of the combined entity and, ARMOUR’s senior management serving as the senior management of the combined entity. However, because Enterprise, the acquiree for accounting purposes, does not meet the definition of a “business” provided in SFAS 141R, the recognition and measurement provisions of SFAS 141R do not apply.  In the merger, Merger Sub Corp. will be merged with and into Enterprise, with Enterprise being the surviving entity and becoming a wholly-owned subsidiary of ARMOUR.

Enterprise’s obligation to consummate the merger is contingent on the following conditions, among others: (i) the holders of (a) a majority of the Public Shares present and entitled to vote at a meeting called for this and other related purposes, approving the merger and (b) a majority of Enterprise’s common stock, at a meeting called for this and other related purposes, approving the merger proposal, (ii) the holders of fewer than 30% of the Public Shares, (or 50% if the secondary charter proposal is approved by stockholders), voting against the merger and properly demanding that their Public Shares be converted into a pro-rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger, (iii) the holders of a majority of Enterprise’s common stock outstanding on the record date approving the initial charter proposal and the subsequent filing of Enterprise’s second amended and restated certificate of incorporation, (iv) the holders of a majority of Enterprise’s warrants approving the warrant amendment proposal and (v) Enterprise’s trust account containing no less than $100 million on the closing after taking into account payment of conversion of shares in (ii) above, certain expenses and actions taken to secure approval of the merger proposal described elsewhere in this proxy statement/prospectus.

•

Assuming Minimum Conversion:  This presentation assumes that no Enterprise stockholders exercise conversion rights with respect to their shares of Enterprise common stock into a pro rata portion of the trust account and that all of the funds held in the trust account are available after closing for the payment of transactional costs and for operating purposes; and

•

Assuming Maximum Conversion:  This presentation assumes that, pursuant to the merger proposal, Enterprise stockholders holding less than 30% (or 50%, if the secondary charger proposal is approved by Stockholders) of the Public Shares do not vote in favor of the proposed merger and exercise their conversion rights, such shares and shares, and/or Enterprise takes actions to secure approval of the merger proposal as described in the section titled “The Merger Proposal – Actions That May be Taken to Secure Approval of Enterprise’s Stockholders,” and Enterprise’s trust account contains no less than $100 million at the closing.

	Enterprise Acquisition Corp.	ARMOUR Residential REIT, Inc.	Adjustments Pro Forma (assuming no conversion)		Combined Pro Forma (assuming no conversion)	Additional Pro Forma Adjustments (assuming max conversion)		Combined Pro Forma (assuming max conversion)
ASSETS
Current Assets:
Cash	$59,998	$500	$250,086,148	A	$237,100,203	$(143,137,912)	F	$100,000,000
			(9,904,884)	B		4,294,137	B
			(3,141,559)	G		1,743,571	G
Cash held in trust available for operations	651,749		(651,749)	A	-			-
Prepaid Expenses	35,542				35,542			35,542
Refundable federal and state income tax	140,954				140,954			140,954
Total current assets	888,243	500	236,387,956		237,276,699	(137,100,203)		100,176,496
Cash held in trust (restricted)	249,434,399		(249,434,399)	A	-			-
TOTAL ASSETS	$250,322,642	$500	$(13,046,443)		$237,276,699	$(137,100,203)		$100,176,496

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$574,742	$-	$(574,742)	B	$-			$-
Accrued expenses	92,500		(92,500)	B	-			-
Franchise Tax payable	41,638		(41,638)	B	-			-
Deferred underwriters' fee	8,375,000		(8,375,000)	B	-			-
Total current liabilities	9,083,880	-	(9,083,880)		-	-		-
Common Stock subject to possible redemption	74,249,990		(74,249,990)	C	-			-
Interest Income on CS subject to redemption	614,786		(614,786)	C	-			-
Stockholders' Equity:
Preferred Stock	-				-			-
Common Stock – Enterprise	3,125		750	C	3,260	(1,435)	F	1,825
			(615)	E
Common Stock - ARMOUR		0	(0)	D	-			-
Additional paid-in capital	165,026,335	500	74,249,240	C	239,276,690	(143,136,477)	F	96,140,213
			615	E
			0	D
Earnings accumulated during development stage	1,344,526		614,786	C	(2,003,251)	4,294,137	B	4,034,458
			(821,004)	B		1,743,571	G
			(3,141,559)	G
Total Stockholders' Equity	166,373,986	500	70,902,213		237,276,699	(137,100,203)		100,176,496
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$250,322,642	$500	$(13,046,443)		$237,276,699	$(137,100,203)		$100,176,496

Notes to the Unaudited Condensed Combined Pro Forma Financial Statements

1. Description of the Acquisition and Basis of Presentation

The Merger

On July 28, 2009, Enterprise, ARMOUR and Merger Sub Corp. entered into the Agreement and Plan of Merger, pursuant to which (i) Merger Sub Corp. will merge with and into Enterprise with Enterprise surviving the merger and becoming a wholly-owned subsidiary of ARMOUR and (ii) ARMOUR will continue as the new publicly-traded corporation of which the present holders of Enterprise securities will be security holders. Enterprise’s units, common stock and warrants will no longer be traded following consummation of the merger. The parties have applied to have the common stock and warrants of ARMOUR listed on the NYSE Amex following consummation of the merger.

ARMOUR will commence operations upon completion of the merger described in this proxy statement/prospectus. ARMOUR intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with ARMOUR’s taxable year ending December 31, 2009. So long as it qualifies as a REIT, ARMOUR generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintains its intended qualification as a REIT. ARMOUR also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act.

Upon consummation of the merger, ARMOUR will seek to invest, on a leveraged basis, primarily in hybrid adjustable-rate, adjustable-rate and fixed-rate residential mortgage-backed securities issued or guaranteed by agency securities.  A portion of ARMOUR’s portfolio may be invested Agency Debt, U.S. Treasuries and money market instruments, or accounts at state or federal chartered financial institutions, subject to certain income tests ARMOUR must satisfy for its qualification as a REIT.  ARMOUR has committed itself to this asset class by including in its charter a requirement to that effect.  ARMOUR may also invest in hedging and other derivative instruments related to the foregoing investments.  In the case of an ambiguity in the application of this restriction, ARMOUR’s manager, ARRM, or its future board of directors will determine its application.  Amending the ARMOUR charter will require approval by the holders of a majority of ARMOUR’s outstanding common stock. ARMOUR’s only assets following the business combination will be the funds released from Enterprise’s trust account upon consummation of the business combination and its Enterprise stock. ARMOUR will be externally managed and advised by ARRM.

Upon consummation of the merger, Enterprise’s outstanding common stock and warrants will be converted into like securities of ARMOUR, on a one-to-one basis.  The holders of Enterprise’s common stock and warrants will be holders of the securities of ARMOUR after the merger in the same proportion as their current holdings in Enterprise, except as increased by (A) the cancellation of shares of common stock of Enterprise by its founders upon consummation of the transaction and (B) conversion of Public Shares by any holder thereof exercising its conversion rights.

In connection with the proposed merger, Enterprise is proposing an amendment to the warrant agreement governing its outstanding warrants to (i) increase the exercise price of the warrants from $7.50 per share to $11.00 per share and (ii) extend the expiration date of the warrants from November 7, 2011 to November 7, 2012. The warrant agreement will also be amended to make certain other immaterial changes to ensure that the warrants of ARMOUR that will be received by the holders of warrants of Enterprise after the merger will be governed by the warrant agreement and that ARMOUR will assume all of the rights and obligations of Enterprise under the warrant agreement after the merger. Pursuant to the Warrant Agreement, dated as of November 7, 2007, by and between Enterprise and Continental Stock Transfer & Trust Company, as warrant agent, the parties may amend any provision of the warrant agreement with the consent of the holders of warrants exercisable for a majority in interest of the shares issuable upon exercise of all outstanding warrants that would be affected by such amendment. Approval of the warrant amendment proposal is a condition to consummation of the merger.

Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on Enterprise’s and ARMOUR’s historical financial information. Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

The accompanying pro forma financial statements include only a pro forma balance sheet since the pro-forma adjustments to both companies only result from non-recurring expenses and would not have an effect on the historical statements of operations presented.

These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the Acquisition actually taken place at the dates indicated and do not purport to be indicative of future position or operating results.

2. Pro Forma Adjustments and Assumptions

A)

Reflects the release of $249,434,399 of cash and cash equivalent investments held in Enterprise’s trust account that will be available for transaction consideration, transaction costs, share conversion and/or repurchase, and the operating activities of ARMOUR following the merger.

B)

Reflects the use of cash to pay off all projected transaction expenses (including adjustment of deferred underwriter fees.)

C)

Reflects the reclassification of common stock subject to possible redemption to permanent equity, and the interest earned on that portion of the cash in trust.

D)

[Reflects the buyout of ARMOUR Equity by Enterprise.]

E)

Reflects the cancellation of the Founders’ Shares by the Enterprise Founders.

F)

Reflects the maximum redemption or repurchase of Enterprise common shares (which at trust value per share of $9.98, represents 14,342,485 shares of common stock, or 57.4% of the Public Shares) leaving at least $100,000,000 cash in the company post-merger.

G)

Reflects the Enterprise Distribution in order for the post-merger company to retain eligibility for REIT status.

The below charts show the calculation of the adjustment to the fees payable to each underwriter to the Enterprise IPO as well as fees payable to Enterprise’s financial advisors and the dividend distribution calculations.

Deferred Underwriters Fees Adjustment

	% Fee	Minimum Conversion	Maximum Conversion
Ladenburg Thalmann	1.275%	3,188,598	1,363,590
UBS Investment Bank	1.275%	3,188,598	1,363,590
I-Bankers Securities	0.450%	1,125,388	481,267
Total Underwriter Fees	3.00%	$7,502,584	$3,208,447

	InitialDeferred	Fee	FinalDeferred
	UnderwriterFee	Reduction	UnderwriterFee
Assuming No Conversion	$8,375,000	$872,416	$7,502,584
Assuming Maximum Conversion	$8,375,000	$5,166,553	$3,208,447

		MinimumConversion	MaximumConversion
Total Transaction Expenses		2,402,300	2,402,300
Total Underwriter Fees		7,502,584	3,208,447
Total Fees & Expenses		$9,904,884	$5,610,747

		MinimumConversion	MaximumConversion
Initial Share Count (IPO Shares)		25,000,000	25,000,000
Less: Shares Eliminated by Conversion (IPO Shares)		-	(14,346,248)
Final Share Count (IPO Shares)		25,000,000	10,653,752
Plus: Founders' Shares Not Eliminated		100,000	100,000
Final Pro Forma Share Count (All Shares)		25,100,000	10,753,752

		MinimumConversion	MaximumConversion
Dividends to Distribute to Maintain REIT Status		$3,141,559	$1,397,988
Pro Forma Shares Outstanding		25,100,000	10,753,752

Dividend Per Share		$0.13	$0.13

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus.

Risks Related to ARMOUR’s Business and Operations Following the Merger

The value of your investment in ARMOUR following consummation of the merger will be subject to the significant risks affecting REITs, and mortgage REITs in particular, described below. If any of the events described below occur, ARMOUR’s post-acquisition business, financial condition, liquidity and/or results of operations could be adversely affected in a material way. This could cause the price of its common stock or warrants to decline, perhaps significantly, and you therefore may lose all or part of your investment.

Risks Related To ARMOUR’s Business

ARMOUR has no operating history and may not be able to operate its business or implement its operating policies and strategies successfully.

ARMOUR was organized in 2008, has no assets or operating history and will commence operations upon consummation of the business combination.  The results of ARMOUR’s operations will depend on many factors, including, without limitation, the availability of opportunities for the acquisition of attractively priced mortgage-backed assets, the level and volatility of interest rates, readily accessible short-, and long-term funding alternatives in the financial markets and ARMOUR’s ability to cost-effectively hedge risks and economic conditions.  Moreover, delays in investing funds may reduce ARMOUR’s income.  ARMOUR’s stockholders will not have the opportunity to evaluate the manner in which funds are to be invested or the economic merits of particular assets to be acquired.  ARMOUR may not be able to finalize any agreements with prospective lenders on favorable terms or at all.  Furthermore, ARMOUR may not be able to operate its business successfully or implement its operating policies and strategies as described in this proxy statement/prospectus, which could result in your loss of some or all of your investment.

ARMOUR depends on its manager, ARRM, and particularly key personnel including Mr. Zimmer and Mr. Ulm.  The loss of those key personnel could severely and detrimentally affect ARMOUR’s operations.

As an externally-managed company, ARMOUR will depend on the diligence, experience and skill of its manager for the selection, acquisition, structuring, hedging and monitoring of its mortgage-backed assets and associated borrowings.  ARMOUR depends on the efforts and expertise of its operating officers to manage its day-to-day operations and strategic business direction.  If any of ARMOUR’s key personnel were to leave the company, locating individuals with specialized industry knowledge and skills similar to that of its key personnel may not be possible or could take months and require the retention of an executive search firm, which may be expensive.  Because ARMOUR is a new company with no employees, the loss of Mr. Zimmer and Mr. Ulm could harm its business, financial condition, cash flow and results of operations.

An increase in interest rates may adversely affect ARMOUR’s financial position.

Increases in interest rates may negatively affect the fair market value of ARMOUR’s assets, which it intends to be primarily agency securities and unsecured Agency Debt.  When interest rates rise, the value of fixed-rate mortgage-backed securities generally declines.  Typically, as interest rates rise, prepayments on the underlying mortgages tend to slow.  The combination of rising interest rates and declining prepayments may negatively affect the price of mortgage-backed securities, and the effect can be particularly pronounced with fixed-rate mortgage-backed securities.  In accordance with GAAP, ARMOUR will be required to reduce the carrying value of its mortgage-backed assets by the amount of any decrease in the fair value of its mortgage-backed assets compared to amortized cost.  If unrealized losses in fair value occur, ARMOUR will have to either reduce current earnings or reduce stockholders’ equity without immediately affecting current earnings, depending on how it classifies its assets under GAAP.  In either case, ARMOUR’s net book value will decrease to the extent of any realized or unrealized losses in fair value.

Increased levels of prepayments from mortgage-backed securities may decrease ARMOUR’s net interest income or result in a net loss.

Pools of mortgage loans underlie the mortgage-backed securities that ARMOUR intends to acquire.  ARMOUR generally receives payments from the payments that are made on these underlying mortgage loans.  When ARMOUR acquires mortgage-backed securities, it anticipates that the underlying mortgages will prepay at a projected rate generating an expected yield.  When borrowers prepay their mortgage loans faster than expected, the related prepayments on the corresponding mortgage-backed securities will be faster than expected.  Faster-than-expected prepayments could potentially harm ARMOUR’s financial position and results of operations in various ways, including the following:

•

ARMOUR will seek to purchase some mortgage-backed securities that have a higher interest rate than the market interest rate at the time.  In exchange for this higher interest rate, ARMOUR will be required to pay a premium to acquire the security.  Accordingly, applicable accounting rules will require ARMOUR to amortize this premium cost over a reduced term.

•

If ARMOUR acquires mortgage-backed securities at a premium because they have an interest rate higher than the current market interest rates and the mortgage loans underlying those mortgage-backed securities are prepaid, ARMOUR may not receive the same financial benefit it would receive if the underlying mortgages had not been prepaid.

•

ARMOUR anticipates that a portion of any adjustable-rate mortgage-backed securities it acquires may bear interest at rates that are lower than their fully indexed rates, which are equivalent to the applicable index rate plus a margin.  If an adjustable-rate mortgage-backed security is prepaid prior to or soon after the time of adjustment to a fully-indexed rate, ARMOUR will have held that mortgage-backed security while it was less profitable and lost the opportunity to receive interest at the fully indexed rate over the remainder of its expected life.

•

If ARMOUR is unable to acquire new mortgage-backed securities on similar terms to replace the prepaid mortgage-backed securities, its financial condition, results of operations and cash flow may suffer and ARMOUR could incur losses.

Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict.  Prepayments can also occur when borrowers default on their mortgages and the mortgages are prepaid from the proceeds of a foreclosure sale of the property, or when borrowers sell the property and use the sale proceeds to prepay the mortgage as part of a physical relocation.  Prepayment rates also may be affected by other factors, including, without limitation, conditions in the housing and financial markets, including the current ongoing disruptions in the residential mortgage market and softening of the real estate market, general economic conditions and the relative interest rates on adjustable-rate and fixed-rate mortgage loans.  While ARMOUR will seek to manage prepayment risk, in selecting investments it must balance prepayment risk against other risks, the potential returns of each investment and the cost of hedging its risks.  No strategy can completely insulate ARMOUR from prepayment or other such risks, and it may deliberately retain exposure to prepayment or other risks.

ARMOUR’s manager, ARRM, may not change its investment strategy of investing in agency assets only for ARMOUR without notifying stockholders and without receiving a majority approval vote (or majority of those votes cast) from stockholders that such a change is permitted.  In addition, ARMOUR will make no acquisition of any other company without stockholder approval which would be acquired through a proxy vote and require majority approval, or a majority of those votes cast).

ARMOUR cannot predict the effect that any changes to ARMOUR’s current operating policies and strategies may have on its business, operating results and value of its stock.  However, the effects may be adverse.

Continued adverse developments in the residential mortgage market may adversely affect the value of the agency securities in which ARMOUR intends to invest and its ability to finance or sell any agency securities that it acquires.

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of the mortgage securities in which ARMOUR intends to invest.  This includes the recent United States Government conservatorship of Fannie Mae and Freddie Mac.  The manager, ARRM, believes that this conservatorship will enhance the value of FNMA and Freddie Mac securities in the future.  There is no certainty this will occur.  Securities backed by residential mortgage loans originated in 2006 and 2007 have had a higher and earlier than expected rate of delinquencies.  Many non-agency residential mortgage-backed securities have been downgraded by the rating agencies during the past few months and the rating agencies may in the future further downgrade these residential mortgage-backed securities.  As a result, the market for these securities may be adversely affected for a significant period of time.

ARMOUR intends to invest in agency securities.  Fannie Mae, Freddie Mac or Ginnie Mae guarantee the payments on the securities ARMOUR intends to purchase even if the borrowers of the underlying mortgages default on their payments.  However, rising delinquencies could negatively affect the value of ARMOUR’s agency securities or create market uncertainty about their true value.  ARMOUR will need to rely on its agency securities as collateral for its financings.  Any decline in their value, or perceived market uncertainty about their value, would likely make it more difficult for ARMOUR to obtain financing on favorable terms or at all, or maintain its compliance with terms of any financing arrangements already in place.  At the same time, market uncertainty about residential mortgages in general could depress the market for agency securities, despite the U.S. Government conservatorship, making it more difficult for ARMOUR to sell any agency securities assets it intends to own on favorable terms or at all.  If market conditions result in a decline in available purchasers of agency securities or the value of ARMOUR’s agency securities, its financial position and results of operations could be adversely affected.

Recent market conditions may upset the historical relationship between interest rate changes and prepayment trends, which would make it more difficult for ARMOUR to analyze its portfolio.

ARMOUR’s success depends on its ability to analyze the relationship of changing interest rates on prepayments of the mortgages that underlie its agency securities.  Changes in interest rates and prepayments affect the market price of the agency securities that ARMOUR intends to purchase and any agency securities that it holds at a given time.  As part of ARMOUR’s overall portfolio risk management, it will analyze interest rate changes and prepayment trends separately and collectively to assess their effects on its portfolio.  In conducting its analysis, ARMOUR will depend on industry-accepted assumptions with respect to the relationship between interest rates and prepayments under normal market conditions.  If the recent dislocation in the residential mortgage market or other developments change the way that prepayment trends have historically responded to interest rate changes, ARMOUR’s ability to assess the market value of its portfolio would be significantly affected and could materially adversely affect its financial position and results of operations.

If the entities that guarantee the payments on ARMOUR’s agency securities cannot honor those guarantees, its results of operations would be adversely affected.

The payments ARMOUR expects to receive on the agency securities in which it intends to primarily invest will be guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae.  Ginnie Mae is part of a U.S. Government agency and its guarantees are backed by the full faith and credit of the United States.  Fannie Mae and Freddie Mac are now both under conservatorship of the U.S. Government and have the explicit capital support of the U.S. Treasury.  The agency securities in which ARMOUR intends to invest depend on a steady stream of payments on the mortgages underlying the agency securities.  As a result of adverse conditions in the mortgage market, each of Fannie Mae and Freddie Mac has experienced significant financial difficulties.  Since 2007, Fannie Mae and Freddie Mac have reported substantial losses.  On September 6, 2008, in response to the deterioration in the financial condition of Fannie Mae and Freddie Mac, the Federal Housing Finance Agency, or FHFA, the federal agency charged with regulating Fannie Mae and Freddie Mac, placed Fannie Mae and Freddie Mac into conservatorship, which is a statutory process pursuant to which FHFA will operate Fannie Mae and Freddie Mac as conservator in an effort to stabilize the entities, and together with the U.S. Treasury and the U.S. Federal Reserve, has undertaken actions designed to boost investor confidence in Fannie Mae’s and Freddie Mac’s Agency securities.  As the conservator of Fannie Mae and Freddie Mac, FHFA controls and directs the operations of Fannie Mae and Freddie Mac and may: (i) take over the assets of and operate Fannie Mae and Freddie Mac with all the powers of the stockholders, the directors and the officers of Fannie Mae and Freddie Mac and conduct all business of Fannie Mae and Freddie Mac; (ii) collect all obligations and money due to Fannie Mae and Freddie Mac; (iii) perform all functions of Fannie Mae and Freddie Mac that are consistent with the conservator’s appointment; (iv) preserve and conserve the assets and property of Fannie Mae and Freddie Mac; and (v) contract for assistance in fulfilling any function, activity, action or duty of the conservator.  FHFA also announced that Fannie Mae and Freddie Mac would currently be permitted to guarantee their Agency securities and that, during the conservatorship period, FHFA would work to enact new regulations for Fannie Mae and Freddie Mac, including those relating to minimum capital standards and portfolio limits.

In addition to FHFA becoming the conservator of Fannie Mae and Freddie Mac: (i) the U.S. Treasury has entered into preferred stock purchase agreements with Fannie Mae and Freddie Mac, acting through FHFA, to support Fannie Mae and Freddie Mac in continuing to maintain their positive net worth, under which agreements Fannie Mae and Freddie Mac have each issued $1.0 billion of senior preferred stock to the U.S. Treasury; (ii) the U.S. Treasury has established a new secured lending credit facility for Fannie Mae, Freddie Mac and the Federal Home Loan Banks, which is intended to provide liquidity and will be available until December 2009; and (iii) the U.S. Treasury has initiated a temporary program to purchase Agency securities issued by Fannie Mae and Freddie Mac.  These events raise significant uncertainty about the future of Fannie Mae and Freddie Mac and the availability of, and trading markets for, their Agency securities, and it remains unclear how ARMOUR’s business will be impacted by these events.  The conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the federal government, may adversely affect ARMOUR’s business.

In response to the financial issues affecting the banking system and financial markets and going concern threats to investment banks and other financial institutions, the Emergency Economic Stabilization Act of 2008, or EESA, was passed by the U.S. Congress and enacted by President Bush on October 3, 2008.  EESA provided the Secretary of the U.S. Treasury with the authority to establish a Troubled Asset Relief Program, or TARP, to purchase from financial institutions up to $700 billion of residential or commercial mortgages and any securities, obligations, or other instruments that are based on or related to such mortgages, that in each case was originated or issued on or before March 14, 2008.  The U.S. Treasury, after consultation with the Chairman of the Board of Governors of the U.S. Federal Reserve, may purchase any other financial instrument deemed necessary to promote financial market stability, upon transmittal of such determination, in writing, to the appropriate committees of the U.S. Congress.  EESA also provides for a program that would allow companies to insure their troubled assets.

In November 2008, after using a significant portion of the funds available under TARP to make investments in certain financial institutions, the then-current Secretary of the U.S. Treasury, Henry Paulson, Jr., announced that, following the enactment of EESA, the U.S. Treasury had continued to examine the relative benefits of purchasing illiquid mortgage-related assets and determined that such purchases were not the most effective way to use limited TARP funds, but that the U.S. Treasury would continue to examine whether targeted forms of asset purchases can play a useful role, relative to other potential uses of TARP resources.

On November 25, 2008, the U.S. Federal Reserve announced that it was initiating a program to purchase $100.0 billion in direct obligations of Fannie Mae, Freddie Mac and the Federal Home Loan Banks and $500.0 billion in mortgage-backed securities issued or guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae.  More recently, the U.S. Federal Reserve substantially increased the size of the potential purchases.  The U.S. Federal Reserve stated that its actions are intended to reduce the cost and increase the availability of credit for the purchase of houses, which in turn was expected to support housing markets and foster improved conditions in financial markets more generally.  The purchases of direct obligations began during the first week of December 2008 and the purchases of mortgage-backed securities began on January 5, 2009.  The impact of these events remains uncertain.

New laws may be passed affecting the relationship between Fannie Mae and Freddie Mac, on the one hand, and the federal government, on the other, which could adversely affect the price of agency securities.

Legislation may be proposed to change the relationship between Fannie Mae and Freddie Mac, on the one hand, and the federal government, on the other hand, or may require Fannie Mae and Freddie Mac to reduce the amount of mortgages they own or for which they provide guarantees on agency securities.  Any type of legislation enacted into law affecting these U.S. Government-chartered entities may create market uncertainty and have the effect of reducing the actual or perceived credit quality of mortgage- backed securities issued by Fannie Mae or Freddie Mac.  As a result, such legislation could increase the risk of loss on investments in Fannie Mae and/or Freddie Mac mortgage-backed securities.  ARMOUR currently intends to invest primarily in agency securities, even if such U.S. Government-chartered entities’ relationships with the federal government change or limits are imposed on the amount of mortgages they can own or for which they can guarantee payments on agency securities.

Interest rate mismatches between ARMOUR’s future assets, primarily agency securities and unsecured agency debt, and its borrowings used to fund its purchases of those assets may reduce its net income or result in a loss during periods of changing interest rates.

ARMOUR’s investments will generally be fixed rate, either for the life of the asset, or for a significant period.  ARMOUR’s liabilities will typically reset either monthly or in a period less than a year.  While ARMOUR intends to have swap agreements in place to effectively fix the cost of certain of its liabilities over a period of time, these agreements will generally not be sufficient to fix the cost of all its liabilities matched against fixed-rate assets, especially because the duration of fixed-rate assets extends during periods of high interest rates, as prepayments decrease.  Conversely, during periods of low interest rates, prepayments may be high, and ARMOUR’s high interest rate assets may be prepaid while it still has outstanding relatively high cost (after the effect of swaps and other derivatives) liabilities.  These factors may cause a reduction in net income or a loss during periods of changing interest rates.  Any other derivatives that ARMOUR puts in place to mitigate such effects may not fully offset such effects and in certain circumstances could even make them worse.  In addition, investments that pay floating rates of interest may reset more slowly in periods of rising rates than the interest ARMOUR pays on its liabilities.  Similarly, the reset period for ARMOUR’s hedges when rates rise may be slower than the increase in the cost of its liabilities.

Interest rate fluctuations will also cause variances in the yield curve, which may reduce ARMOUR’s net income.  The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.  “ If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), ARMOUR’s borrowing costs may increase more rapidly than the interest income earned on its assets.  Because ARMOUR’s assets may bear interest based on longer-term rates than its borrowings, a flattening of the yield curve would tend to decrease ARMOUR’s net income and the market value of its mortgage loan assets.  Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested in mortgage loans, the spread between the yields of the new investments and available borrowing rates may decline, which would likely decrease ARMOUR’s net income.  It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event ARMOUR’s borrowing costs may exceed its interest income and it could incur significant operating losses.

Changes in yields may harm the value of ARMOUR’s stock.

ARMOUR’s earnings will be derived primarily from the expected positive spread between the yield on its assets and the cost of its borrowings, hedging activities and operating expenses.  There may not be a positive spread in either high interest rate environments or low interest rate environments and the spread could be negative.  In addition, during periods of high interest rates, ARMOUR’s net income, and therefore the dividend yield on its common stock, may be less attractive compared to alternative investments of equal or lower risk.  Each of these factors could harm the value of ARMOUR’s common stock.

Interest rate caps on ARMOUR’s hybrid adjustable-rate and adjustable-rate mortgage-backed securities may reduce its income or cause ARMOUR to suffer a loss during periods of rising interest rates.

Adjustable-rate mortgage-backed securities will typically be subject to periodic and lifetime interest rate caps.  Periodic interest rate caps limit the amount an interest rate can increase during any given period.  Lifetime interest rate caps limit the amount an interest rate can increase through the maturity of a mortgage-backed security.  ARMOUR’s borrowings typically will not be subject to similar restrictions.  Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on ARMOUR’s borrowings could increase without limitation while caps could limit the interest rates on its adjustable-rate mortgage-backed securities.  This problem is magnified for hybrid adjustable-rate and adjustable-rate mortgage-backed securities that are not fully indexed.  Further, some hybrid adjustable-rate and adjustable-rate mortgage-backed securities may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding.  As a result, ARMOUR may receive less cash income on hybrid adjustable-rate and adjustable-rate mortgage-backed securities than it needs to pay interest on its related borrowings.  These factors could reduce ARMOUR’s net interest income and cause ARMOUR to suffer a loss.

ARMOUR may not be able to execute its desired swap and other derivatives at favorable prices.

ARMOUR intends to execute interest rate swaps and other derivative instruments to manage the risks inherent in its portfolio.  This strategy will potentially help ARMOUR reduce its exposure to significant changes in interest rates but entails significant costs and other risks.  These derivative instruments may not be attractively priced in the marketplace and may not be available to ARMOUR given its financial condition in the future or as a result of other factors.  Additionally, the use of these derivative instruments could have a negative impact on ARMOUR’s earnings and its qualification as a REIT.  If ARMOUR is unable to execute interest rate swaps and other derivative instruments at favorable prices, it may not successfully implement its business strategy, it may expose itself to additional risks and it could suffer significant losses.

Hedging against interest rate exposure may adversely affect ARMOUR’s earnings, and its hedges may fail to protect it from the losses that the hedges were designed to offset.

Subject to complying with REIT tax requirements, ARMOUR intends to employ techniques that limit, or “hedge,” the adverse effects of rising interest rates on its short-term repurchase agreements and on the value of its assets.  In general, ARMOUR’s hedging strategy depends on its view of its entire portfolio, consisting of assets, liabilities and derivative instruments, in light of prevailing market conditions.  ARMOUR could misjudge the condition of its portfolio or the market.  ARMOUR’s hedging activity will vary in scope based on the level and volatility of interest rates and principal repayments, the type of securities held and other changing market conditions.  ARMOUR’s actual hedging decisions will be determined in light of the facts and circumstances existing at the time and may differ from its currently anticipated hedging strategy.  These techniques may include entering into interest rate swap agreements or interest rate cap or floor agreements, swaptions, purchasing or selling futures contracts, purchasing put and call options on securities or securities underlying futures contracts, or entering into forward rate agreements.

There are no perfect hedging strategies, and interest rate hedging may fail to protect ARMOUR from loss.  Alternatively, ARMOUR may fail to properly assess a risk to its portfolio or may fail to recognize a risk entirely leaving it exposed to losses without the benefit of any offsetting hedging activities.  The derivative financial instruments ARMOUR selects may not have the effect of reducing its interest rate risk.  The nature and timing of hedging transactions may influence the effectiveness of these strategies.  Poorly designed strategies or improperly executed transactions could actually increase ARMOUR’s risk and losses.  In addition, hedging activities could result in losses if the event against which ARMOUR hedges does not occur.  For example, interest rate hedging could fail to protect ARMOUR or adversely affect ARMOUR because, among other things:

•

available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•

the duration of the hedge may not match the duration of the related liability;

•

as explained in further detail in the risk factor immediately below, the party owing money in the hedging transaction may default on its obligation to pay;

•

the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs ARMOUR’s ability to sell or assign its side of the hedging transaction; and

•

the value of derivatives used for hedging may be adjusted from time to time in accordance with accounting rules to reflect changes in fair value.  Downward adjustments, or “mark-to-market losses,” would reduce ARMOUR’s stockholders’ equity.

Whether the derivatives ARMOUR acquires achieve hedge accounting treatment under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, or SFAS 133, or not, hedging generally involves costs and risks.  ARMOUR’s hedging strategies may adversely affect it because hedging activities involve costs that it will incur regardless of the effectiveness of the hedging activity.  Those costs may be higher in periods of market volatility, both because the counterparties to ARMOUR’s derivative agreements may demand a higher payment for taking risks, and because repeated adjustments of its hedges during periods of interest rate changes also may increase costs.  Especially if ARMOUR’s hedging strategies are not effective, it could incur significant hedging-related costs without any corresponding economic benefits.

ARMOUR’s use of derivatives may expose it to counterparty risk.

ARMOUR intends to enter into transactions to hedge risks associated with its business with counterparties that have a high-quality credit rating.  If counterparties cannot perform under the terms of an interest rate swap, for example, ARMOUR would not receive payments due under that agreement, it may lose any unrealized gain associated with the interest rate swap, and the hedged liability would cease to be hedged by the interest rate swap.  ARMOUR may also be at risk for any collateral it has pledged to secure its obligations under the interest rate swap if the counterparty became insolvent or filed for bankruptcy.  Similarly, if a cap counterparty fails to perform under the terms of the cap agreement, in addition to not receiving payments due under that agreement that would offset ARMOUR’s interest expense, it would also incur a loss for all remaining unamortized premium paid for that agreement.  ARMOUR intends that its hedging agreements require its counterparties to post collateral in certain events, generally related to their credit condition, to provide ARMOUR some protection against their potential failure to perform.  ARMOUR, in turn, will likely be subject to similar requirements.

ARMOUR may fail to qualify for hedge accounting treatment.

ARMOUR intends to record its investment in and exposure to derivatives in accordance with GAAP.  Under the accounting standards set forth in SFAS 133, the derivatives ARMOUR uses may fail to qualify for hedge accounting treatment for a number of reasons, including if it uses instruments that do not meet the SFAS 133 definition of a derivative (such as short sales) or if it fails to satisfy SFAS 133 hedge documentation and hedge effectiveness assessment requirements or its instruments are not highly effective.  Additionally, ARMOUR may choose to designate some derivatives as hedges based on their strategic purpose and relationship to other derivatives not designated as hedges.  If ARMOUR fails to qualify for hedge accounting treatment, its reported operating results may suffer because losses on the derivatives it enters into may not be offset by a change in the fair value of the related asset, liability, commitment or hedged transaction.

REIT income tests may affect ARMOUR’s hedging strategy and may cause it to incur tax liabilities.

Income on ARMOUR’s derivatives which are not designated and qualified as qualified REIT hedges (which are generally swaps and caps on notional amounts not exceeding its borrowings incurred to acquire or hold real estate assets or other transactions entered into to manage the risk of currency fluctuations with respect to qualified REIT income (or property generating such income)) will not qualify for the annual 75% and 95% gross income tests applicable to REITs.

Because the assets that ARMOUR expects to acquire may experience periods of illiquidity, it may be prevented from selling its mortgage-backed assets or agency securities at opportune times and prices.

ARMOUR will bear the risk of being unable to dispose of its mortgage-backed assets and agency securities at advantageous times and prices or in a timely manner because mortgage-backed assets generally experience periods of illiquidity.  The lack of liquidity may result from the absence of a willing buyer or an established market for these assets, as well as legal or contractual restrictions on resale.  As a result, the illiquidity of mortgage-backed assets may harm ARMOUR’s results of operations and could cause it to suffer a loss and reduce its distributions.

Competition may prevent ARMOUR from acquiring mortgage-backed assets at favorable yields, and that would harm its results of operations.

ARMOUR’s net income largely depends on its ability to acquire mortgage-backed assets (primarily agency securities) at favorable spreads over its borrowing costs.  In acquiring mortgage-backed assets, ARMOUR competes with other REITs, investment banking firms, savings and loan associations, banks, insurance companies, mutual funds, other lenders and other entities that purchase mortgage-backed assets, many of which have greater financial resources than it does.  Additionally, many of ARMOUR’s competitors are not subject to REIT tax compliance or required to maintain an exemption from the Investment Company Act.  As a result, ARMOUR may not be able to acquire sufficient mortgage-backed assets at favorable spreads over its borrowing costs, which would harm its results of operations.

If ARMOUR fails to maintain a relationship with AVM, L.P., L.P. as its clearing agent and repurchase agreement agent, it may have to reduce or delay its operations and/or increase its expenditures.

The manager, ARRM, has a long term successful relationship with AVM, L.P. and ARMOUR intends to have a contract with AVM, L.P., a securities broker-dealer, to provide trading and settlement services for ARMOUR’s securities and derivative transactions.  ARMOUR also intends to enter into a second contract with AVM, L.P. to assist ARMOUR with financing transaction services such as repurchase financings and managing the margin arrangement between ARMOUR and its lenders for each of its expected repurchase agreements.  As a newly-organized company with few employees, ARMOUR will be relying on AVM, L.P. for these aspects of its business so its executive officers can focus on its daily operations and strategic direction.  Further, ARMOUR anticipates that as its business operations expand, it will be increasingly dependent on AVM, L.P. to provide ARMOUR with timely, effective services.  In the future, as ARMOUR expands its staff, it may absorb internally some or all of the services provided by AVM, L.P..  Until ARMOUR elects to move those services in-house, it will remain dependent on AVM, L.P. or other third parties that provide similar services.  If ARMOUR is unable to maintain a relationship with AVM, L.P. LP, or AVM, L.P., a securities broker, or is unable to establish a successful relationship with other third parties providing similar services at comparable pricing, it may have to reduce or delay its operations and/or increase its expenditures and undertake the repurchase agreement and trading and administrative activities on its own, which could have a material adverse effect on its business operations and financial condition.  However, ARMOUR believes that the breadth and scope of its manager’s experience will enable them to fill any needs created by discontinuing a relationship with AVM, L.P..

ARMOUR may be harmed by changes in various laws and regulations.

ARMOUR’s business may be harmed by changes to the laws and regulations affecting it, including changes to securities laws and changes to the Code applicable to the taxation of REITs.  In addition, proposed changes to laws and regulations that could hinder a loan servicer’s ability to adjust loan interest rates upward or to foreclose promptly on defaulted mortgage loans could adversely affect the performance of the loans and the yield on and value of the mortgage securities.  Any legislation requiring U.S. Government-chartered entities to reduce the amount of mortgages they own or for which they guarantee payments on agency securities could adversely affect the availability and pricing of agency securities and harm ARMOUR’s business.  New legislation may be enacted into law or new interpretations, rulings or regulations could be adopted, any of which could harm ARMOUR and its stockholders, potentially with retroactive effect.

Terrorist attacks and other acts of violence or war may affect any market for ARMOUR’s common stock, the industry in which it conducts its operations, and its profitability.

Terrorist attacks may harm ARMOUR’s results of operations and your investment.  Terrorists may attack the United States or U.S. businesses in the future.  These attacks or armed conflicts may directly impact the property underlying ARMOUR’s mortgage-backed securities or the securities markets in general.  Losses resulting from these types of events may not be insurable on a cost-effective basis or at all.

More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy.  They also could result in a continuation of the current economic uncertainty in the United States or abroad.  Adverse economic conditions brought on by terrorist activities could harm the value of the property underlying ARMOUR’s mortgage-backed securities or the securities markets in general, which could harm its operating results and revenues and may result in increased volatility of the value of its securities.

Risks Related To Debt Financing

ARMOUR does not have any definitive financing arrangements in place.

During the credit crises which began in of 2007 and which continues to this day, repurchase funding become increasingly more difficult to acquire.  ARMOUR’s proposed relationship with AVM, L.P. is intended to address potential scarcity of repurchase funding.  Yet, ARMOUR will depend on borrowings to fund its acquisitions of agency securities and reach its target leverage ratio.  Accordingly, ARMOUR’s ability to achieve its investment and leverage objectives depends on its ability to borrow money in sufficient amounts and on favorable terms.  Currently, ARMOUR has agreed to enter into several master agreements establishing the terms and conditions of future commitments, if any, made by such third parties.  However, ARMOUR has no definitive commitments in place.  If ARMOUR fails to secure definitive commitments, the operation of its business would be significantly impaired.

ARMOUR may incur increased borrowing costs related to repurchase agreements which could harm its results of operations.

ARMOUR’s borrowing costs under repurchase agreements that it expects to arrange generally will be adjustable and will correspond to short-term interest rates, such as LIBOR or a short-term U.S. Treasury index, plus or minus a margin.  The margins on these borrowings over or under short-term interest rates may vary depending upon a number of factors, including, without limitation:

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the movement of interest rates;

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the availability of financing in the market, including the financial stability of lenders; and

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the value and liquidity of ARMOUR’s mortgage-backed securities.

ARMOUR expects that most of its borrowings will be collateralized borrowings in the form of repurchase agreements.  If the interest rates on these repurchase agreements increase, ARMOUR’s results of operations will be harmed and it may have losses.

Continued adverse developments in the residential mortgage market could make it more difficult for ARMOUR to borrow money to finance its acquisition of agency securities.

Recently, a number of originators of mortgage loans have experienced serious financial difficulties and, in some cases, have entered bankruptcy proceedings.  These difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations regarding loan quality.  In addition, a rising interest rate environment and declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, which would result in a decrease in overall originations.

Institutions from which ARMOUR will seek to obtain financing may also originate mortgage loans and may have suffered financial difficulties as a result of the market conditions described above.  Further, even lenders that do not originate mortgage loans may have suffered losses related to their lending and other financial relationships with the institutions that maintain loan origination as part of their businesses.  As a result, institutions that originate loans, and other lenders that have been indirectly affected by losses incurred by loan originators, may become insolvent or tighten their lending standards which could make it more difficult for ARMOUR to obtain financing on favorable terms or at all.  ARMOUR intends to rely on the availability of cost-effective financing to acquire agency securities and operate its business.  ARMOUR’s financial condition and results of operations would be adversely affected if it was unable to obtain cost-effective financing.

ARMOUR’s lenders may not be able to obtain financing to fund its borrowings.

ARMOUR will depend indirectly on the ability of its lenders to obtain financing to fund borrowing arrangements it makes with them.  ARMOUR will pledge its assets, primarily agency securities, as collateral for the loans it obtains.  Some of the institutions from which ARMOUR will borrow funds may obtain financing from the U.S. Federal Reserve through its open market operations, which provide liquidity to the banking industry.  U.S. Federal Reserve lending policies permit financial institutions to secure their financings from the U.S. Federal Reserve with collateral that was pledged to them.  If the U.S. Federal Reserve changes its policies to no longer permit institutions to pledge such collateral, including agency securities, ARMOUR’s ability to obtain financing on favorable terms, or at all, may be significantly impaired because the institutions from which it expects to obtain its financing may not have sufficient funds available for ARMOUR to borrow.

ARMOUR’s leverage strategy increases the risks of its operations, which could reduce its net income and the amount available for distributions or cause it to suffer a loss.

ARMOUR will seek to borrow so that its debt-to-equity ratio is between 6:1 and 10:1, but it is not explicitly bound by those ranges.  ARMOUR expects to incur this leverage by borrowing against a substantial portion of the market value of its mortgage-backed securities.  The amount of leverage, however, is not expressly limited and will depend on ARMOUR’s and its prospective lenders’ estimate of the stability of its portfolio’s cash flow and its ability to service and repay additional debt.  ARMOUR may not be able to meet its debt service obligations and, to the extent it cannot, it may be forced to liquidate its assets at disadvantageous prices and you could lose some or all of your investment.

This leverage, which is fundamental to ARMOUR’s investment strategy, also creates significant risks.  For example:

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ARMOUR expects that a majority of its borrowings will be secured by its mortgage-backed securities, generally under repurchase agreements.  A decline in the market value of the mortgage-backed securities used to secure these debt obligations could limit ARMOUR’s ability to borrow or result in lenders requiring it to pledge additional collateral to secure its borrowings.  In that situation, ARMOUR could be required to sell mortgage-backed securities under adverse market conditions.  If these sales are made at prices lower than the carrying value of the mortgage-backed securities, it would experience losses.

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Certain lenders may require ARMOUR to remain in compliance with all provisions of other material contracts, including other financing agreements.  If any of ARMOUR’s financing agreements contain such a provision, its default under one financing agreement could cause ARMOUR to be in default under other financing agreements.  If that occurs, ARMOUR’s access to capital would be significantly impeded, which could materially and adversely affect its ability to operate its business.

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To the extent ARMOUR is compelled to liquidate qualified REIT assets to repay debts, its compliance with the REIT rules regarding its assets and its sources of income could be negatively affected, which would jeopardize its qualification as a REIT.  Losing ARMOUR’s REIT status would cause ARMOUR to lose tax advantages applicable to REITs and would decrease its overall profitability and distributions to its stockholders.

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If ARMOUR experiences losses as a result of its leverage policy, such losses would reduce the amounts available for distribution to its stockholders.

ARMOUR may exceed its target leverage ratio.

ARMOUR will seek to borrow so that its debt-to-equity ratio is between 6:1 and 10:1.  However, ARMOUR is not required to stay within this leverage ratio.  ARMOUR may exceed this target ratio at any time and without stockholder approval.  If ARMOUR exceeds this ratio, the adverse impact on its financial condition and results of operations from the types of risks described in this section would likely be more severe.

ARMOUR will depend on borrowings to purchase mortgage-backed assets and reach its target leverage ratio.  If ARMOUR fails to obtain or renew sufficient funding on favorable terms or at all, it will be limited in its ability to acquire agency securities, unsecured agency debt and U.S. Treasuries, which will harm its results of operations.

ARMOUR will depend on borrowings to fund acquisitions of agency securities, unsecured Agency Debt and U.S. Treasuries and reach its target leverage ratio.  Accordingly, ARMOUR’s ability to achieve its investment and leverage objectives depends on its ability to borrow money in sufficient amounts and on favorable terms.  In addition, ARMOUR must be able to renew or replace its maturing borrowings on a continuous basis.  ARMOUR expects that it will depend on several lenders to provide the primary credit facilities for its purchases of mortgage-backed assets; however, that may not be the case and ARMOUR may be dependent on one or a few lenders for all of its financing.

If ARMOUR cannot renew or replace maturing borrowings on favorable terms or at all, it may be unable to achieve its leverage target and have to sell its Agency Securities, unsecured Agency Debt or U.S. Treasuries under adverse market conditions, which would materially harm its results of operations and may result in permanent losses.

ARMOUR may, however, have the ability to issue securitized debt if such a securitization is favorable to repurchase borrowings.

ARMOUR may not be able to achieve its desired leverage.

ARMOUR uses leverage as a strategy to increase the return to its investors.  However, ARMOUR may not be able to achieve its desired leverage for any of the following reasons:

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ARMOUR determines that the target leverage ratio would expose it to excessive risk;

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ARMOUR’s lenders do not make funding available to it at acceptable rates; or

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ARMOUR’s lenders require that it provide additional collateral to cover its borrowings.

ARMOUR’s lenders may require ARMOUR to enter into restrictive covenants relating to its operations.

When ARMOUR obtains financing, its lenders could impose restrictions on ARMOUR that would affect its ability to incur additional debt, its capability to make distributions to stockholders and its flexibility to determine its operating policies.  Loan documents ARMOUR executes may contain negative covenants that limit, among other things, its ability to repurchase stock, distribute more than a certain amount of its funds from operations, and employ leverage beyond certain amounts.

ARMOUR’s anticipated use of repurchase agreements to borrow funds may give its lenders greater rights in the event that it files for bankruptcy.

ARMOUR’s anticipated borrowings under repurchase agreements may qualify for special treatment under the bankruptcy code, giving its lenders the ability to avoid the automatic stay provisions of the bankruptcy code and to take possession of and liquidate its collateral under the repurchase agreements without delay if ARMOUR files for bankruptcy.  Thus, the use of repurchase agreements exposes ARMOUR’s pledged assets to risk in the event it files for bankruptcy.

Changes in accounting treatment may adversely affect ARMOUR’s profitability.

ARMOUR is awaiting further clarification by the Financial Accounting Standards Board, or FASB, regarding the current financial statement presentation for transactions which involve the acquisition of mortgage securities from a counterparty and the subsequent financing of these mortgage securities through repurchase agreements with the same counterparty.  Although ARMOUR believes that its proposed accounting treatment for these transactions is appropriate, it will reevaluate its position upon the issuance of further guidance from FASB.  If ARMOUR determines that it is required to apply the position taken by certain members of the accounting community, based on a technical interpretation of Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, or SFAS 140, (substantially included in Accounting Standards Codification Topic 860, Transfers and Servicing (ASC (860)) the potential change in its accounting treatment would not affect the economics of these transactions, but would affect how these transactions were reported on its consolidated financial statements.  ARMOUR believes that under this technical interpretation for same party transactions it would be precluded from presenting mortgage securities and the related financings, as well as the related interest income and interest expense, on a gross basis on its consolidated financial statements.  Instead, ARMOUR would present the net investment in these transactions as derivatives and report the corresponding change in fair value of such derivatives on its consolidated statements of income.  If FASB determines that the technical interpretation should be applied to previously issued financial statements, ARMOUR’s historical annual and quarterly net income could be materially and adversely impacted by changes in the fair value of such derivatives and other factors.

Risks Related To Armour’s Corporate Structure

Failure to maintain an exemption from the Investment Company Act would harm ARMOUR’s results of operations.

ARMOUR intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act.  If ARMOUR fails to qualify for this exemption, its ability to use leverage would be substantially reduced and it would be unable to conduct its business as described in this proxy statement/prospectus.

To avoid registration as an investment company, ARMOUR intends to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act.  To qualify for the exemption, ARMOUR intends to make investments so that at least 55% of the assets it owns consist of qualifying mortgages and other liens on and interests in real estate, which are collectively referred to as “qualifying real estate assets,” and so that at least 80% of the assets it owns, on an unconsolidated basis, consist of real estate-related assets (including its qualifying real estate assets).  ARMOUR generally expects that its investments in agency securities will be considered either qualifying real estate assets or real estate-related assets under Section 3(c)(5)(C) of the Investment Company Act.  ARMOUR treats agency whole pool certificates as qualifying real estate assets based on no-action letters issued by the SEC to other issuers.

Qualification for the Section 3(c)(5)(C) exemption will limit ARMOUR’s ability to make certain investments, including investments in certain partial-pool agency securities, which investments might offer a higher yield than could be obtained through the purchase of qualifying real estate assets.  In addition, to maintain ARMOUR’s exemption, it may be required to sell assets that would otherwise be in its best interest to retain or it may be required to purchase additional qualifying real estate assets that it would otherwise not wish to acquire.  Maintaining an exemption may also limit ARMOUR’s ability to hold its qualifying real estate assets through highly leveraged subsidiaries.  These restrictions on ARMOUR’s asset composition and structure could adversely affect its returns and therefore could adversely impact its operating performance and the value of its common stock.

ARMOUR may not be able to acquire investments at favorable prices.

ARMOUR may not be able to acquire mortgage-backed securities at favorable prices.  As a result, ARMOUR may not be able to acquire enough mortgage-backed securities in order to become fully invested after the business combination, or it may have to pay more for mortgage-backed securities than it would expect.  In either case, the return that ARMOUR earns on its stockholders’ equity may be reduced.

Issuances of large amounts of ARMOUR stock could cause the value or price of ARMOUR’s common stock to decline.

ARMOUR may, from time to time, issue additional shares of common stock or shares of preferred stock that are convertible into common stock, as well as warrants to purchase shares of common stock or convertible preferred stock.  ARMOUR may also issue stock options and similar instruments.  If ARMOUR issues a significant number of shares of common stock or convertible preferred stock, or if warrant or option holders exercise their warrants or options in a short period of time, dilution of ARMOUR’s outstanding common stock and an accompanying decrease in the market price of ARMOUR common stock could occur.

ARMOUR has not established a minimum dividend payment level and it may not be able to pay dividends.

ARMOUR intends to make regular quarterly distributions to holders of its common stock sufficient to qualify and maintain its qualifications as a REIT for federal income tax purposes.  This, along with other factors, should enable ARMOUR to qualify for the tax benefits accorded to a REIT.  ARMOUR has not established a minimum dividend payment level and its ability to pay dividends may be adversely affected by many factors, including the risk factors described in this proxy statement/prospectus.  All distributions will be declared and paid at the discretion of ARMOUR’s manager (ARRM) and its future board of directors and will depend on its earnings, its financial condition, maintenance of its REIT status and such other factors as its manager (ARRM) and its future board of directors may deem relevant from time to time.  ARMOUR may not be able to pay dividends.

ARMOUR’s cash available for distribution may be less than the amount required to meet the distribution requirements for REITs under the Code.  Consequently, ARMOUR may be required to borrow money or sell assets to pay dividends, or to declare consent dividends (which could be taxable to its stockholders without a corresponding distribution to them to pay their taxes on such deemed dividends), in order to satisfy the REIT distribution requirements of the Code.  If ARMOUR’s cash available for distribution is less than the amount required to meet the distribution requirements for REITs under the Code, ARMOUR may not be successful in either borrowing sufficient funds or selling assets to generate sufficient proceeds to pay dividends in the amount required.

Restrictions on ownership of ARMOUR’s capital stock may limit your opportunity to receive a premium on its stock.

ARMOUR’s charter prohibits beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of its common stock or of its capital stock.  Additionally, ARMOUR’s charter prohibits beneficial or constructive ownership of its stock that would otherwise result in its failure to qualify as a REIT.  The ownership rules in ARMOUR’s charter are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be owned by one individual or entity.  As a result, these ownership rules could cause an individual or entity to unintentionally own shares beneficially or constructively in excess of ARMOUR’s ownership limits.  Any attempt to own or transfer shares of ARMOUR’s common or preferred stock in excess of its ownership limits without the consent of its manager (ARRM) or its future Board of directors shall be void, and will result in the shares being transferred to a charitable trust.  These provisions may inhibit market activity and the resulting opportunity for ARMOUR’s stockholders to receive a premium for their shares that might otherwise exist if any person were to attempt to assemble a block of shares of its stock in excess of the number of shares permitted under its charter and which may be in the best interests of its stockholders.

Provisions of Maryland law and other provisions of ARMOUR’s organizational documents may limit the ability of a third party to acquire control of ARMOUR.

Certain provisions of the Maryland General Corporation Law, or MGCL, may have the effect of delaying, deferring or preventing a transaction or a change in control of ARMOUR that might involve a premium price for holders of its common stock or otherwise be in their best interests, including:

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“business combination” provisions that, subject to limitations, prohibit certain business combinations between ARMOUR and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of ARMOUR’s shares or an affiliate thereof) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter impose special stockholder voting requirements on these combinations; and

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“control share” provisions that provide that “control shares” of ARMOUR (defined as shares which, when aggregated with other shares controlled by the acquiring stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by its stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

ARMOUR’s charter provides that it is not subject to the “control share” provisions of the MGCL.

If ARMOUR has a class of equity securities registered under the Securities Exchange Act and meet certain other requirements, Title 3, Subtitle 8 of the MGCL permits its manager (ARRM) without stockholder approval and regardless of what is currently provided in its charter or bylaws, to elect on behalf of ARMOUR to be subject to statutory provisions that may have the effect of delaying, deferring or preventing a transaction or a change in control of ARMOUR that might involve a premium price for holders of its common stock or otherwise be in their best interest.  Pursuant to Title 3, Subtitle 8 of the MGCL, once ARMOUR meets the applicable requirements, its charter provides that its board of directors will have the exclusive power to fill vacancies on its Board.  As a result, unless all of the directorships are vacant, ARMOUR’s stockholders will not be able to fill vacancies with nominees of their own choosing.  ARMOUR’s manager (ARRM) may elect to opt in to additional provisions of Title 3, Subtitle 8 of the MGCL without stockholder approval at any time that ARMOUR has a class of equity securities registered under the Securities Exchange Act and satisfy certain other requirements.

Additionally, ARMOUR’s charter and bylaws contain other provisions that may delay or prevent a change of control of the company.  For example, ARMOUR’s charter and bylaws provide that the number of directors constituting its full board of directors may be fixed only by its directors, that its bylaws may only be amended by its directors and that a special meeting of stockholders may not be called by holders of its common stock holding less than a majority of its outstanding shares entitled to vote at such meeting.

ARMOUR’s rights and the rights of its stockholders to take action against its manager, ARRM, any future directors and officers are limited, which could limit your recourse in the event of actions not in stockholders’ best interests.

ARMOUR’s charter limits the liability of its manager, ARRM, any future directors and officers for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services, or a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

ARMOUR’s charter also authorizes ARMOUR to indemnify its manager, ARRM, any future directors and officers for actions taken by them in those capacities to the extent permitted by Maryland law, and its bylaws obligate ARMOUR, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer of ARMOUR from and against any claim or liability to which he or she may become subject by reason of his or her service in that capacity.  In addition, ARMOUR may be obligated to fund the defense costs incurred by its directors and officers.  Finally, ARMOUR also intends to enter into agreements with its manager, ARRM, any future directors and executive officers pursuant to which it will agree to indemnify them to the maximum extent permitted by Maryland law.  See “Certain Provisions of Maryland Law and of ARMOUR’s Charter and Bylaws—Limitation of Liability and Indemnification.”

Risks Related to ARMOUR’s Management and ARMOUR’s Relationship with ARRM

There are conflicts of interest in ARMOUR’s relationship with ARRM and its affiliates, which could result in decisions that are not in the best interests of ARMOUR’s stockholders or warrantholders.

ARMOUR is subject to conflicts of interest arising out of its relationship with ARRM and its affiliates.  Each of ARMOUR’s executive officers and certain of its non-independent directors is also an employee or partner of ARRM; they will not be exclusively dedicated to ARMOUR’s business.  Each of Jeffrey J. Zimmer and Scott J. Ulm is a partner and owner of equity interests in ARRM. In addition, Daniel C. Staton and Marc H. Bell own an interest in Sub-Manager, which, in consideration for services to be provided to ARRM under a sub-management agreement, is entitled to receive a percentage of the management fee earned by ARRM. As a result, the management agreement with ARRM was negotiated between related parties, and its terms, including fees payable to ARRM, may not be as favorable to ARMOUR as if they had been negotiated with an unaffiliated third party. In addition, ARMOUR may choose not to enforce, or to enforce less vigorously, its rights under the management agreement because of its desire to maintain its ongoing relationship with ARRM. ARRM maintains a contractual as opposed to a fiduciary relationship with ARMOUR. The management agreement with ARRM does not prevent ARRM and its affiliates from engaging in additional management or investment opportunities some of which will compete with ARMOUR. ARRM and its affiliates, may engage in additional management or investment opportunities that have overlapping objectives with ARMOUR, and may thus face conflicts in the allocation of investment opportunities to these other investments. Such allocation is at the discretion of ARRM and there is no guarantee that this allocation would be made in the best interest of ARMOUR’s stockholders or warrantholders. ARMOUR is not entitled to receive preferential treatment as compared with the treatment given by ARRM or its affiliates to any investment company, fund or advisory account other than any fund or advisory account which contains only funds invested by ARRM (and not of any of its clients or customers) or its officers and directors. Additionally, the ability of ARRM and its respective officers and employees to engage in other business activities may reduce the time spends managing ARMOUR.

In the future, ARMOUR may enter[, or ARRM may cause ARMOUR to enter,] into additional transactions with ARRM or its affiliates. In particular, ARMOUR may purchase[, or ARRM may cause ARRM to purchase,] assets from ARRM or its affiliates or make co-purchases alongside ARRM or its affiliates. These transactions may not be the result of arm’s length negotiations and may involve conflicts between ARMOUR’s interests and the interests of ARRM and/or its affiliates in obtaining favorable terms and conditions. There can be no assurance that any procedural protections will be sufficient to assure that these transactions will be made on terms that will be at least as favorable to ARMOUR as those that would have been obtained in an arm’s length transaction.

Members of ARMOUR’s management team have competing duties to other entities, which could result in decisions that are not in the best interests of ARMOUR’s stockholders or warrantholders.

ARMOUR’s executive officers and the employees of ARRM will not spend all of their time managing ARMOUR’s activities and ARMOUR’s investment portfolio. ARMOUR’s executive officers and the employees of ARRM will allocate some, or a material portion, of their time to other businesses and activities. For example, each of ARMOUR’s executive officers is also an employee or partner of ARRM. None of these individuals is required to devote a specific amount of time to ARMOUR’s affairs. Accordingly, ARMOUR will compete with ARRM, its existing funds, investment vehicles, other ventures and possibly other entities in the future for the time and attention of these officers.

The loss of ARMOUR’s access to ARRM’s investment professionals and principals may adversely affect ARMOUR’s ability to achieve its investment objectives.

ARMOUR depends on the investment professionals and principals of ARRM and the information and origination opportunities generated by ARRM’s investment professionals and principals during the normal course of their investment and portfolio management activities. These investment professionals and principals evaluate, negotiate, structures, close and monitor ARMOUR’s investments and its financing activities and ARMOUR’s future success will depend on their continued service. The departure of a significant number of the investment professionals or principals of ARRM, could have a material adverse effect on ARMOUR’s ability to achieve its investment objectives. In addition, ARMOUR cannot assure you that ARRM will remain the ARMOUR investment manager or that ARMOUR will continue to have access to ARRM’s investment professionals or principals or its information and asset origination opportunities.

If ARRM ceases to be the investment manager of ARMOUR, financial institutions providing any financing arrangements to ARMOUR may not provide future financing to ARMOUR.

Financial institutions that ARMOUR seeks to finance its investments may require that ARRM continue to act in such capacity. If ARRM ceases to be ARMOUR’s manager, it may constitute an event of default and the financial institution providing the arrangement may have acceleration rights with respect to outstanding borrowings and termination rights with respect to ARMOUR’s ability to finance its future investments with that institution. If ARMOUR is unable to obtain financing for its accelerated borrowings and for its future investments under such circumstances, it is likely that ARMOUR would be materially and adversely affected.

ARRM has no experience in managing a REIT, which may hinder its ability to achieve ARMOUR’s investment objectives or result in loss of ARMOUR’s qualification as a REIT.

The REIT rules and regulations are highly technical and complex, and the failure to comply with these rules and regulations could prevent ARMOUR from qualifying as a REIT or could force ARMOUR to pay unexpected taxes and penalties. ARRM has no experience in managing a portfolio of assets under these complex rules and regulations. Although ARRM’s officers and employees have been active in real estate operations and lending for many years, they have no experience operating a REIT and operating a business in compliance with the numerous technical restrictions and limitations set forth in the Internal Revenue Code of 1986, as amended (the “Code”) or the 1940 Act applicable to REITs. The inexperience of ARRM described above may hinder ARMOUR’s ability to achieve its investment objectives or result in loss of ARMOUR’s qualification as a REIT.

ARRM’s failure to make investments on favorable terms that satisfy ARMOUR’s investment strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future would materially and adversely affect ARMOUR.

ARMOUR’s ability to achieve its investment objective depends on ARRM’s personnel and their ability to make investments on favorable terms that satisfy ARMOUR’s investment strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future. Accomplishing this result is also a function of ARRM’s ability to execute ARMOUR’s financing strategy on favorable terms.

The manner of determining the management fee may not provide sufficient incentive to ARRM to maximize risk-adjusted returns on ARMOUR’s investment portfolio since it is based on ARMOUR’s gross equity raised and not on ARMOUR’s performance.

ARRM is entitled to receive a monthly management fee that is based on the total of all “gross equity raised” (as defined in the management agreement), as measured as of the date of determination (i.e., each month) (which monthly management fee will never be less than 1/12th of $900,0000), regardless of ARMOUR’s performance. Accordingly, the possibility exists that significant management fees could be payable to ARRM for a given month despite the fact that ARMOUR could experience a net loss during that month. ARRM’s entitlement to such significant nonperformance-based compensation may not provide sufficient incentive to ARRM to devote its time and effort to source and maximize risk-adjusted returns on ARMOUR’s investment portfolio, which could, in turn, adversely affect ARMOUR’s ability to pay dividends to its stockholders and the market price of its common stock or warrants. Further, the management fee structure gives ARRM the incentive to maximize gross equity raised by the issuance of new ARMOUR equity securities or the retention of existing  equity, regardless of the effect of these actions on existing stockholders. In other words, the management fee structure will reward ARRM primarily based on the size of ARMOUR, and not on its financial returns to stockholders.

The termination of the management agreement may be difficult and costly, which may adversely affect ARMOUR’s inclination to end its relationship with ARRM.

Termination of the management agreement with ARRM without cause is difficult and costly. The term “cause” is limited to those circumstances described under “Management of ARMOUR Following the Merger — Management Agreement with ARRM.” The management agreement provides that, in the absence of cause, it may be terminated by ARMOUR only without cause and only during any renewal term following the initial 5-year term of the management agreement.  ARRM will be provided 180 days prior notice of any such termination by ARMOUR without cause. Additionally, upon a termination by ARMOUR without cause, the management agreement provides that ARMOUR will pay ARRM a termination payment equal to three times the sum of the base management fee received by ARRM during the 12-month period before such termination, calculated as of the effective date of termination. This provision increases the effective cost to ARMOUR of electing to terminate the management agreement, thereby adversely affecting ARMOUR’s inclination to end ARMOUR’s relationship with ARRM prior to the expiration of any renewal term, even if ARMOUR believes ARRM’s performance is not satisfactory.

ARRM may terminate the management agreement at any time and for any reason upon 180 days prior notice. If the management agreement is terminated and no suitable replacement is found to manage ARMOUR, ARMOUR may not be able to execute its business plan.

Additionally, following the initial 5-year term, the management agreement will automatically renew for successive 1-year renewal terms unless ARMOUR or ARRM gives advance notice to the respective other of its intent not to renew the agreement prior to the expiration of the initial term or any renewal term.  However, ARMOUR’s right to give such a notice of non-renewal are limited and requires ARMOUR’s independent directors to agree that certain conditions are met, as further described in the section entitled “Management of ARMOUR Following the Merger.”

ARRM’s liability is limited under the management agreement, and ARMOUR has agreed to indemnify ARRM and its affiliates against certain liabilities. As a result, ARMOUR could experience poor performance or losses for which ARRM would not be liable.

Pursuant to the management agreement, ARRM will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of ARMOUR’s board of directors in following or declining to follow its advice or recommendations. ARRM maintains a contractual, as opposed to a fiduciary, relationship with ARMOUR. ARRM and its affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any affiliates thereof, will not be liable to ARMOUR, ARMOUR’s shareholders, any subsidiary of ARMOUR, the shareholders of any subsidiary of ARMOUR, ARMOUR’s board of directors, any issuer of mortgage securities, any credit-party, any counter-party under any agreement, or any other person for any acts or omissions, errors of judgment or mistakes of law by ARRM or its affiliates, directors, officers, stockholders, equity holders, employees, representatives or agents, or any affiliates thereof, under or in connection with the management agreement, except if ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under the management agreement.  ARMOUR has agreed to indemnify ARRM and its affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any affiliates thereof, with respect to all expenses, losses, costs, damages, liabilities, demands, charges and claims of any nature, actual or threatened (including reasonable attorneys’ fees), arising from or in respect of any acts or omissions, errors of judgment or mistakes of law (or any alleged acts or omissions, errors of judgment or mistakes of law) performed or made while acting in any capacity contemplated under the management agreement or pursuant to any underwriting or similar agreement to which ARRM is a party that is related to ARMOUR’s activities, unless ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under the management agreement. As a result, ARMOUR could experience poor performance or losses for which ARRM would not be liable.

Federal Income Tax Risks

If ARMOUR fails to qualify as a REIT, it will be subject to federal income tax as a regular corporation and may face substantial tax liability.

Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual or quarterly basis) established under highly technical and complex provisions of the Code for which only a limited number of judicial or administrative interpretations exist.  The determination that ARMOUR is a REIT requires an analysis of various factual matters and circumstances that may not be totally within its control.  ARMOUR has not requested, and does not intend to request, a ruling from the Internal Revenue Service, or IRS, that it qualifies as a REIT.  Accordingly, it is not certain ARMOUR will be able to qualify and remain qualified as a REIT for federal income tax purposes.  Even a technical or inadvertent mistake could jeopardize ARMOUR’s REIT status.  Furthermore, Congress or IRS might change tax laws or regulations and the courts might issue new rulings, in each case potentially having retroactive effect, which could make it more difficult or impossible for ARMOUR to qualify as a REIT.  If ARMOUR fails to qualify as a REIT in any tax year, then:

•

ARMOUR would be taxed as a regular domestic corporation, which, among other things, means that it would be unable to deduct distributions to stockholders in computing taxable income and would be subject to federal income tax on its taxable income at regular corporate rates;

•

any resulting tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, and could force ARMOUR to liquidate assets at inopportune times, causing lower income or higher losses than would result if these assets were not liquidated; and

•

unless ARMOUR was entitled to relief under applicable statutory provisions, it would be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which it lost its qualification, and thus, its cash available for distribution to its stockholders would be reduced for each of the years during which it does not qualify as a REIT.

Even if ARMOUR remains qualified as a REIT, it may face other tax liabilities that reduce its cash flow.  Further, ARMOUR may be subject to certain federal, state and local taxes on its income and property.  Any of these taxes would decrease cash available for distribution to its stockholders.

Complying with REIT requirements may cause ARMOUR to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, ARMOUR must continually satisfy tests concerning, among other things, its sources of income, the nature and diversification of its assets, the amounts it distributes to its stockholders and the ownership of its stock.  ARMOUR may also be required to make distributions to its stockholders at disadvantageous times or when it does not have funds readily available for distribution.  Thus, compliance with REIT requirements may hinder ARMOUR’s ability to operate solely with the goal of maximizing profits.

In addition, the REIT provisions of the Code impose a 100% tax on income from “prohibited transactions.  “ Prohibited transactions generally include sales of assets that constitute inventory or other dealer property held for sale in the ordinary course of a business, other than foreclosure property.  This 100% tax could impact ARMOUR’s desire to sell mortgage-backed securities at otherwise opportune times if it believes such sales could result in ARMOUR being treated as engaging in prohibited transactions.

Complying with REIT requirements may limit ARMOUR’s ability to hedge effectively or may require ARMOUR to execute its hedge and derivative activities through a TRS.

The existing REIT provisions of the Code may substantially limit ARMOUR’s ability to hedge mortgage-backed securities and related borrowings by requiring ARMOUR to limit its income in each year from hedging transactions, other than qualified REIT hedges, together with any other income not generated from qualified REIT real estate assets, to less than 25% of its gross income.  In addition, ARMOUR must generally limit its aggregate income from hedging and services from all sources, other than from qualified REIT hedges, to less than 5% of its annual gross income.  As a result, ARMOUR expects in the future to conduct certain hedging and derivative activity through a TRS, the income from which will be fully subject to federal, state and local corporate income tax, and it may have to limit its use of hedging techniques.  This could result in greater risks associated with changes in interest rates than ARMOUR would otherwise want to incur.  If ARMOUR fails to satisfy the 25% or 5% limitations, unless its failure was due to reasonable cause and not due to willful neglect and it meets certain other technical requirements, it could lose its REIT status for federal income tax purposes.  Even if ARMOUR’s failure was due to reasonable cause, it may have to pay a penalty tax equal to the amount of income in excess of certain thresholds, multiplied by a fraction intended to reflect its profitability.

ARMOUR’s ability to invest in unsecured Agency Debt and U.S. Treasuries may be limited by the REIT 75% gross income test.

In order to qualify and maintain ARMOUR’s qualification as a REIT, it must derive at least 75% of its gross income each year from certain real estate related sources.  ARMOUR’s interest income from unsecured Agency Debt and U.S. Treasuries will not be qualifying income for purposes of the 75% gross income test.  Accordingly, ARMOUR’s strategy to invest in such unsecured Agency Debt and U.S. Treasuries may be limited by its intention to comply with that test.

Complying with REIT requirements may force ARMOUR to liquidate otherwise attractive investments.

In order to qualify as a REIT, ARMOUR must ensure that at the end of each calendar quarter at least 75% of the value of its assets consists of cash, cash items, government securities and qualified REIT real estate assets.  The remainder of ARMOUR’s investment in securities generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer.  In addition, other than securities issued by Fannie Mae and Freddie Mac and certain other securities, generally no more than 5% of the value of ARMOUR’s assets can consist of the securities of any one issuer.  If ARMOUR fails to comply with these requirements, it must dispose of a portion of its assets within 30 days after the end of the calendar quarter in order to avoid losing its REIT status and suffering adverse tax consequences.

Dividends paid by REITs do not qualify for the reduced tax rates on dividend income.

The maximum U.S. federal income tax rate for certain qualified dividends paid to individual U.S. stockholders (and some trusts and estates) currently is 15% (through 2010).  Dividends paid by REITs, however, are generally not eligible for the reduced rates and, therefore, may be subject to tax at the rates applicable to ordinary income.   Although this rate difference does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause stockholders who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including its common stock.

Possible legislation or other actions affecting REITs could adversely affect ARMOUR’s stockholders.

The rules dealing with federal income taxation, including those governing REITs, are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department.  Changes to the tax law (which changes may have retroactive application) could adversely affect ARMOUR’s stockholders.  It cannot be predicted whether, when, in what forms, or with what effective dates the tax laws applicable to ARMOUR or its stockholders will be changed.

Complying with REIT requirements may force ARMOUR to borrow to make distributions to its stockholders.

As a REIT, ARMOUR must distribute at least 90% of its annual REIT taxable income (excluding net capital gains) to its stockholders.  From time to time, ARMOUR may generate taxable income greater than its net income for financial reporting purposes from, among other things, amortization of capitalized purchase premiums, or its taxable income may be greater than its cash flow available for distribution to its stockholders.  If ARMOUR does not have other funds available in these situations, it may be unable to distribute 90% of its taxable income as required by the REIT rules.  Thus, ARMOUR could be required to borrow funds, sell a portion of its assets at disadvantageous prices or find another alternative source of funds.  These alternatives could increase ARMOUR’s costs or reduce its equity and reduce amounts available to invest in mortgage-backed securities.

Misplaced reliance on legal opinions or statements by issuers of mortgage-backed securities could result in a failure to comply with REIT gross income or asset tests.

When purchasing mortgage-backed securities, ARMOUR may rely on opinions of counsel for the issuer or sponsor of such securities, or statements made in related offering documents, for purposes of determining whether and to what extent those securities constitute REIT real estate assets for purposes of the REIT asset tests and produce income which qualifies under the REIT gross income tests.  The inaccuracy of any such opinions or statements may adversely affect ARMOUR’s qualification as a REIT and result in significant corporate-level tax.

Tax exempt investsor may have to include unrelated business taxable income..

In general, dividend income that a tax-exempt entity receives from ARMOUR should not constitute unrelated business taxable income as defined in Section 512 of the Code.  If ARMOUR realizes excess inclusion income and allocates it to stockholders, this income would be fully taxable as unrelated business taxable income under Section 512 of the Code.  If the stockholder is foreign, it would be subject to federal income tax withholding at the full 30% rate on the portion of the dividends that are characterized as excess inclusion income without reduction pursuant to any otherwise applicable income tax treaty.  Additionally, such income cannot be offset by any net operating losses.

Excess inclusion income could result if ARMOUR held a residual interest in a real estate mortgage investment conduit, or REMIC.  However, ARMOUR does not plan to buy residuals.  Excess inclusion income also would be generated if ARMOUR was to issue debt obligations with two or more maturities and the terms of the payments on these obligations bore a relationship to the payments that it received on its mortgage-backed securities securing those debt obligations.  ARMOUR does not plan to buy residuals.  It does, however, expect to enter into various repurchase agreements that have differing maturity dates and afford the lender the right to sell any pledged mortgage securities if it defaults on its obligations.  The IRS may determine that these borrowings give rise to excess inclusion income that should be allocated among stockholders.  Furthermore, some types of tax-exempt entities, including, without limitation, voluntary employee benefit associations and entities that have borrowed funds to acquire their shares of ARMOUR’s common stock, may be required to treat a portion of or all of the dividends they may receive from ARMOUR as unrelated business taxable income.

ERISA Risks

Plans should consider ERISA risks of investing in ARMOUR’s common stock.

Investment in ARMOUR’s common stock may not be appropriate for a pension, profit-sharing, employee benefit, or retirement plan, considering the plan’s particular circumstances, under the fiduciary standards of ERISA or other applicable similar laws including standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of ERISA, the Code and any applicable similar laws.

ERISA and Section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts and (ii) any person who is a “party in interest” or “disqualified person” with respect to such plan.  Consequently, the fiduciary of a plan contemplating an investment in ARMOUR’s common stock should consider whether its company, any other person associated with the issuance of its common stock or any affiliate of the foregoing is or may become a “party in interest” or “disqualified person” with respect to the plan and, if so, whether an exemption from such prohibited transaction rules is applicable.  See “ERISA Considerations.”

ERISA may limit ARMOUR’s ability to attract capital from Benefit Plan Investors.

It is unlikely that ARMOUR will qualify as an operating company for purposes of ERISA.  Consequently, in order to avoid ARMOUR’s assets being deemed to include so-called “plan assets” under ERISA, it intends initially to limit equity ownership in ARMOUR by Benefit Plan Investors to less than 25% of the value of each class or series of capital stock issued by ARMOUR and to prohibit transfers of its common stock to Benefit Plan Investors.  Until such time as any class or series of ARMOUR’s capital stock is publicly traded, its charter limits Benefit Plan Investors to holding less than 25% in the aggregate of any class of its capital stock, disregarding any stock held by controlling persons.  After any class or series of shares of ARMOUR’s capital stock is publicly traded, its charter prohibits Benefit Plan Investors from holding any interest in any shares of its capital stock that are not publicly traded.  These restrictions on investments in ARMOUR by Benefit Plan Investors (and certain similar investors) may adversely affect the ability of ARMOUR’s stockholders to transfer their shares of its common stock and its ability to attract private equity capital in the future.

Risks Related to Enterprise and the Merger and the Securities of ARMOUR Following the Merger

If Enterprise is unable to effect a business combination and is forced to liquidate, its warrants will expire worthless.

If Enterprise does not complete the merger or another business combination by November 7, 2009, its amended and restated certificate of incorporation provides that its corporate existence will automatically terminate and it will distribute to all holders of Public Shares, in proportion to the number of Public Shares held by them, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. In such event, there will be no distribution with respect to Enterprise’s outstanding warrants. Accordingly, the warrants will expire worthless.

Enterprise’s stockholders may be held liable for claims by third parties against Enterprise to the extent of distributions received by them.

Enterprise’s amended and restated certificate of incorporation provides that Enterprise will continue in existence only until November 7, 2009. If Enterprise has not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law (“DGCL”), its corporate existence will cease except for the purposes of winding up its affairs and liquidating. Under Sections 280 through 282 of the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is Enterprise’s intention to make liquidating distributions to its stockholders as soon as reasonably possible after November 7, 2009 and, therefore, it does not intend to comply with those procedures.

Because Enterprise will not be complying with those procedures, it is required, pursuant to Section 281 of the DGCL, to adopt a plan that will provide for its payment, based on facts known to it at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against it within the subsequent 10 years. Accordingly, Enterprise would be required to provide for any creditors known to it at that time or those that it believes could be potentially brought against it within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. Enterprise cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, Enterprise’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Enterprise’s stockholders may extend well beyond the third anniversary of such date. Accordingly, there can be no assurance that third parties will not seek to recover from Enterprise’s stockholders amounts owed to them by Enterprise.

If Enterprise is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Enterprise’s stockholders. Furthermore, because Enterprise intends to distribute the proceeds held in the trust fund to its public stockholders promptly after November 7, 2009 if it has not completed a business combination by such date, this may be viewed or interpreted as giving preference to Enterprise’s public stockholders over any potential creditors with respect to access to or distributions from Enterprise’s assets. Furthermore, Enterprise’s board may be viewed as having breached their fiduciary duties to Enterprise’s creditors and/or may have acted in bad faith; thereby exposing itself and Enterprise to claims of punitive damages, by paying public stockholders from the trust fund prior to addressing the claims of creditors. There can be no assurance that claims will not be brought against Enterprise for these reasons.

Future issuances and sales of shares of ARMOUR’s common stock may depress the market price of ARMOUR’s common stock or warrants or have adverse consequences for ARMOUR’s stockholders or warrantholders.

ARMOUR will issue up to 25,100,000 shares of common stock and warrants to purchase 32,500,000 shares of common stock in connection with the consummation of the merger. ARMOUR’s 2009 equity incentive plan provides for grants of stock options, restricted common stock and other equity-based awards, subject to a ceiling of               shares available for issuance under the plan. Each independent director will receive stock options to purchase              shares of common stock at an exercise price of $10.00 per share upon consummation of the merger. The stock options to be granted to ARMOUR’s independent directors shall vest as follows: one-third on each of the date of the first anniversary of the consummation of the merger, the second anniversary of the consummation of the merger and the third anniversary of the consummation of the merger, provided in each case such director is serving as a board member on the vesting date.

ARMOUR cannot predict the effect, if any, of future sales of its common stock, or the availability of shares for future sales, on the market price of its common stock or warrants. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for ARMOUR’s common stock or warrants.

Also, ARMOUR may issue additional shares in subsequent public offerings or private placements to acquire new assets or for other purposes. ARMOUR is not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in ARMOUR.

ARMOUR has not established a minimum distribution payment level and ARMOUR cannot assure you of its ability to pay distributions in the future.

ARMOUR intends to pay quarterly distributions and to make distributions to its stockholders in an amount such that ARMOUR distributes all or substantially all of its REIT taxable income in each year, subject to certain adjustments. ARMOUR has not established a minimum distribution payment level and its ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this proxy statement/prospectus. All distributions will be made, subject to Maryland law, at the discretion of ARMOUR’s board of directors and will depend on ARMOUR’s earnings, its financial condition, any debt covenants, maintenance of its REIT qualification and other factors as its board of directors may deem relevant from time to time. ARMOUR believes that a change in any one of the following factors could adversely affect its results of operations and impair its ability to pay distributions to its stockholders:

•	the profitability of the assets acquired with of the funds to be released from the trust account upon consummation of the merger;

•	ARMOUR’s ability to make profitable acquisitions;

•	margin calls or other expenses that reduce ARMOUR’s cash flow;

•	defaults in ARMOUR’s asset portfolio or decreases in the value of its portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

ARMOUR cannot assure you that ARMOUR will achieve results that will allow ARMOUR to make a specified level of cash distributions or year-to-year increases in cash distributions in the future. In addition, some of ARMOUR’s distributions may include a return in capital.

Your ability to exercise your warrants may be limited by the ownership limits contained in ARMOUR’s charter.

Your ability to exercise your warrants may be limited by the ownership limits contained in ARMOUR’s charter. In particular, to assist ARMOUR in qualifying as a REIT, ownership of shares of ARMOUR’s common stock by any person is limited, with certain exceptions, to 9.8% by value or by number of shares, whichever is more restrictive, of ARMOUR’s outstanding shares of common stock and no more than 9.8% by value or by number of shares, whichever is more restrictive, of ARMOUR’s outstanding capital stock. In addition, ARMOUR’s charter contains various other restrictions limiting the ownership and transfer of ARMOUR’s common stock. As a result, you may not be able to exercise your warrants if such exercise would cause you to own shares of ARMOUR common stock in excess of these ownership limits.

You will not be able to exercise your warrants if an effective registration statement is not in place when you desire to do so.

No public warrant will be exercisable and ARMOUR will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise such public warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current. Under the terms of the warrant agreement, ARMOUR will be required to use its best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, there can be no assurance that ARMOUR will be able to do so, and if it does not maintain a current prospectus related to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants. Additionally, ARMOUR will have no obligation to settle the warrants for cash or “net cash settle” any warrant exercise. Accordingly, if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. If the warrants expire worthless, this would mean that a person who paid $10.00 for a unit in The Enterprise IPO and who did not sell the warrant included in the unit would have effectively paid $10.00 for one share of ARMOUR common stock.

An investor will only be able to exercise a warrant if the issuance of ARMOUR shares of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable by a warrant holder and ARMOUR will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable (following completion of the merger), ARMOUR expects to become listed on the NYSE Amex LLC which would provide an exemption from registration in every state. Accordingly, ARMOUR believes holders in every state will be able to exercise their warrants as long as its prospectus relating to the shares of common stock issuable upon exercise of the warrants is current. However, there can be no assurance of this fact. If a warrant holder is unable to exercise his warrants in a particular state, he may be forced to sell his warrant and therefore lose the benefit of purchasing ARMOUR stock. Furthermore, the price he receives for his warrant may not equal the difference between the exercise price and the stock price.

ARMOUR’s warrants may be exercised in the future, which would increase the number of shares eligible for future resale in the public market.

Outstanding redeemable warrants to purchase an aggregate of 25,000,000 shares of ARMOUR common stock (issued in connection with the conversion, pursuant to the merger, of the Enterprise warrants issued in the IPO) and warrants to purchase an aggregate of 7,500,000 shares of common stock (issued in connection with the conversion, pursuant to the merger, of the warrants sold to the Enterprise Founders and other affiliates of Enterprise simultaneously with the consummation of the IPO (“Sponsors’ Warrants”)) will become exercisable after the consummation of the merger. These warrants likely will be exercised if the market price of the shares of ARMOUR common stock equals or exceeds $11.00 per share (assuming the warrant amendment proposal is approved). Therefore, as long as warrants remain outstanding, there will be a drag on any increase in the price of ARMOUR’s common stock in excess of $11.00 per share. To the extent such warrants are exercised, additional shares of ARMOUR common stock will be issued, which would dilute the ownership of existing stockholders.

If Enterprise stockholders fail to vote against the merger proposal and fail to deliver their shares in accordance with the conversion requirements specified in this proxy statement/prospectus, they will not be entitled to convert their shares of common stock of Enterprise into a pro rata portion of the trust account.

Enterprise stockholders holding Public Shares who affirmatively vote against the merger proposal may demand that Enterprise convert their shares into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger. Enterprise stockholders who seek to exercise this conversion right must affirmatively vote against the merger and deliver their stock (either physically or electronically) to Enterprise’s transfer agent prior to the vote at the meeting. Any Enterprise stockholder who fails to vote against the merger proposal and who fails to deliver his or her stock will not be entitled to convert his or her shares into a pro rata portion of the trust account for conversion of his or her shares. See the section entitled  “The Merger Proposal — Conversion Rights”  for the procedures to be followed if you wish to convert your shares to cash.

NYSE Amex LLC may not list ARMOUR’s securities on its exchange, which could limit investors’ ability to make transactions in ARMOUR’s securities and subject ARMOUR to additional trading restrictions.

ARMOUR will seek listing of its common stock and warrants on the NYSE Amex as soon as practicable in connection with the merger. ARMOUR will be required to meet the initial listing requirements to be listed. ARMOUR may not be able to meet those initial listing requirements. Even if such application is accepted and ARMOUR’s securities are so listed, ARMOUR may be unable to maintain the listing of its securities in the future.

If the NYSE Amex does not list ARMOUR’s securities for trading on its exchange, ARMOUR could face significant material adverse consequences, including:

•	a limited availability of market quotations for its securities;

•	reduced liquidity with respect to its securities;

•

a determination that its shares of common stock are “penny stock,” which will require brokers trading in its shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the shares of common stock;

•	a limited amount of news and analyst coverage for ARMOUR; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

ARMOUR’s stock or warrant price could fluctuate and could cause you to lose a significant part of your investment.

Following consummation of the merger, the market price of ARMOUR’s securities may be influenced by many factors, some of which are beyond its control, including those described above and the following:

•	changes in financial estimates by analysts;

•	fluctuations in its quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

•	general economic conditions;

•	changes in market valuations of similar companies;

•	terrorist acts;

•	changes in its capital structure, such as future issuances of securities or the incurrence of additional debt;

•	future sales of its common stock;

•	regulatory developments in the United States, foreign countries or both;

•	litigation involving ARMOUR, its subsidiaries or its general industry; and

•	additions or departures of key personnel at ARRM.

Enterprise’s current directors and executive officers own shares of Enterprise common stock and warrants that will be worthless if the merger is not approved. In addition, they will receive consideration under the sub-management agreement that is different than, and potentially more valuable than, the consideration that holders of Public Shares will receive for their shares if the merger is approved. Such interests may have influenced their decision to approve the business combination with ARMOUR.

Enterprise’s Founders beneficially own 6,250,000 Founders’ Shares, which they purchased prior to the Enterprise IPO and 7,500,000 Sponsors’ Warrants they purchased in a private placement that occurred simultaneously with the Enterprise IPO. Such persons are not entitled to receive any of the cash proceeds that may be distributed upon Enterprise’s liquidation with respect to shares they acquired prior to its IPO. Therefore, if the merger is not approved and Enterprise does not consummate another business combination by November 7, 2009 and is forced to liquidate, such Founders’ Shares and Sponsors’ Warrants held by such persons will be worthless. As of             , 2009, the record date for the special meeting, Enterprise’s Founders held $            in common stock (based on a market price of $            ) and $            in warrants (based on a market price of $            ). The Enterprise Founders have agreed to have their Founders’ Shares cancelled. Furthermore, Sub-Manager, an affiliate of the Enterprise Founders, will be providing services to ARRM upon consummation of the merger pursuant to a sub-management agreement pursuant to which it will earn certain fees. See the section entitled “The Merger Proposal — Interests of Enterprise’s Directors and Officers and Others in the Merger.”

These financial interests of Enterprise’s Founders may have influenced their decision to approve Enterprise’s merger with ARMOUR and to continue to pursue the merger. In considering the recommendations of Enterprise’s board of directors to vote for the merger proposal and other proposals, you should consider these interests.

Certain executive officers of Enterprise are liable to ensure that proceeds of the trust are not reduced by vendor claims in the event the merger is not consummated. Such liability may have influenced their decision to approve the merger with ARMOUR.

If Enterprise liquidates prior to the consummation of a business combination, Daniel C. Staton, Enterprise’s Chief Executive Officer, Marc H. Bell, Enterprise’s Treasurer, and Maria Balodimas Staton, Enterprise’s Secretary, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Enterprise for services rendered or contracted for or products sold to Enterprise. However, this agreement entered into by Mr. Staton, Mr. Bell and Ms. Staton specifically provides for two exceptions to the personal indemnity he has given:  Mr. Staton, Mr. Bell and Ms. Staton will have no personal liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed a valid and enforceable agreement with Enterprise waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims under Enterprise’s indemnity with the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Neither Enterprise nor Mr. Staton, Mr. Bell and Ms. Staton have any reason to believe that Mr. Staton, Mr. Bell and Ms. Staton will not be able to fulfill his/her indemnity obligations to Enterprise if required to do so.

Additionally, if Enterprise is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, Mr. Staton, Mr. Bell and Ms. Staton have agreed to advance Enterprise the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses. If Enterprise consummates the merger, Mr. Ein will no longer be responsible for such expenses. See the section entitled  “Other Information Related to Enterprise — Enterprise’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”  for further information.

These personal obligations may have influenced Mr. Staton’s, Mr. Bell’s and Ms. Staton’s decision to approve Enterprise’s merger with ARMOUR and to continue to pursue the merger. In considering the recommendations of Enterprise’s board of directors to vote for the merger proposal and other proposals, you should consider these interests.

The exercise of Enterprise’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the merger may result in a conflict of interest when determining whether such changes to the terms of the merger or waivers of conditions are appropriate and in Enterprise’s stockholders’ best interest.

In the period leading up to the closing of the merger, events may occur that, pursuant to the merger agreement, would cause Enterprise to agree to amend the merger agreement, to consent to certain actions taken by ARMOUR or to waive rights that Enterprise is entitled to under the merger agreement. Such events could arise because of a request by ARMOUR to undertake actions that would otherwise be prohibited by the terms of the merger agreement or the occurrence of other events that would have a material adverse effect on ARMOUR’s business and would entitle Enterprise to terminate the merger agreement. In any of such circumstances, it would be discretionary on Enterprise, acting through its board of directors, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for Enterprise and what he may believe is best for himself in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Enterprise does not believe there will be any changes or waivers that its directors and officers would be likely to make after stockholder approval of the merger proposal has been obtained. Although certain changes could be made without further stockholder approval, Enterprise will circulate a new or amended proxy statement/prospectus and resolicit its stockholders if changes to the terms of the transaction that would have a material impact on its stockholders are required prior to the stockholder vote on the merger proposal.

If the merger is completed, a large portion of the funds in the trust account established by Enterprise in connection with its IPO for the benefit of the holders of the Public Shares may be used to pay converting stockholders or for the purchase, directly or indirectly, of Public Shares. As a consequence, if the merger is completed, such funds will not be available to ARMOUR for working capital and general corporate purposes and the number of beneficial holders of Enterprise’s and ARMOUR’s securities may be reduced to a number that may preclude the quotation, trading or listing of ARMOUR’s securities other than on the Over-the-Counter Bulletin Board.

Pursuant to Enterprise’s amended and restated certificate of incorporation, holders of Public Shares may vote against the merger proposal and demand that Enterprise convert their shares, calculated as of two business days prior to the anticipated consummation of the merger, into a pro rata share of the trust account where a substantial portion of the net proceeds of the IPO are held. Enterprise will not consummate the merger if holders of 7,500,000 or more Public Shares exercise these conversion rights unless the secondary charter proposal is approved, in which case Enterprise will not consummate the merger if holders of 12,500,000 or more Public Shares exercise their conversion rights.  Furthermore, a large portion of the funds in the trust account may be used by ARMOUR, Enterprise or their affiliates to acquire Public Shares from holders thereof who have indicated their intention to vote against the merger proposal and elect to convert their shares into cash so that such shares will be voted in favor of the merger proposal. As a consequence of such purchases,

•

the funds in Enterprise’s trust account that are so used will not be available to ARMOUR after the merger and the actual amount of such funds that ARMOUR may retain for its own use will be diminished; and

•

the public “float” of ARMOUR’s common stock may be reduced and the number of beneficial holders of Enterprise’s and ARMOUR’s securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of ARMOUR’s securities on the NYSE AMEX or any other national securities exchange.

Holders of Public Shares at the time of the merger who purchased their units in the IPO and have not converted their shares into cash may have rights to rescind their purchases and assert a claim for damages therefor against Enterprise and the former directors and officers of Enterprise.

The prospectus issued by Enterprise in its IPO (i) disclosed that Enterprise was required to complete a business combination in which it acquired a target business having a fair market value equal to at least 80% of Enterprise’s net assets (all of Enterprise’s assets including the funds held in the trust account, less Enterprise’s liabilities) and obtain disinterested independent director approval and a fairness opinion if such business combination involved a related party target and (ii) did not disclose that funds in the trust account might be used to purchase Public Shares from holders thereof who have indicated their intention to vote against the merger and convert their shares into cash. Consequently, a holder of Public Shares who purchased them in the IPO and still held them at the time of the merger without seeking to convert them into cash may seek rescission of the purchase of the units he acquired in the IPO. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares.

If Enterprise is unable to complete the merger with ARMOUR or another business combination by November 7, 2009, its amended and restated certificate of incorporation provides that its corporate existence will automatically terminate and will liquidate. In such event, third parties may bring claims against Enterprise and, as a result, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders could be less than $[9.94] per share.

Enterprise must complete a business combination with ARMOUR or another target business by November 7, 2009, when, pursuant to its amended and restated certificate of incorporation, its corporate existence will terminate and it will be required to liquidate. In such event, third parties may bring claims against Enterprise. Although Enterprise has obtained waiver agreements from certain vendors and service providers it has engaged and owe money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of Enterprise’s public stockholders. Additionally, if Enterprise is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Enterprise’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Enterprise’s stockholders. To the extent any bankruptcy or other claims deplete the trust account, there can be no assurance that Enterprise will be able to return to its public stockholders at least $[9.94] per share.

Enterprise’s board of directors did not obtain a fairness opinion in determining whether or not to proceed with the transaction with ARMOUR and as a result, the terms may not be fair from a financial point of view to Enterprise’s public stockholders.

In analyzing the transaction with ARMOUR, the Enterprise board conducted significant due diligence on ARMOUR’s proposed business model and investment strategy. The Enterprise board of directors believes that because of the financial skills and background of its directors, it was qualified to conclude that the business combination was fair from a financial perspective to its stockholders. Enterprise’s board of directors did not obtain a fairness opinion to assist it in its determination. Accordingly, Enterprise’s board of directors may be incorrect in its assessment of the transaction. See the section entitled  “The Merger Proposal — Interests of Enterprise’s Directors and Officers and Others in the Merger.”

FORWARD-LOOKING STATEMENTS

Enterprise and ARMOUR believe that some of the information in this proxy statement/prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

Enterprise and ARMOUR believe it is important to communicate their expectations to their respective securityholders. However, there may be events in the future that they are not able to predict accurately or over which they have no control. The risk factors and cautionary language discussed in this proxy statement/prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Enterprise or ARMOUR in such forward-looking statements, including among other things:

•	Enterprise’s ability to complete its initial business combination within the specified time limits;

•	the number and percentage of Enterprise’s stockholders voting against the merger proposal and seeking conversion;

•	delisting of Enterprise’s securities from the NYSE Amex or the ability to have ARMOUR’s securities listed on the NYSE Amex following the merger;

•	the potential liquidity and trading of Enterprise’s and ARMOUR’s public securities;

•	ARMOUR’s projected operating results;

•	ARMOUR’s ability to obtain financing arrangements, including under temporary programs established or proposed to be established by the U.S. government;

•	general volatility of the securities markets in which ARMOUR invests;

•	availability of investment opportunities in ARMOUR’s target assets;

•	ARMOUR’s expected investments and the expected composition of its investment portfolio;

•	interest rate mismatches between ARMOUR’s target assets and any borrowings used to fund such investments;

•	changes in interest rates and the market value of ARMOUR’s target assets;

•	changes in prepayment rates on ARMOUR’s target assets;

•	effects of hedging instruments on ARMOUR’s target assets;

•	rates of default or decreased recovery rates on ARMOUR’s target assets;

•	the degree to which ARMOUR’s hedging strategies may or may not protect it from interest rate volatility;

•	the impact of changes in governmental regulations, tax law and rates, bankruptcy law, accounting rules and guidance and similar matters;

•	ARMOUR’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes;

•	ARMOUR’s ability to maintain its exemption from registration under the 1940 Act;

•	availability of qualified personnel, including the continuing availability of ARRM to provide services to ARMOUR;

•	estimates relating to ARMOUR’s ability to make distributions to its stockholders in the future;

•	ARMOUR’s understanding of its competition; and

•	market trends in ARMOUR’s industry, interest rates, real estate values, the debt securities markets or the general economy.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus.

All forward-looking statements included herein attributable to any of Enterprise, ARMOUR or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Enterprise and ARMOUR undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the merger proposal or any of the other proposals, you should be aware that the occurrence of the events described in the  “Risk Factors”  section and elsewhere in this proxy statement/prospectus may adversely affect Enterprise and/or ARMOUR.

SPECIAL MEETINGS OF ENTERPRISE STOCKHOLDERS AND WARRANTHOLDERS

General

Enterprise is furnishing this proxy statement/prospectus to its stockholders and warrantholders as part of the solicitation of proxies by its board of directors for use at the special meetings of Enterprise stockholders and warrantholders to be held on                     , 2009, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to Enterprise stockholders and warrantholders on or about                     , 2009 in connection with the vote on the proposals described herein. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meetings.

Date, Time and Place

The special meetings of stockholders and warrantholders will be held on                     , 2009, at 10:00 a.m., eastern time, at the offices of Akerman Senterfitt, Enterprise’s counsel, at One Southeast Third Avenue, Suite 2500, Miami, Florida  33131.

Purpose of the Enterprise Special Meetings

At the special meeting of stockholders, Enterprise will ask holders of its common stock to:

•

consider and vote upon a proposal to amend Enterprise’s amended and restated certificate of incorporation to allow Enterprise to complete the merger with Merger Sub Corp. even though (i) neither ARMOUR nor Merger Sub Corp. is an operating business and (ii) the fair market value of ARMOUR and Merger Sub Corp. on the date of the transaction is less than 80% Enterprise’s net assets (all of Enterprise’s assets including the funds held in the trust account, less Enterprise’s liabilities) (the initial charter proposal);

consider and vote upon a proposal to increase from 30% to 50% the threshold contained in Enterprise’s amended and restated certificate of incorporation regarding the amount of Enterprise’s Public Shares that may seek conversion without preventing a business combination from being consummated (the secondary charter amendment);

•

consider and vote upon a proposal to (i) adopt the merger agreement, dated as of July 28, 2009, among Enterprise, Merger Sub Corp. and ARMOUR which, among other things, provides for the merger of Merger Sub Corp. with and into Enterprise, with Enterprise being the surviving entity and becoming a wholly-owned subsidiary of ARMOUR, and (ii) approve the business combination contemplated by such merger agreement (the merger proposal); and

•

consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Enterprise is not authorized to consummate the merger (the adjournment proposal).

The approval of the initial charter proposal and the merger proposal, as well as the warrant amendment proposal described below, is a condition to the consummation of the merger discussed above.

At the special meeting of warrantholders, Enterprise will ask holders of its warrants to:

•

in connection with the transactions contemplated by the merger agreement, consider and vote upon a proposal to amend the Warrant Agreement, dated as of November 7, 2007, between Enterprise and Continental Stock Transfer & Trust Company which governs the terms of Enterprise’s outstanding warrants to (i) increase the exercise price of Enterprise’s warrants from $7.50 per share to $11.00 per share and (ii) extend the expiration date of the warrants from November 7, 2011 to November 7, 2012 (the warrant amendment proposal); and

•

consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Enterprise is not authorized to consummate the warrant amendment proposal (the adjournment proposal).

Recommendation of Enterprise Board of Directors

Enterprise’s board of directors:

•	has unanimously determined that each of the proposals is fair to and in the best interests of Enterprise and its stockholders and warrantholders;

•	has unanimously approved each of the proposals;

•	unanimously recommends that Enterprise’s common stockholders vote “FOR” the initial charter proposal;

unanimously recommends that Enterprise’s common stockholders vote “FOR” the secondary charter proposal;

•	unanimously recommends that Enterprise’s common stockholders vote “FOR” the merger proposal;

•	unanimously recommends that Enterprise’s common stockholders vote “FOR” the adjournment proposal;

•	unanimously recommends that Enterprise’s warrantholders vote “FOR” the warrant amendment proposal; and

•	unanimously recommends that Enterprise’s warrantholders vote “FOR” the adjournment proposal.

Record Date; Who is Entitled to Vote

Enterprise has fixed the close of business on                     , 2009, as the “record date” for determining Enterprise stockholders and warrantholders entitled to notice of and to attend and vote at its special meetings. As of the close of business on                     , 2009, there were 31,250,000 shares of Enterprise’s common stock outstanding and entitled to vote and 32,500,000 warrants outstanding and entitled to vote. Each share of Enterprise’s common stock is entitled to one vote per share at the special meeting of stockholders and each warrant is entitled to one vote per warrant at the special meeting of warrantholders.

Pursuant to agreements with Enterprise, the 6,150,000 Founders’ Shares held by the Enterprise Founders will be voted on the merger proposal in accordance with the majority of the votes cast at the special meeting of stockholders on such proposal by the holders of the Public Shares. Accordingly, the vote of such shares will not affect the outcome of the vote on the merger proposal. The Enterprise Founders have agreed to vote any shares they purchase after the execution of the merger agreement in favor of the merger proposal.  In connection with the merger, the Enterprise Founders have agreed to have the 6,150,000 Founders’ Shares cancelled upon consummation of the merger.

The Enterprise Founders have executed voting agreements whereby such parties have agreed to vote the 7,500,000 warrants held by such parties in favor of the warrant amendment proposal.

The Enterprise Founders have indicated that they intend to vote their Founders’ Shares and Sponsors’ Warrants in favor of all other proposals being presented at the meeting.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock entitled to vote constitutes a quorum at the special meeting of stockholders. The presence, in person or by proxy, of a majority of all the outstanding warrants entitled to vote constitutes a quorum at the special meeting of warrantholders.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” will be treated as shares or warrants present for purposes of determining the presence of a quorum on all matters.  Proxies related to “street name” shares or warrants that are returned to Enterprise but marked by brokers as “not voted” will not be treated as shares or warrants percent for purposes of determining the presence of a quorum on all matters.  The latter will not be treated as shares or warrants entitled to vote on the matter as to which authority to vote is withheld from the broker. If you do not give the broker voting instructions, under applicable self-regulatory organization rules, your broker may not vote your shares or warrants on “non-routine” proposals, such as the merger proposal, the initial charter proposal, and the warrant amendment proposal. Since a stockholder must affirmatively vote against the merger proposal to have conversion rights, individuals who fail to vote or who abstain from voting may not exercise their conversion rights. See the information set forth in  “The Merger Proposal — Conversion Rights.”

Vote of Enterprise’s Stockholders Required

The approval of the merger proposal will require (i) the affirmative vote of the holders of a majority of Enterprise common stock outstanding on the record date and (ii) the affirmative vote for the proposal by the holders of a majority of the

Public Shares present (in person or represented by proxy) and entitled to vote on the proposal at the meeting. For purposes of the vote of the holders of a majority of Enterprise stock outstanding, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal. For purposes of the vote of the holders of a majority of the Public Shares present and entitled to vote on the proposal, broker non-votes will have no effect on the vote on the merger proposal and abstentions will have the same effect as a vote “AGAINST” the merger proposal. You cannot seek conversion unless you affirmatively vote against the merger proposal.

The initial charter proposal and secondary charter proposal will require the affirmative vote of the holders of a majority of Enterprise common stock outstanding on the record date. Because these proposals require the affirmative vote of a majority of the shares of common stock outstanding for approval, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against these proposals.

The approval of the adjournment proposal will require the affirmative vote of the holders of a majority of Enterprise’s outstanding common stock present (in person or represented by proxy) at the meeting. Abstentions are deemed entitled to vote on such proposal. Therefore, they have the same effect as a vote against the proposal. Broker non-votes are not deemed entitled to vote on such proposals and, therefore, they will have no effect on the vote on such proposal.

The approval of the initial charter proposal, the merger proposal and the warrant amendment proposal is a condition to the consummation of the merger.

Vote of Enterprise’s Warrantholders Required

The approval of the warrant amendment proposal will require the affirmative vote of the holders of a majority of Enterprise warrants outstanding on the record date. Because this proposal requires the affirmative vote of a majority of the warrants outstanding for approval, abstentions and warrants not entitled to vote because of a broker non-vote will have the same effect as a vote against this proposal.

The approval of the adjournment proposal will require the affirmative vote of the holders of a majority of Enterprise’s warrants represented and entitled to vote thereon at the meeting. Abstentions are deemed entitled to vote on such proposal. Therefore, they have the same effect as a vote against this proposal. Broker non-votes are not deemed entitled to vote on such proposal and, therefore, they will have no effect on the vote on such proposal.

The approval of the initial charter proposal, the merger proposal and the warrant amendment proposal are conditions to the consummation of the merger. If either the initial charter proposal or the merger proposal is not approved, none of the proposals will be presented to warrantholders for a vote and the merger will not be consummated.

Voting Your Shares or Warrants

Each share of Enterprise common stock or warrant of Enterprise that you own in your name entitles you to one vote at the special meetings of stockholders and warrantholders, respectively. Your proxy card shows the number of shares of Enterprise’s common stock or warrants that you own. If your shares or warrants are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares or warrants you beneficially own are properly counted.

There are two ways to vote your shares of Enterprise common stock or warrants at the special meetings:

•

You Can Have Your Shares Voted at the Special Meeting By Proxy By Signing and Returning the Enclosed Proxy Card. If you submit a proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares or warrants as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares or warrants, your shares or warrants will be voted as recommended by Enterprise’s board “FOR” all of the proposals. Proxy cards received after a matter has been voted upon at the special meetings will not be counted.

•

You Can Attend the Special Meetings and Vote in Person. Enterprise will give you a ballot when you arrive. However, if your shares or warrants are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Enterprise can be sure that the broker, bank or nominee has not already voted your shares or warrants.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify , in writing before the special meetings that you have revoked your proxy; or

•	you may attend the special meetings, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares or Warrants

If you have any questions about how to vote or direct a vote in respect of your shares of Enterprise’s common stock or warrants, you may call             , Enterprise’s proxy solicitor, at             , or                                                  .

Proxy Solicitation Costs

Enterprise is soliciting proxies on behalf of its board of directors. All solicitation costs will be paid by Enterprise. This solicitation is being made by mail but also may be made by telephone or in person. Enterprise and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means, including email and facsimile.

Enterprise has hired             to assist in the proxy solicitation process. It will pay that firm a fee of $            plus disbursements. Such payments will be made from non-trust account funds. If the merger is successfully closed, Enterprise will pay             an additional contingent fee of $            .

Enterprise will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Enterprise will reimburse them for their reasonable expenses.

Enterprise Founders; Staton Bell Blank Check LLC

As of                     , 2009, the record date for the Enterprise special meetings, Staton Bell Blank Check LLC  (“SBBC”), which is affiliated with the Enterprise Founders, beneficially owned and was entitled to vote 6,150,000 Founders’ Shares. The Founders’ Shares constituted approximately 20% of the outstanding shares of Enterprise’s common stock immediately after the Enterprise IPO. In connection with Enterprise IPO, Enterprise and UBS and Ladenburg entered into agreements with each of the Enterprise Founders pursuant to which each Enterprise Founder agreed to vote his, her or its Founders’ Shares on the merger proposal in accordance with the majority of the votes cast by the holders of Public Shares. SBBC has agreed to vote any shares of Enterprise common stock they purchase after the execution of the merger agreement in favor of the proposals being presented at the special meeting. SBBC has executed voting agreements whereby such parties have agreed to vote the 7,500,000 Sponsors’ Warrants in favor of the warrant amendment proposal. SBBC has also indicated that it intends to vote its Founders’ Shares and Sponsors’ Warrants in favor of all other proposals being presented at the meetings. The Founders’ Shares have no liquidation rights and will be worthless if no business combination is effected by Enterprise. In connection with the IPO, the Enterprise Founders placed their Founders’ Shares in escrow with Continental Stock Transfer & Trust Company and agreed that they would not sell the Founders’ Shares until the earlier of twelve months after a business combination or Enterprise’s liquidation, subject to earlier release within such twelve month period if (i) Enterprise’s common stock has a last sales price equal to or exceeding $14.25 per share for any 20 trading days within any 30-trading day period commencing 90 days after the successful consummation of a business combination or (ii) Enterprise consummates a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of Enterprise’s stockholders having the right to exchange their shares for cash, securities or other property. If the merger is consummated, SBBC has agreed to cancel all of its Founders’ Shares. Additionally, SBBC has agreed to provide certain services to ARRM upon consummation of the transaction pursuant to a sub-management agreement. In exchange for such services, SBBC will receive certain fees to be paid by ARMOUR to ARRM. For a more detailed description of the interests of the Enterprise Founders, see the section entitled “ The Merger Proposal — Interests of Enterprise’s Directors and Officers and Others in the Merger .”

SBBC agreed, pursuant to an agreement with UBS and Ladenburg in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, to purchase up to $10.0 million of Enterprise’s common stock in the open market, at market prices not to exceed the per share amount held in the trust account, commencing on the later of (a) ten business days after Enterprise files a Current Report on Form 8-K announcing Enterprise’s execution of a definitive agreement for Enterprise’s initial business combination or (b) 60 calendar days after the end of the “restricted period” under Regulation M and ending on the business day immediately preceding the record date for the meeting of the stockholders at which such business combination is to be voted upon by Enterprise stockholders. Daniel C. Staton, Marc H. Bell and Maria Balodimas Staton have agreed to purchase such securities in the event that SBBC is unable to satisfy its obligations under this agreement.  SBBC will not have any discretion or influence with respect to such purchase and will not be able to sell or transfer any common stock purchased in the open market pursuant to such agreement until six months following the consummation of a business combination.  SBBC has agreed to vote all such shares of common stock purchased in the open market in favor of Enterprise’s initial business combination.  If a business combination is not approved by Enterprise’s stockholders, SBBC has agreed not to sell such shares, provided that it will be entitled to participate in any liquidating distributions with respect to such shares purchased in the open market.  Any additional shares or warrants purchased by SBBC will be voted by them in favor of the merger and the other proposals.

At any time prior to the special meetings, during a period when the Enterprise Founders are not aware of any material nonpublic information regarding Enterprise or its securities or pursuant to agreements between the buyer and seller of such securities in a form that would not violate insider trading rules, the Enterprise Founders may purchase additional shares or warrants from institutional and other investors, or execute agreements to purchase such shares or warrants from them in the future, or they or Enterprise may enter into transactions with such persons and others to provide them with incentives to acquire Enterprise’s securities or vote their securities in favor of the merger proposal and the other proposals. The purpose of such share and warrant purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of the Public Shares present (in person or represented by proxy) and entitled to vote on the merger proposal vote in its favor, that holders of fewer than 30% of the Public Shares vote against the merger proposal and demand conversion of their Public Shares into cash where it appears that such requirements would otherwise not be met and that the other proposals are approved.

If such transactions are effected, the consequence could be to cause the merger and the other proposals to be approved in circumstances where such approvals could not otherwise be obtained. Purchases of shares or warrants by the persons described above would allow them to exert more influence over the approval of the merger proposal and other proposals and would likely increase the chances that such proposals would be approved. Moreover, any such purchases may make it less likely that the holders of 30% or more of the Public Shares will vote against the merger proposal and exercise their conversion rights.

As of the date of this proxy statement/prospectus, no such discussions have been held and no agreements to such effect have been entered into with any such investor or holder. Enterprise will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the merger proposal or the other proposals or the conversion threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

It is possible that the special meetings could be adjourned to provide time to seek out and negotiate such transactions if, at the time of the meetings, it appears that the requisite vote will not be obtained or that the limitation on conversion will be exceeded, assuming that an adjournment proposal is presented and approved. Also, under Delaware law, the board of directors may postpone the meetings at any time prior to it being called to order in order to provide time to seek out and negotiate such transactions.

PROPOSALS TO BE CONSIDERED BY THE ENTERPRISE STOCKHOLDERS

THE INITIAL CHARTER PROPOSAL

Enterprise is proposing to amend its amended and restated certificate of incorporation to (i) delete the provision in the first sentence of Article seventh that purports to eliminate Enterprise’s power to amend Sections A through H of Article Seventh until the first to occur of a “Business Combination” or the “Termination Date,” (ii) delete all references to “operating business or business” in the second sentence of  Article SEVENTH, (iii) to delete all references to “fair market value” in the second sentence of Article Seventh and (iv) amend the first paragraph of Article SEVENTH to revise the definition of a “business combination” accordingly.

A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business or businesses (“Target Business” or “Target Businesses”) having, individually or collectively, a fair market value equal to at least 80% of the Corporation’s net assets at the time of such acquisition and resulting in ownership by the Corporation of a controlling interest in the Target Business or Businesses (at least 50% of the voting securities of the Target Business or Businesses). If the Corporation acquires only a controlling interest in a Target Business or Businesses, the portion of such Target Business that the Corporation acquires must have a fair market value equal to at least 80% of the Corporation’s net assets. Any acquisition of multiple Target Businesses shall occur simultaneously.

“Fair market value” shall be determined by the Board of Directors of the Corporation based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow and/or book value). If the Corporation’s Board of Directors is not able to determine independently that the Target Business or Businesses have a sufficient fair market value to meet the threshold criterion, it will obtain an opinion in that regard from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. The Corporation shall not be required to obtain an opinion from an investment banking firm as to the fair market value of the Target Business or Businesses if the Board of Directors independently determines that the Target Business or Businesses have sufficient fair market value to meet the threshold criterion.

Because (i) neither ARMOUR nor Merger Sub Corp. is an operating business and (ii) the fair market value of ARMOUR and Merger Sub Corp. on the date of the transaction is less than 80% of the balance of the trust account, the proposed transaction does not meet the requirements as set forth above. Furthermore, because the Enterprise Founders, through Sub-Manager, will be entitled, pursuant to a sub-management agreement with ARRM, to a portion of the management fee earned by ARRM pursuant to the management agreement between ARMOUR and ARRM, the Enterprise Founders may be deemed to be affiliated with ARMOUR which requires approval by Enterprise’s disinterested independent directors.  See the section entitled “The Merger Proposal — Interests of Enterprise’s Directors and Officers and Others in the Merger.” However, the stockholders of ARMOUR after the business combination will be those of Enterprise and the ownership percentage of Enterprise’s stockholders who do not exercise their conversion rights will increase as a result of the cancellation of the Founders’ Shares. Additionally, the absence of an existing business by ARMOUR precluded the use of customary analyses on which fairness opinions are based. Therefore, it was determined that a fairness opinion was not necessary. Accordingly, Enterprise must amend its amended and restated certificate of incorporation immediately prior to consummation of the merger in order to allow for Enterprise to complete the proposed merger.

Enterprise’s amended and restated certificate of incorporation purports to prohibit amendment to certain of its provisions. The prospectus issued by Enterprise in its IPO stated that Enterprise had been advised that such provision limiting its ability to amend its amended and restated certificate of incorporation may not be enforceable under Delaware law. Enterprise believes that the proposed merger is an extremely attractive opportunity in the current market environment and therefore, public stockholders should be given the opportunity to consider the business combination. In considering the initial charter proposal, Enterprise’s board of directors came to the conclusion that the potential benefits of the proposed merger with ARMOUR to Enterprise and its stockholders outweighed the possibility of any liability described below as a result of the initial charter proposal being approved. Moreover, Enterprise is still offering holders of Public Shares the right to affirmatively vote their Public Shares against the merger proposal and demand that such shares be converted into a pro rata portion of the trust account. Accordingly, Enterprise believes that the proposed amendment to its amended and restated certificate of incorporation is consistent with the spirit in which Enterprise offered its securities to the public.

Enterprise has also received an opinion from special Delaware counsel, Richards, Layton & Finger, P.A., concerning the validity of the initial charter proposal. Enterprise did not request Richards, Layton & Finger to opine on whether the clause currently contained in Article Seventh of its amended and restated certificate of incorporation prohibiting amendment of Article Seventh prior to consummation of a business combination was valid when adopted and does not intend on seeking advice of counsel on that question from any other source. Richards, Layton & Finger concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the initial charter amendment, if duly adopted by the board of directors of Enterprise

(by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and duly approved by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the DGCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the DGCL.” A copy of Richards, Layton & Finger’s opinion is included as Annex H to this proxy statement/prospectus, and stockholders are urged to review it in its entirety.

Because Enterprise’s amended and restated certificate of incorporation in its current form does not allow for Enterprise to complete the proposed merger, each holder of Public Shares at the time of the merger who purchased his or her Public Shares in the IPO and who has not converted his or her shares into cash may have securities law claims against Enterprise for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to as much as $10.00 or more per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of the Enterprise IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the merger with ARMOUR may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others, who may include all holders of Public Shares, may. Neither Enterprise nor ARMOUR can predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful.

The approval of the initial charter proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Enterprise common stock on the record date.

If the initial charter proposal, the merger proposal and the warrant amendment proposal are approved, the following will occur:

•

Enterprise will file an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to (i) delete the provision in the first sentence of Article Seventh that purports to eliminate Enterprise’s power to amend Sections A through H of Article Seventh until the first to occur of a “Business Combination” or the “Termination Date,” (ii) delete all references to “operating business or businesses” in the second sentence of Article SEVENTH, (iii) delete all references to “fair market value” in the second sentence of Article SEVENTH, and (iv) amend the first paragraph of Article Seventh to revise the definition of a “Business Combination”, accordingly.

•

“A “Business Combination” shall mean the acquisition by the Corporation or its stockholders, whether by merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination, of one or more entities or assets (“Target Business” or “Target Businesses”) and resulting in ownership by the Corporation or its stockholders of more than 50% of the voting securities of the Target Business or Businesses.”

•

Immediately after the filing of such amended and restated certificate of incorporation, Enterprise will be authorized to complete the proposed transaction. Thereafter, Enterprise will look to satisfy all necessary conditions to closing the merger.

•	Once all conditions to closing the transaction are satisfied, Enterprise will file all necessary documents with the Secretary of State of the State of Delaware to effectuate such transaction.

ENTERPRISE’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENTERPRISE’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INITIAL CHARTER PROPOSAL.

THE SECONDARY CHARTER PROPOSAL

Enterprise is proposing to further amend its amended and restated certificate of incorporation to increase the threshold regarding the amount of Enterprise’s Public Shares that may seek conversion prior to consummating a business combination from 30% to 50%.

If this proposal is approved, Section A of Article Seventh of Enterprise’s amended and restated certificate of incorporation will read as follows:

“Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that a majority of the IPO Shares present and entitled to vote at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 50% or more of the IPO Shares vote against the Business Combination and exercise their conversion rights described in paragraph C below”

Enterprise’s amended and restated certificate of incorporation purports to prohibit amendment to certain of its provisions, including the conversion threshold of 30%.  The prospectus issued by Enterprise in its IPO stated that Enterprise had been advised that such provision limiting its ability to amend its amended and restated certificate of incorporation may not be enforceable under Delaware law. In considering the secondary charter proposal, the Enterprise board of directors came to the conclusion that the increase in the conversion threshold from 30% to 50% would increase Enterprise’s ability to receive the required approval for the merger proposal.  Also, the Enterprise board of directors came to the conclusion that the potential benefits of the proposed merger with ARMOUR to Enterprise and its stockholders outweighed the possibility of any liability described below as a result of the secondary charter proposal being approved. Moreover, Enterprise is still offering holders of Public Shares the right to affirmatively vote their Public Shares against the merger proposal and demand that such shares be converted into a pro rata portion of the trust account. Accordingly, Enterprise believes that the proposed amendment to its amended and restated certificate of incorporation is consistent with the spirit in which Enterprise offered its securities to the public.

Enterprise has also received an opinion from special Delaware counsel, Richards, Layton & Finger, P.A., concerning the validity of the secondary charter proposal. Enterprise did not request Richards, Layton & Finger to opine on whether the clause currently contained in Article Seventh of its amended and restated certificate of incorporation prohibiting amendment of Article Seventh prior to consummation of a business combination was valid when adopted and does not intend on seeking advice of counsel on that question from any other source. Richards, Layton & Finger concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the secondary charter amendment, if duly adopted by the board of directors of Enterprise (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and duly approved by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the DGCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the DGCL.” A copy of Richards, Layton & Finger’s opinion is included as Annex H to this proxy statement/prospectus, and stockholders are urged to review it in its entirety.

Because Enterprise’s amended and restated certificate of incorporation in its current form prohibits amendment of article seventh prior to consummation of a business combination, each holder of Public Shares at the time of the merger who purchased his or her Public Shares in the IPO and who has not converted his or her shares into cash may have securities law claims against Enterprise for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to as much as $10.00 or more per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of the Enterprise IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the merger with ARMOUR may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others, who may include all holders of Public Shares, may. Neither Enterprise nor ARMOUR can predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful.

The approval of the secondary charter proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Enterprise common stock on the record date.  Approval of the secondary charter proposal is not a condition to the consummation of the merger and the vote on such proposal will not impact whether the merger is consummated.

If the secondary charter proposal is approved, Enterprise will file an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to amend Section A of Article Seventh to revise the threshold from 30% to 50%.

ENTERPRISE’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENTERPRISE’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE SECONDARY CHARTER PROPOSAL.

THE MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the merger and the principal terms of the merger agreement by and among Enterprise, ARMOUR and Merger Sub Corp. is subject to, and is qualified in its entirety by reference to, the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference.

The Parties

Enterprise

Enterprise Acquisition Corp. Enterprise Acquisition Corp. was incorporated in Delaware on July 9, 2007 to serve as a vehicle for the acquisition of one or more operating businesses.

On November 6, 2007, Staton Bell Blank Check LLC, an affiliate of certain Enterprise officers and directors (“SBBC”) purchased an aggregate of 7,500,000 Sponsors’ Warrants (the “Sponsors’ Warrants”) from Enterprise in a private placement transaction at a purchase price of $1.00 per Sponsor Warrant (the “Private Placement”). The Sponsors’ Warrants are identical to the Warrants underlying the Units issued in the IPO (as defined below) except that the Sponsors’ Warrants will be (i) exercisable on a “cashless basis”, and (ii) will not be redeemable by Enterprise so long as they are still held by the purchasers or their affiliates. SBBC has agreed that the Sponsors’ Warrants will not be sold or transferred by them until thirty days after Enterprise completes a business combination.

On November 7, 2007, the registration statement (File No. 333-145154) for Enterprise’s initial public offering of 25,000,000 units (the “IPO”), each unit consisting of one share of common stock, par value $0.0001 per share, and one warrant exercisable for an additional share of common stock (a “Warrant”) was declared effective by the Securities and Exchange Commission (“SEC”). Enterprise completed the IPO on November 14, 2007, resulting in total gross proceeds of $250,000,000. The managing underwriters for the IPO were UBS and Ladenburg. Of the net proceeds after offering expenses of the IPO and the private placement, $247,575,000 was placed in a trust account maintained at Continental Stock Transfer & Trust Company (the “Trust Account”). The proceeds in the Trust Account will include $8.375 million of the gross proceeds representing deferred underwriting discounts and commissions that will be released to the underwriters on completion of a business combination, subject to continuing discussions between Enterprise and the underwriters.  The remaining proceeds outside of the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions, tax expenses and continuing general and administrative expenses. In addition, up to $2,450,000 of the interest earned on the funds held in the Trust Account may be released to fund expenses related to investigating and selecting a target business and other working capital requirements, plus any amounts we may need to pay our tax obligations.

Each Warrant entitles the holder to purchase from Enterprise one share of common stock at an exercise price of $7.50 commencing on the completion of a business combination with a target business and expiring November 7, 2011, unless earlier redeemed. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given. In accordance with the Warrant Agreement relating to the Warrants sold in the IPO, Enterprise is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants.  Enterprise will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) Enterprise will be required to cash settle or net cash settle the attempted warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

Other than its IPO and the pursuit of a business combination, Enterprise has not engaged in any business to date. If Enterprise does not consummate a business combination by November 7, 2009, then, pursuant to Articles  Sixth and Seventh of its amended and restated certificate of incorporation, Enterprise’s officers must take all actions necessary to dissolve and liquidate Enterprise as soon as reasonably practicable following such date. Such actions include (i) prompt notice to the trustee of the trust account who will then notify the accounts where the funds are invested to commence liquidation of any investments that are not already in cash; and (ii) using any of Enterprise’s cash remaining outside of the trust account to pay liabilities. The amount to be distributed to holders of the Enterprise IPO shares in a liquidation will be the amount in the trust account plus any cash remaining outside of the trust account after the payment of Enterprise’s liabilities. Currently, Enterprise does not expect to have any cash remaining outside of the trust account after the payment of such liabilities.

Enterprise’s common stock, units and warrants are currently listed on the NYSE Amex under the symbols EST, EST.U and EST.WS, respectively. Enterprise’s common stock, units and warrants will cease trading upon consummation of the merger.

The mailing address of Enterprise’s principal executive office is 6800 Broken Sound Parkway, Boca Raton, Florida  33487. Its telephone number is (561) 988-1700.

ARMOUR

ARMOUR is a Maryland corporation that will commence operations upon completion of the merger described in this proxy statement/prospectus. ARMOUR will be externally managed and advised by ARRM. ARMOUR intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with ARMOUR’s taxable year ending December 31, 2009. ARMOUR generally will not be subject to U.S. federal income tax on its net taxable income to the extent that it annually distributes its net taxable income to stockholders and maintains its intended qualification as a REIT. ARMOUR also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act.

Upon consummation of the merger, ARMOUR will initially seek to invest, on a leveraged basis, primarily in hybrid adjustable-rate, adjustable-rate and fixed-rate residential mortgage-backed securities issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae.  From time to time, a portion of ARMOUR’s portfolio may be invested in unsecured notes and bonds issued by U.S. Government-chartered entities, U.S. Treasuries and money market instruments, subject to certain income tests ARMOUR must satisfy for its qualification as a REIT.  ARMOUR has committed itself to this asset class by including in its charter a requirement that all of its financial instrument investments will consist of Agency Securities, unsecured Agency Debt, U.S. Treasuries and money market instruments (including reverse repurchase agreements) and hedging and other derivative instruments related to the foregoing investments.  In the case of an ambiguity in the application of this restriction, ARMOUR’s manager, ARRM, or its future board of directors will determine its application.  Amending the ARMOUR charter will require approval by the holders of a majority of ARMOUR’s outstanding common stock. Its only assets following the business combination will be the funds released from Enterprise’s trust account upon consummation of the business combination.

Merger Sub Corp. was formed solely to complete the business combination with Enterprise and has no material assets or liabilities. As of the date of this proxy statement/prospectus, ARMOUR owns no material assets other than the issued shares of Merger Sub Corp. and does not operate any business other than as the holding company of Merger Sub Corp. Its only assets following the business combination will be the funds released to it from Enterprise’s trust account upon consummation of the business combination.

See the section entitled “Business of ARMOUR” for a more complete description of the business that ARMOUR will engage in upon completion of the merger.

ARMOUR’s principal executive office is currently located at 3005 Hammock Way, Vero Beach, Florida  32963.  Its telephone number is (561) 988-4500.

Merger Sub Corp.

ARMOUR Merger Corp. is a Delaware corporation that was organized in July 2009 for the sole purpose of merging with Enterprise. All of Merger Sub Corp.’s capital stock is owned by ARMOUR. Merger Sub Corp. has no material assets and does not operate any business.

The mailing address of Merger Sub Corp.’s principal executive office is 3005 Hammock Way, Vero Beach, Florida  32963.  Its telephone number is (561) 988-4500.

Name; Headquarters; Stock Symbols

After completion of the merger:

•	the name of the publicly-traded holding company will be ARMOUR Residential REIT, Inc.;

•	the corporate headquarters and principal executive offices of ARMOUR will be located at 3005 Hammock Way, Vero Beach, Florida 32963; and

•	the parties intend to apply to have ARMOUR’s common stock and warrants listed for trading on the NYSE Amex under the symbols ARR and ARR.WS, respectively, after consummation of the merger.

Background of the Merger

The terms of the merger agreement are the result of arms’-length negotiations between representatives of Enterprise and ARMOUR. The following is a brief discussion of the background of these negotiations, the merger agreement and related transactions.

Enterprise was formed on July 9, 2007 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Enterprise’s amended and restated certificate of incorporation provides that Enterprise must liquidate unless it has consummated a business combination by November 7, 2009. As of March 31, 2009, $249,434,399 was held in deposit in the trust account.

Enterprise has been reviewing business combination opportunities since the Enterprise IPO on November 7, 2007.  On June 17, 2009, Peter Fowler, consultant to ARMOUR, contacted Daniel C. Staton, the Chief Executive Officer of Enterprise, via telephone and asked whether Enterprise would be interested in a potential business combination with ARMOUR.   Mr. Fowler was familiar with Mr. Staton’s background and experience in REITs and based upon Mr. Staton’s professional background thought that Enterprise might be interested in pursuing an opportunity with a REIT such as ARMOUR.  Mr. Staton indicated that Enterprise would be interested in introductory discussions with ARMOUR and its management.

After the initial telephone call with Mr. Staton, Mr. Fowler introduced Jeffrey Zimmer, the Co-Chief Executive of ARMOUR, to Mr. Staton via e-mail and also provided a detailed presentation regarding ARMOUR’s proposed business and background information regarding Mr. Zimmer and Mr. Scott Ulm, the founders of ARMOUR.

On June 22, 2009, Mr. Fowler contacted Mr. Staton via e-mail to arrange an initial conference call between Enterprise and ARMOUR.  On June 25, 2009, an initial telephone conference call was held between Enterprise, which was represented by Mr. Staton, Marc H. Bell, the Chairman of the Board of Enterprise, Ezra Shashoua, the Chief Financial Officer of Enterprise, and other participants from Enterprise, and ARMOUR, which was represented by Mr. Zimmer.  Mr. Fowler also participated in the call.  During this call, Mr. Zimmer walked the Enterprise team through a management presentation. Following the call, Mr. Fowler contacted Mr. Staton via e-mail to provide additional background and contact information regarding ARMOUR and its management team.

On June 25, 2009, Mr. Staton also communicated with representatives of Ladenburg, a financial advisor to Enterprise, and discussed the market conditions for a REIT transaction involving Enterprise.  The Ladenburg representatives informed Mr. Staton  that they thought the current market for REITs, together with Mr. Staton’s extensive REIT experience, made such a transaction an attractive option for Enterprise.

On June 26, 2009, arrangements were made for an initial in-person meeting between Enterprise and ARMOUR to be held on July 2, 2009 and details regarding the meeting were distributed accordingly.  The in-person meeting was held on July 2, 2009 at Enterprise’s offices in Boca Raton, Florida.  The attendees at the meeting were Messrs. Staton, Bell and Shashoua, together with Maria Balodimas Staton, the Corporate Secretary of Enterprise, and other participants from Enterprise, Messrs. Zimmer and Ulm from ARMOUR, representatives of Ladenburg and representatives of Akerman Senterfitt, Enterprise’s legal counsel.  Also in attendance telephonically were additional representatives of Ladenburg and representatives of UBS, a financial advisor to Enterprise.  At this meeting, Messrs. Zimmer and Ulm gave a presentation regarding ARMOUR and its business model, including current market conditions, opportunities, and dynamics, the economics of ARMOUR as well as the risks associated with the ARMOUR business model.

Between July 4, 2009 and July 11, 2009, there were numerous communications by telephone and e-mail between the internal management teams at Enterprise and ARMOUR, which entailed extensive due diligence and discussions regarding the structure of a potential business combination.

On July 4, 2009, Mr. Bell distributed an e-mail containing the material terms of a proposed transaction between Enterprise and ARMOUR.

On July 6 and 7, 2009, Messrs. Zimmer and Ulm had in-person meetings in New York with representatives of both UBS and Ladenburg, for the purpose of continuing due diligence and discussing the structure for a potential business combination.  Additionally, each management team continued background checks by contacting numerous references provided by the other.

On July 9, 2009, Mr. Staton traveled to New York for a dinner meeting with Messrs.  Zimmer and Ulm, where they further discussed the details of the potential business combination.

On July 11, 2009, ARMOUR contacted Enterprise and expressed interest in moving forward with the transaction.  Mr. Staton then sent a follow up e-mail including additional points that the parties had agreed upon.  Mr. Staton also informed the Enterprise board of the potential business combination and the material terms thereof. Mr. Staton then advised UBS, Ladenburg, Akerman and Enterprise’s internal management team that Enterprise was moving forward with the potential transaction.  There were also additional communications by telephone and e-mail between the internal management teams at Enterprise and ARMOUR.

On the morning of July 13, 2009, there was an organizational meeting held telephonically with representatives of Enterprise, ARMOUR, Akerman and the respective parties’ financial advisors, where the teams were introduced and there were discussions regarding the structure of the transaction and assignment of responsibilities and a timeline for action items. Later that day Enterprise had a telephone conference with Eisner LLP, Enterprise’s independent auditor, to inform Eisner of the potential business combination.  ARMOUR subsequently retained Eisner to audit its financial statements in connection with the potential transactions.

Between July 13 and July 17, 2009, the parties continued to perform due diligence and negotiated the terms of the transaction.  On July 17, 2009, Akerman distributed drafts of a merger agreement and a proxy statement/prospectus in connection with the potential transactions to the working group and to the Enterprise board of directors.  On July 21, 2009, the Enterprise board met telephonically to consider the potential merger transaction.  Mr. Staton provided a description of ARMOUR’s proposed business and its management team and Mr. Staton and representatives of Akerman outlined the proposed transaction.  After extensive discussions, the board approved the proposed merger transaction and the Enterprise secondary charter proposal.

Between July 21 and July 28, 2009, the parties continued to prepare the merger agreement and ancillary documents, together with the proxy statement/prospectus to be filed with the SEC in connection with the proposed business combination.

The merger agreement was signed on July 28, 2009.  On July 28, 2009, Enterprise issued a press release and subsequently filed a Current Report on Form 8-K on the same day announcing the execution of the merger agreement and discussing the terms of the merger agreement.

Enterprise’s Board of Directors’ Reasons for the Approval of the Merger

The Enterprise board carefully reviewed the merger agreement, together with accompanying ancillary agreements, and relevant industry and financial data in order to unanimously approve the merger agreement and the transactions contemplated by the merger agreement.

The management of Enterprise, including members of its board, has long and diverse experience in operational, financial, securities and investment management and analysis.  In particular, Mr. Staton, Enterprise’s Chief Executive Officer, has significant past experience with the formation and management of REITs. In the opinion of Enterprise’s board, its management is well-qualified to conduct the due diligence and other investigations and analyses required in connection with the search for a merger partner. Enterprise’s management, board and advisors are experienced in the finance, securities and investment industries, with an emphasis on REITs. The Enterprise board believes that this experience makes Enterprise’s management, board of directors and advisors qualified to pass on the merits of the proposed merger.

The Enterprise board unanimously concluded that the transactions contemplated by the merger agreement with ARMOUR are advisable, fair to and in the best interests of Enterprise’s stockholders and warrantholders. In reaching this conclusion, the Enterprise board of director considered a wide variety of factors, including materials, presented to the Enterprise board of directors, prepared by ARMOUR and ARRM regarding its proposed business.  In light of the complexity of those factors, the Enterprise board did not consider it practicable to quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Enterprise board may have given different weight to different factors. The following is a summary of the material factors that the Enterprise board considered:

Experienced REIT Management Team

ARMOUR’s manager, ARRM, consists of Mr. Jeffrey Zimmer and Mr. Scott Ulm, experienced professionals who will conduct its day to day operations. Mr. Zimmer has 25 years of experience in the mortgage securities market and has been Chief Executive Officer for a mortgage REIT for over four years.  Mr. Zimmer and Mr. Ulm have extensive experience in favorable and unfavorable economic cycles and in securities trading, sales and hedging, asset/liability management and analysis and leveraged mortgage finance.

ARMOUR will compete with many other companies for desirable opportunities to acquire its targeted assets and the Enterprise board of directors believes that the experience of ARMOUR’s management team provides it with a competitive advantage in this regard.  Messrs. Zimmer and Ulm have both developed extensive contacts among investment banks, lenders, hedge counterparties, broker-dealers trading mortgage-backed securities and other market participants.  Further, the Enterprise board of directors believes that Messrs. Zimmer and Ulm have developed a strong reputation among these market participants and an understanding of the price and other terms on which mortgage assets are reasonably structured and traded.  The Enterprise board of directors believes that Messrs. Zimmer and Ulm’s history of completing transactions in mortgage-backed securities will provide ARMOUR with excellent access to broker-dealers that are structuring and selling classes of mortgage-backed securities and to investment and hedging opportunities.

Attractive Asset Class

The Enterprise board believes that ARMOUR’s strategy to primarily invest in agency securities reduces its credit and liquidity risk relative to other mortgage asset classes.  Agency securities are perceived to have less credit risk than other types of mortgage-backed securities, because agency securities are issued by U.S. Government-chartered entities or guaranteed by a U.S. Government corporation.  Additionally, the Enterprise board believes the credit quality of agency securities will allow ARMOUR to obtain favorable financing terms in the current environment of tightening credit standards.  The Enterprise board believes these factors will provide Enterprise stockholders and warrantholders with attractive risk-adjusted returns.  ARMOUR has committed itself to this asset class by including in its charter a requirement that all of its financial instrument investments will consist of Agency Securities, unsecured agency debt, U.S. Treasuries and money market instruments, or accounts at state or federal chartered financial institutions, subject to certain income tests ARMOUR must satisfy for its qualification as a REIT. ARMOUR may also invest in hedging and other derivative instruments related to the foregoing investments.  In the case of an ambiguity in the application of this restriction, ARMOUR’s manager, ARRM, or its future board of directors will determine its application.  Amending the ARMOUR charter will require approval by the holders of a majority of ARMOUR’s outstanding common stock. ARMOUR’s only assets following the business combination will be the funds released from Enterprise’s trust account upon consummation of the business following the business combination will be the funds released from Enterprise’s trust account upon consummation of the business combination and its Enterprise stock.

Market Opportunity

The spread between current coupon agency securities and U.S. Treasury swaps significantly widened during the preceding year.  The Enterprise board of directors believes that the current spread offers Enterprise with opportunities to invest at attractive net interest margins and that ARMOUR’s investment strategy is well suited for investing funds expeditiously in this environment.

Active Risk Management

ARMOUR will seek to differentiate itself from other mortgage portfolio managers through its approach to risk management.  ARMOUR intends to actively manage the combination of its assets, its term repurchase agreements and its swap agreements and other derivative instruments to cost-effectively maintain what it believes is an appropriate duration and risk profile, based upon its view of the market in relation to the totality of our assets, liabilities and derivatives.

Sophisticated Investment Platform

ARMOUR expects to benefit from the analytical and modeling skills developed by its management team as a result of their many years of experience and from the brokerage services, market surveillance services and quantitative tools provided by AVM, L.P.. ARMOUR will use its management’s methodologies, together with commercially-available software customized by its management team, to value potential investments, identify attractive investments, forecast the performance of its assets and determine strategies to hedge its interest rate risk.

ARMOUR anticipates that it will enter into agreements with AVM, L.P. to assist it in monitoring and managing its assets, liabilities and hedges on a security-by-security as well as a portfolio-wide basis.  AVM, L.P.’s services will include current mark-to-market asset valuations, execution of agency and derivative securities trades and administration of its expected short-term repurchase facilities, including staggering of its maturities and related continuous re-pricing.  ARMOUR believes this third-party relationship will allow its management to focus on critical forecasting and risk mitigation, areas where its management team has the most direct experience, while at the same time providing it access to an on-going monitoring and trading platform not normally established inside a newly-organized enterprise.

No Legacy Issues

As a company with no historical investments, ARMOUR will build an initial portfolio consisting of currently-priced assets.  As a result, ARMOUR’s new investment portfolio will have no performance drag from previously-purchased, lower-yielding assets.

Potential for Warrants to Be an Additional Capital Source.

In addition, the Enterprise board considered the fact that the public warrants that will be outstanding after the completion of the merger could provide an additional source of financing for ARMOUR in the future.

Potential Adverse Factors Considered by Enterprise

The Enterprise board also evaluated several potential adverse factors in its consideration of the acquisition of ARMOUR. These included:

ARMOUR’s lack of operating history.  The Enterprise board considered that ARMOUR, as a newly formed mortgage REIT, has no operating or financial history. The Enterprise board determined, however, that the growth prospects of ARMOUR outweighed concerns based on its lack of operating history. In addition, the Enterprise board believes that the lack of legacy assets in ARMOUR’s mortgage REIT provides a competitive advantage relative to public mortgage REIT peers. The board of directors noted ARMOUR’s expected return on equity, net income, earnings per share and the overall growth opportunities presented by ARMOUR’s investment strategy in the residential mortgage market.

Adverse general economic conditions.  In its evaluation of ARMOUR, the Enterprise board considered the current adverse economic conditions and the impact such conditions could have on ARMOUR’s business. It was the board of directors’ belief that the trends evidenced in ARRM’s mortgage-backed securities strategy since its inception in February 2008 demonstrated potential resistance or minimal exposure to recessionary economic forces and that ARMOUR’s markets, investment strategy and growth strategy outweighed concerns about general economic conditions.

Increased number of competitive participants pursuing similar investment strategies.  In its evaluation of ARMOUR, the Enterprise board considered the fact that several funds are pursuing or considering pursuing similar investment and capital raising strategies addressing the residential mortgage-backed securities market, including the government’s Public-Private Investment Program and Term Asset-Backed Securities Loan Facility initiatives. It was the Enterprise board’s belief that the absolute size of the opportunity in the $11 trillion mortgage market coupled with the experience of the ARRM investment team outweighed concerns about competitive funds with similar investment strategies.

Lack of fairness opinion. In analyzing the transaction with ARMOUR, the Enterprise board conducted due diligence on ARMOUR’s proposed business model and investment strategy. The Enterprise board believed that, because of the financial skills and background of its directors, it was qualified to conclude that the business combination was fair from a financial perspective to its stockholders and warrantholders. The Enterprise board of directors did not obtain a fairness opinion to assist it in its determination. Accordingly, the Enterprise board’s assessment of the transaction may not be accurate. Furthermore, as described in more detail below, SBBC, an affiliate of the Enterprise Founders, will be providing services to ARRM pursuant to a sub-management agreement and will be receiving a percentage of the net management fees earned by ARRM. As a result, the Enterprise Founders are receiving consideration in the merger that is different than the consideration to be received by the holders of Public Shares.

The Enterprise board was cognizant of Enterprise’s liquidation date of November 7, 2009, but ultimately evaluated the potential business combination with ARMOUR strictly on the quantitative and qualitative information regarding ARMOUR and its business that was available. Since completion of the Enterprise IPO, the Enterprise board has been regularly kept apprised of potential business combination targets and management’s discussions and evaluation of such targets. As discussed above, Enterprise engaged in an ongoing and systematic search for potential business combination candidates, deciding on its own accord in various situations to terminate discussions with potential candidates when determined by management that such candidates did not ultimately represent the investment opportunity that Enterprise wanted to present to its stockholders.

Interests of Enterprise’s Directors and Officers and Others in the Merger

In considering the recommendation of the board of directors of Enterprise to vote for the proposal to approve the merger proposal, you should be aware that Enterprise’s directors and officers have agreements or arrangements that provide them with interests in the merger that differ from, or are in addition to, those of Enterprise stockholders generally. In particular:

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If the merger is not consummated by November 7, 2009, Enterprise’s amended and restated certificate of incorporation provides that it will automatically be liquidated. In such event, the 6,250,000 Founders’ Shares held by Enterprise’s directors and officers that were acquired before the IPO for an aggregate purchase price of $25,000 would be worthless because Enterprise’s directors and officers are not entitled to receive any of the liquidation proceeds with respect to such shares. Such shares had an aggregate market value of $            based upon the common stock’s closing bid price of $            on the NYSE Amex on                     , 2009, the record date for the Enterprise special meeting. If the merger is consummated, the Enterprise Founders have agreed that the 6,150,000 Founders’ Shares held by SBBC will be cancelled.

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Sub-Manager, an affiliate of the Enterprise Founders, has agreed to provide certain services to ARRM upon consummation of the transaction pursuant to a sub-management agreement pursuant to which Sub-Manager will be paid by ARRM a percentage of the net management fees to be paid by ARMOUR to ARRM. See the section entitled “— Sub-Management Agreement “ below for further details on this arrangement.

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The Enterprise Founders also purchased 7,500,000 Sponsors’ Warrants, for an aggregate purchase price of $7,500,000 (or $1.00 per warrant), pursuant to agreements with Enterprise, UBS, and Ladenburg that were entered into in connection with the Enterprise IPO. These purchases took place on a private placement basis simultaneously with the consummation of the Enterprise IPO. All of the proceeds Enterprise received from these purchases were placed in Enterprise’s trust account. The Sponsors’ Warrants are identical to the Enterprise warrants except that (i) the warrants will not be transferable or salable by holders (except in certain limited circumstances such as to relatives and trusts for estate planning purposes, provided the transferee agrees to be bound by the transfer restrictions) until Enterprise completes a business combination, (ii) they will be exercisable on a cashless basis and (iii) if Enterprise calls the warrants for redemption, the Sponsors’ Warrants will not be redeemable so long as such warrants are held by the initial holders or their affiliates, including any permitted transferees. All of the Sponsors’ Warrants will become worthless if the merger is not consummated and Enterprise is liquidated (as will the public warrants). Such Sponsors’ Warrants had an aggregate market value of $            , based on the warrants’ closing bid price of $            on the NYSE Amex on                     , 2009, the record date for the Enterprise special meeting.

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If Enterprise liquidates prior to the consummation of a business combination, Daniel C. Staton, Marc H. Bell and Maria Balodimas Staton will be personally liable in certain situations to pay debts and obligations to vendors and other entities that are owed money by Enterprise for services rendered or products sold to Enterprise, or to any target business, to the extent such creditors bring claims that would otherwise require payment from monies in the trust account. Based on Enterprise’s estimated debts and obligations, it is not currently expected that Mr. Staton, Mr. Bell and Ms. Staton will have any exposure under this arrangement in the event of a liquidation.

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If Enterprise is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, Mr. Staton, Mr. Bell and Ms. Staton has agreed to advance Enterprise the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

Additionally, upon consummation of the merger, UBS and Ladenburg, the underwriters in the Enterprise IPO, will be entitled to receive up to an aggregate of approximately $8.375 million of deferred underwriting commissions and have certain rights to participate in future securities offerings by ARMOUR following consummation of the merger, subject to continuing discussions between Enterprise and the underwriters. If the merger is not consummated and Enterprise is required to be liquidated, the underwriters will not receive any such funds. [Enterprise is also obligated to pay an aggregate $[          ] of success fees upon the closing of the merger to three of its consultants.]  The consultants will not receive such fees if the merger is not consummated.

Furthermore, after the consummation of the merger, pursuant to the sub-management agreement, the Sub-Manager will receive from ARRM a percentage of the net management fees to be paid by ARMOUR to ARRM pursuant to the management agreement.

Sub-Management Agreement

The Sub-Manager, which is wholly owned by the Enterprise Founders, has agreed to provide certain services to ARRM upon consummation of the transaction pursuant to a sub-management agreement. These services may include, upon reasonable request by ARRM:

•	serving as a consultant to ARRM with respect to the periodic review of the “guidelines” (as defined in the sub-management agreement);

•	identifying for ARRM potential new lines of business and investment opportunities for ARMOUR;

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identifying for and advising ARRM with respect to selection of independent contractors that provide investment banking, securities brokerage, mortgage brokerage and other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services as may be required relating to the investments of ARMOUR and its subsidiaries;

•	advising ARRM with respect to ARMOUR’s stockholder and public relations matters;

•	advising and assisting ARRM with respect to ARMOUR’s capital structure and capital raising; and

•	advising ARRM on negotiating agreements relating to programs established by the U.S. government.

Sub-Manager and its officers and employees will devote such portion of their time as is necessary to perform the services under the sub-management agreement; however, Sub-Manager is not authorized to advise or bind ARMOUR and has no authority or obligation under the management agreement, and ARRM will remain primarily and directly responsible for the all services provided to ARMOUR under the management agreement.  Additionally, ARRM will be solely responsible with respect to certain matters as enumerated in the sub-management agreement.

In exchange for such services, Sub-Manager will receive, in addition to any applicable termination fee or final payment described below, a sub-management fee, calculated and paid monthly in arrears, equal to (i) 25% of the net base management fee received by ARRM pursuant to the management agreement. Sub-Manager is entitled to reimbursement of expenses in connection with its provision of services under the sub-management agreement on the same basis that ARRM is entitled to reimbursement under the management agreement.

The sub-management agreement will continue in effect until it is terminated upon the earliest of (a) the election of Sub-Manager, at any time following the expiration of the initial 5-year term of the management agreement, to terminate the sub-management agreement, (b) the termination of the management agreement by ARMOUR, or (c) the removal of Sub-Manager for “cause” (as defined in the sub-management agreement).  Generally speaking, under the sub-management agreement, “cause” for removal of Sub-Manager exists when a court of competent jurisdiction makes a final determination that Sub-Manager (a) has materially breached the sub-management agreement that has a material adverse effect on ARRM, (b) has acted with willful misconduct or gross negligence that results in material harm to ARRM, or (c) has committed fraud that results in material harm to ARRM.  In case of certain terminations, Sub-Manager is entitled to either a termination fee or final payment in recognition of the level of the upfront effort and commitment of resources required by Sub-Manager in connection with the agreement.

If the management agreement is terminated by ARMOUR without cause as described in this proxy statement/prospectus, ARRM will be entitled to a termination fee from ARMOUR equal to three times the management fee earned by ARRM during the 12-month period immediately preceding the date of termination. Under the sub-management agreement, if the management agreement is terminated by ARMOUR without cause, Sub-Manager would be entitled to 25% of ARRM’s termination fee. See “Management of ARMOUR Following the Merger — Management Agreement with ARRM — Termination Fee.”

If the sub-management agreement is terminated at the election of Sub-Manager to terminate the sub-management agreement, at any time following the expiration of the initial 5-year term of the management agreement, Sub-Manager is entitled to receive (a) from ARRM, all fees accrued through the date of termination, plus (b) from ARMOUR, an additional final payment of 6.16 times the annualized rate of the last three monthly payments of the monthly sub-management fee; provided that the last three monthly payments will be re-calculated to reverse the impact of any decrease in ARMOUR’s gross equity raised due to repurchases of ARMOUR common stock during the previous year. In addition, the final payment will be re-calculated to take into account any increase in ARMOUR’s gross equity raised due to additional equity capital raised by ARMOUR in the six months following the date of termination, less any reductions in ARMOUR’s gross equity raised during that period (other than as attributable to stock repurchases). If, prior to such a termination of the sub-management agreement pursuant to which Sub-Manager is entitled to receive the final payment, as described above, ARRM has in good faith initiated litigation with respect to a claim of cause against Sub-Manager, ARMOUR may deposit the final payment into a mutually acceptable escrow arrangement, pending a resolution of such claim of cause pursuant to the terms of the sub-management agreement.  Under the terms of the sub-management agreement, the final payment will be the obligation of ARMOUR.

During the term of the sub-management agreement, subject to various terms and conditions set forth in the sub-management agreement, if ARRM or certain ARRM affiliates manage certain other investment vehicles, ARRM and Sub-Manager will enter into good faith negotiations and ARRM will offer Sub-Manager a sub-management agreement on substantially the same terms as the sub-management agreement described herein or an alternative arrangement reasonably acceptable to ARRM and Sub-Manager.

Sub-Manager is not permitted, without the prior written consent of ARRM (not to be unreasonably withheld), to transfer or assign its rights to receive the fees and other amounts payable under the sub-management agreement. In addition, the sub-management agreement requires the consent of ARRM (not to be unreasonably withheld) prior to any transfer of any membership interests in Sub-Manager that would result in Daniel C. Staton and Marc H. Bell, and certain of their respective affiliates and other permitted transferees, no longer holding a majority-interest in Sub-Manager.

Recommendation of Enterprise’s Board of Directors

After careful consideration of the matters described above, Enterprise’s board of directors determined unanimously that the merger proposal is fair to and in the best interests of Enterprise and its stockholders. Enterprise’s board of directors has unanimously approved and declared advisable and unanimously recommend that you vote or give instructions to vote “FOR” the merger proposal.

The foregoing discussion of the information and factors considered by the Enterprise board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Enterprise board of directors.

Conversion Rights

Any of Enterprise’s stockholders holding Public Shares as of the record date who affirmatively vote their Public Shares against the merger proposal may also demand that such shares be converted into a pro rata portion of the trust account, calculated as of two business days prior to the consummation of the merger. If demand is properly made and the merger is consummated, these shares will be converted into a pro rata portion of funds deposited in the trust account plus interest, calculated as of such date.

Enterprise stockholders who seek to exercise this conversion right (“converting stockholders”) must affirmatively vote against the merger proposal. Abstentions and broker non-votes do not satisfy this requirement. Additionally, holders demanding conversion must deliver their shares (either physically or electronically using the Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System) to Enterprise’s transfer agent up to the vote at the meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be converted into cash.

If the holders of more than 7,499,999 Public Shares (an amount equal to 30% or more of the Public Shares or 50% if the secondary charter proposal is approved) vote against the merger proposal and properly demand conversion of their shares, Enterprise will not be able to consummate the merger unless the secondary charter proposal is approved, in which case Enterprise will not consummate the merger if holders of more than 12,499,999 or more Public Shares exercise their conversion rights.

The closing bid price of Enterprise’s common stock on                     , 2009 (the record date for the Enterprise special meeting) was $            . The cash held in the trust account on                     , 2009 was approximately $            ($            per Public Share). Prior to exercising conversion rights, stockholders should verify the market price of Enterprise’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price. Enterprise cannot assure its stockholders that they will be able to sell their shares of Enterprise common stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in Enterprise’s securities when Enterprise’s stockholders wish to sell their shares.

If you exercise your conversion rights, then you will be exchanging your shares of Enterprise common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you affirmatively vote against the merger proposal, properly demand conversion, and deliver your stock certificate (either physically or electronically) to Enterprise’s transfer agent up to the vote at the meeting.

If Enterprise is unable to complete the merger or another business combination by November 7, 2009, its amended and restated certificate of incorporation provides that its corporate existence will terminate on that date and, upon its resulting liquidation, the holders of Public Shares will receive an amount equal to the amount of funds in the trust account, inclusive of interest not previously released to Enterprise, as well as any remaining net assets outside of the trust account, at the time of the liquidation distribution, divided by the number of Public Shares. Although both the per share liquidation price and the per share conversion price are equal to the amount in the trust account divided by the number of Public Shares, the amount a holder of Public Shares would receive at liquidation may be more or less than the amount such a holder would have received had it sought conversion of its shares in connection with the merger because (i) there will be greater earned interest in the trust account at the time of a liquidation distribution since it would occur at a later date than a conversion and (ii) Enterprise may incur expenses it otherwise would not incur if Enterprise consummates the merger, including, potentially, claims requiring payment from the trust account by creditors who have not waived their rights against the trust account. Daniel C. Staton, Enterprise’s chief executive officer, Marc H. Bell, Enterprise’s Treasurer, and Maria Balodimas Staton, Enterprise’s

Secretary, will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses and vendors or other entities that are owed money by Enterprise for services rendered or products sold to it. While Enterprise has no reason to believe that Mr. Staton, Mr. Bell and Ms. Staton will not be able to satisfy those obligations, there cannot be any assurance to that effect. See the section entitled  “Other Information Related to Enterprise — Liquidation If No Business Combination”  for additional information.

Actions That May Be Taken to Secure Approval of Enterprise’s Stockholders

Based on recently completed business combinations by other similarly structured blank check companies, it is believed by Enterprise that the present holders of 30% or more of the Public Shares (50% if the secondary charter proposal is approved) may have the intention to vote against the merger and seek conversion of their Public Shares into cash in accordance with Enterprise’s amended and restated certificate of incorporation. If such event were to occur, the merger could not be completed. To preclude such possibility, Enterprise, the Enterprise Founders, ARMOUR and their respective affiliates may negotiate arrangements to provide for the purchase of the Public Shares from holders who indicate their intention to vote against the merger and seek conversion or who otherwise wish to sell their Public Shares. These arrangements might also include arrangements to provide such holders of Public Shares with incentives to vote in favor of the merger proposal.

Arrangements of such nature would only be entered into and effected with the prior approval of ARMOUR (with respect to shares purchased) in accordance with applicable law at a time when Enterprise, the Enterprise Founders, ARMOUR and/or their respective affiliates are not aware of any material nonpublic information regarding Enterprise and its securities or pursuant to agreements between the buyer and seller of such shares in a form that would not violate insider trading rules. Definitive arrangements have not yet been determined but might include:

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Agreements between Enterprise and the holders of Public Shares pursuant to which Enterprise would agree to purchase Public Shares from such holders immediately after the closing of the merger for the price and fees specified in the arrangements.

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Agreements with third parties to be identified pursuant to which the third parties would purchase Public Shares during the period beginning on the date that the registration statement of which this proxy statement/prospectus is a part is declared effective. Such arrangements would also provide for Enterprise, immediately after the closing of the merger, to purchase from the third parties all of the Public Shares purchased by them for the price and fees specified in the arrangements.

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Agreements with third parties pursuant to which Enterprise would borrow funds to make purchases of Public Shares for its own account. Enterprise would repay such borrowings with funds transferred to it from Enterprise’s trust account upon closing of the merger.

As a result of the purchases that may be effected through such arrangements, it is likely that the number of shares of common stock of Enterprise in its public float will be reduced and that the number of beneficial holders of Enterprise’s and Enterprise’s securities also will be reduced. This may make it difficult to obtain the quotation, listing or trading of Enterprise’s securities after the consummation of the merger on the NYSE Amex or any other national securities exchange.

Enterprise will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the merger proposal or the conversion threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons. If members of Enterprise’s board of directors or officers make purchases pursuant to such arrangements, they will be required to report these purchases on beneficial ownership reports filed with the SEC.

The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of Enterprise common stock outstanding vote in favor of the merger proposal, the merger proposal is approved by the necessary vote of the holders of the Public Shares and that holders of fewer than 30% of the Public Shares vote against the merger proposal and demand conversion of their Public Shares into cash where it appears that such requirements would otherwise not be met. All shares purchased pursuant to such arrangements would be voted in favor of the merger proposal. If, for some reason, the merger is not closed despite such purchases, the purchasers would be entitled to participate in liquidation distributions from Enterprise’s trust account with respect to such shares.

Purchases pursuant to such arrangements ultimately paid for with funds in Enterprise’s trust account would diminish the funds available to Enterprise after the merger for working capital and general corporate purposes. Nevertheless, in all events there will be sufficient funds available to Enterprise from the trust account to pay the holders of all Public Shares that are properly converted.

It is possible that the special meetings could be adjourned to provide time to seek out and negotiate such transactions if, at the time of the meetings, it appears that the requisite vote will not be obtained or that the limitation on conversion will be exceeded, assuming that an adjournment proposal is approved. Also, under Delaware law, the board of directors may postpone the meetings at any time prior to it being called to order in order to provide time to seek out and negotiate such transactions.

Rescission Rights

The prospectus issued by Enterprise in the Enterprise IPO (i) disclosed that Enterprise was required to complete a business combination in which it acquired a target business having a fair market value equal to at least 80% of Enterprise’s net assets (all of Enterprise’s assets, including the funds held in the trust account, less Enterprise’s liabilities) and, if the transaction is a related party transaction, to obtain approval of its disinterested independent directors and an opinion from an independent investment banking firm indicating that the transaction is fair to public stockholders from a financial point of view, if the Enterprise Board of Directors is unable to independently make this determination, (ii) did not disclose that funds in the trust account might be used to purchase Public Shares from holders thereof who have indicated their intention to vote against the merger and convert their shares into cash, and (iii) stated that specific provisions in Enterprise’s amended and restated certificate of incorporation may not be amended prior to the consummation of an initial business combination but that Enterprise had been advised that such provision limiting its ability to amend its amended and restated certificate of incorporation may not be enforceable under Delaware law. Accordingly, if the merger is consummated or if funds in the trust account are used to purchase Public Shares, each holder of Public Shares at the time of the merger who purchased his or her Public Shares in the IPO and who has not converted his or her shares into cash may have securities law claims against Enterprise for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to as much as $10.00 or more per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of the Enterprise IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the merger may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others, who may include all holders of Public Shares, may. Neither Enterprise nor ARMOUR can predict whether Enterprise stockholders will bring such claims, how many might bring them or the extent to which they might be successful.

Appraisal Rights

Enterprise stockholders and warrantholders do not have appraisal rights under the DGCL in connection with the merger or the issuance of ARMOUR common stock and warrants pursuant to the merger.

Anticipated Accounting Treatment

The merger will be accounted for as a reverse merger accompanied by a recapitalization of ARMOUR as the merger agreement does not result in an acquisition of a business under SFAS 141R. ARMOUR is considered to be the acquirer for accounting purposes because it will obtain effective control of Enterprise as a result of the merger. The determination was based on ARMOUR comprising the ongoing operations of the combined entity, ARMOUR’s senior management serving as the senior management of the combined entity and ARMOUR’s former equity members having the right to appoint a majority of the combined entity’s board of directors. However, because Enterprise, the acquiree for accounting purposes, does not meet the definition of a “business” provided in SFAS 141R, the recognition and measurement provisions of SFAS 141R do not apply. The share exchange transaction utilizes the capital structure of Enterprise and the assets and liabilities of ARMOUR are recorded at historical cost. Although ARMOUR will be deemed to be the acquiring company for accounting and financial reporting purposes, Merger Sub Corp., a newly-formed subsidiary of ARMOUR, is intended to be merged with and into Enterprise, and ARMOUR will become the parent entity of both Enterprise and Merger Sub Corp.

Regulatory Matters

The merger and the transactions contemplated by the merger agreement are not subject to any additional federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, except for filings with the State of Delaware necessary to effectuate the merger.

Required Vote

The approval of the merger proposal will require (i) the affirmative vote of the holders of a majority of Enterprise common stock outstanding on the record date and (ii) the affirmative vote of the holders of a majority of the Public Shares present (in person or represented by proxy) and entitled to vote at the Enterprise special meeting.

THE ENTERPRISE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE ENTERPRISE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

THE MERGER AGREEMENT

For a discussion of the merger structure, merger consideration and indemnification provisions of the merger agreement, see the section entitled “The Merger Proposal.”  Such discussion and the following summary of other material provisions of the merger agreement is qualified by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference. All stockholders are encouraged to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger. The merger agreement has been included as an annex to this proxy statement/prospectus to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Enterprise, ARMOUR or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the merger agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Enterprise or ARMOUR or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by ARMOUR and Enterprise.

Structure of the Merger

The merger agreement provides for (i) the merger of Merger Sub Corp. with and into Enterprise with Enterprise surviving the merger and becoming a wholly-owned subsidiary of ARMOUR, and (ii) ARMOUR to become the new publicly-traded corporation of which the holders of Enterprise securities will be security holders.  Upon consummation of the merger, Enterprise’s outstanding common stock and warrants will be converted into like securities of ARMOUR, on a one-to-one basis. The holders of Enterprise’s common stock and warrants will be holders of the securities of ARMOUR after the merger in the same proportion as their current holdings in Enterprise, except as (i) increased by (A) the cancellation by the Enterprise Founders of their Founders’ Shares prior to the consummation of the transaction and (B) conversion of any Public Shares and (ii) decreased by the issuance of shares of restricted stock to ARMOUR’s independent directors upon consummation of the transaction.

Closing and Effective Time of the Merger

The closing of the merger will take place promptly following the satisfaction of the conditions described below under the subsection entitled “Conditions to Closing of the Merger,”  unless Enterprise and ARMOUR agree in writing to another time. The merger is expected to be consummated promptly after the special meetings of Enterprise’s stockholders and warrantholders described in this proxy statement/prospectus.

Representations and Warranties

The merger agreement contains representations and warranties of Enterprise relating, among other things, to:

•	proper organization and similar corporate matters;

•	capital structure;

•	the authorization, performance and enforceability of the merger agreement;

•	permits and compliance with applicable laws;

•	tax matters;

•	SEC reports, financial statements and Sarbanes-Oxley Act;

•	absence of undisclosed liabilities;

•	contracts;

•	assets and properties;

•	absence of certain changes or events;

•	employee matters;

•	compliance with laws;

•	litigation;

•	transactions with affiliates;

•	Enterprise’s trust account; and

•	regulatory matters and compliance.

The merger agreement contains representations and warranties of each of ARMOUR and Merger Sub Corp. relating, among other things, to:

•	proper organization and similar corporate matters;

•	capital structure;

•	the authorization, performance and enforceability of the merger agreement;

•	litigation;

•	tax matters;

•	REIT matters; and

•	regulatory matters and compliance.

Indemnification of Officers and Directors; Insurance

Following the closing of the merger, ARMOUR and Enterprise will, to the extent Enterprise was obligated to do so as the date of the merger agreement, indemnify current and former directors and officers of Enterprise in their capacities as such against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, settlements, losses, claims, damages or liabilities incurred in connection with any threatened, pending, completed action, suit or proceeding, whether civil, criminal or administrative or investigative, arising out of matters existing or occurring at or prior to the closing, including actions taken in connection with the merger. ARMOUR and Enterprise also agree to cause Enterprise’s organizational documents to include provisions for elimination of liability of directors and officers and indemnification of directors and officers after the merger that are at least as advantageous to such persons as the provisions in effect prior to the merger.

Prior to the consummation of the merger, Enterprise is also required to obtain and fully pay for six-year “tail” insurance policies for its officers and directors. The terms of such policies must be at least as favorable to its officers and directors as their current coverage. If Enterprise does not obtain such “tail” insurance policies prior to the merger, ARMOUR will cause Enterprise to do so after the merger. If neither ARMOUR nor Enterprise is able to obtain such “tail” insurance policies, Enterprise is required to continue to maintain, for six years after the merger, directors’ and officers’ and fiduciary liability insurance that is at least as favorable as the insurance in place as of the date of the merger agreement, provided that the obligations of Enterprise and ARMOUR will not be required to pay an annual premium amount in excess of 250% of the annual premiums currently in effect for such coverage.

ARMOUR and Enterprise further agree that the indemnification and insurance provisions with respect to Enterprise’s officers and directors will survive any consolidation, merger or sale of all or substantially all of Enterprise’s assets, so that any surviving entity will be required to honor these indemnification and insurance provisions after such transaction. The merger agreement also provides that these provisions are in addition to, and not in replacement of, indemnification rights in Enterprise’s organizational documents that may apply to Enterprise’s officers, directors, employees and agents. Further information about such rights can be found in the section entitled “Comparison of Rights of Enterprise and ARMOUR “ of this proxy statement/prospectus.

Covenants

The parties have each agreed to use commercially reasonable efforts to take such actions as are necessary, proper or advisable to consummate the merger. Enterprise and ARMOUR have each also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and, unless otherwise required or permitted under the merger agreement, not to take the following actions, among others, without the prior written consent of the other party:

•	except with respect to Enterprise in connection with the initial charter proposal, amend its certificate of incorporation or bylaws (whether by merger, consolidation or otherwise);

•

split, combine or reclassify any shares of capital stock or other equity securities or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock or other equity securities, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any capital stock or other equity securities;

•

(x) issue, deliver or sell, or authorize the issuance, delivery or sale of, any capital stock, warrant or other equity securities, or (y) amend any term of any capital stock or other equity securities (in each case, whether by merger, consolidation or otherwise);

•

except as set forth in the merger agreement, acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, or businesses, and with respect to Enterprise, other than in the ordinary course of business;

•	sell, lease or otherwise transfer, or create or incur any lien on, any assets, securities, properties, or businesses (in the case of Enterprise, other than in the ordinary course of business);

•	make any loans, advances or capital contributions to, or investments in, any other person or entity;

•	create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof;

•	enter into any hedging arrangements;

•	enter into or amend any material contract (with the exception of any agreement or arrangement with financial, legal, accounting, tax and other professional advisors);

•

enter into any agreement or arrangement that limits or otherwise restricts in any respect the company, or any successor thereto or that could, after the consummation of the merger, limit or restrict in any respect the parties from engaging or competing in any line of business, in any location or with any person or, except in the case of Enterprise in the ordinary course of business, otherwise waive, release or assign any material rights, claims or benefits;

•	increase compensation, bonus or other benefits payable to any director, officer or employee;

•	change the methods of accounting, except as required by concurrent changes in law or generally accepted accounting principles;

•

settle, or offer or propose to settle, any material litigation, investigation, arbitration, proceeding or other claim, including any litigation, arbitration, proceeding or dispute that relates to the merger;

•

make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, materially amend any tax returns or file claims for material tax refunds, enter any material closing agreement, settle any material tax claim, audit or assessment, or surrender any right to claim a material tax refund, offset or other reduction in tax liability, and with respect to Enterprise, take any action or fail to take any action that could prevent ARMOUR from qualifying as a REIT;

•

take any action to exempt or make not subject to or otherwise waive or cause to be inapplicable any state takeover law or state law including, without limitation, the provisions of section 203 of the DGCL, law that purports to limit or restrict business combinations or the ability to acquire or vote shares, in each case to any individual or entity (other than ARMOUR or its subsidiaries), or any action taken thereby, which individual, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

•	Take any action or omit to take any action that is reasonably likely to result in any of the conditions to each party’s obligation and effect the merger not being satisfied; or

•	agree, resolve or commit to do any of the foregoing.

Enterprise has also agreed to cease, and to cause its officers, directors, employees, representatives and agents, including SBBC and certain other Enterprise affiliates, to cease negotiations or discussions with any other party with respect to an alternative transaction, to return or destroy all related confidential information, and to avoid entering into any such negotiations or discussions until the closing of the merger. However, the merger agreement provides that Enterprise’s board of directors may, at any time prior to the meeting of stockholders, furnish information and participate in discussions or negotiations with respect to a proposal that the board determines in good faith, upon consultation with legal and financial advisors, could lead to a “superior proposal” (as defined in the merger agreement), so long as such proposal was not obtained pursuant to a breach of the merger agreement by Enterprise. The merger agreement provides that Enterprise’s board of directors may make a “change in recommendation” (as defined in the merger agreement) or terminate the merger agreement and enter into a definitive agreement with respect to a superior proposal if it determines in good faith that such action is required by the board’s fiduciary duties to Enterprise. Enterprise must promptly advise ARMOUR of any request for information or receipt of any “acquisition proposal” (as defined in the merger agreement).

The merger agreement also contains additional covenants of the parties, including covenants providing for:

•	the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

•

Enterprise and ARMOUR to prepare and file a proxy statement and registration statement, which shall contain this proxy statement/prospectus, to solicit proxies from the Enterprise stockholders and warrantholders to vote on the proposals that will be presented for consideration at the special meeting and to register, under the Securities Act, the ARMOUR shares and warrants that will be issued to the securityholders of Enterprise pursuant to the merger agreement;

•

ARMOUR to waive its rights to make claims against Enterprise to collect from the trust fund established for the benefit of the holders of the Public Shares for any monies that may be owed to it by Enterprise;

•	ARMOUR to make an election to qualify as a real estate investment trust within the meaning of Section 856 of the Code in connection with the filing of its initial tax return;

•

ARMOUR to file a registration statement, at Enterprise’s expense, relating to the resale of the warrants (and underlying shares) held by the Enterprise Founders and ARRM and to use its commercially reasonable efforts to have such registration statement declared effective at, or as soon as reasonably practicable after, the closing of the merger;

•

ARMOUR and Enterprise to take all reasonable steps that are required or permitted under Section 16(a) of the Exchange Act to cause any dispositions of Enterprise’s common stock and warrants that may occur or are deemed to occur in connection with the merger to be exempt under Rule 16b-3 of the Exchange Act; and

•

ARMOUR to use its reasonable best efforts to cause the ARMOUR shares issued in the merger to be listed on the NYSE or NYSE Amex, subject to official notice of issuance, as of or prior to the effective time of the merger.

Conditions to Closing of the Merger

General Conditions

Consummation of the merger is conditioned on (i) the holders of (a) a majority of the Public Shares present and entitled to vote at a meeting called for this and other related purposes approving the merger and (b) a majority of Enterprise’s outstanding common stock on the record date, at a meeting called for this and other related purposes approving the merger proposal, (ii) the holders of fewer than 30% (or 50%, if the secondary charter proposal is approved) of the Public Shares voting against the merger and properly demanding that their Public Shares be converted into a pro-rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger, (iii) the holders of a majority of Enterprise’s common stock outstanding on the record date approving the initial charter proposal and the subsequent filing of Enterprise’s second amended and restated certificate of incorporation and (iv) the holders of a majority of Enterprise’s warrants approving the warrant amendment proposal.

In addition, the consummation of the transactions contemplated by the merger agreement is conditioned upon, among other things:

•

no statute, rule, ruling, regulation, judgment, decision, order, injunction, writ or decree shall have been enacted, entered, ordered, promulgated, issued or enforced by any court or other governmental authority that is in effect and prohibits, enjoins or restricts the consummation of the transactions;

•	the execution by and delivery to each party of each of the various transaction documents;

•

the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct as of the closing, except as would not reasonably be expected to have a material adverse effect, and all covenants contained in the merger agreement have been materially complied with by each party;

•

the delivery of an opinion by Akerman Senterfitt, in form and substance reasonably satisfactory to such party to the effect that (a) the merger will be treated as a contribution governed by Section 351 of the Code or a reorganization under Section 368(a) of the Code and (b) the holders of Enterprise’s stock will recognize no gain or loss on the exchange of those shares for shares of ARMOUR common stock (except to the extent that a holder of Enterprise’s stock receives cash in exchange for any portion of its stock);

•

the trust account containing at least $100 million of funds (after payment of transaction fees and expenses, deferred underwriting discounts and commissions, tax liabilities, reimbursement of expenses of the Enterprise Founders and purchases of Public Shares, if any, as set forth in the merger agreement);

•

receipt by Enterprise of an opinion from Richards, Layton & Finger P.A. relating to the initial charter amendment, which opinion has been obtained and is attached as Annex H to this proxy statement/prospectus;

•	amendment of Enterprise’s amended and restated certificate of incorporation to provide for the initial charter amendment; and

•

the registration statement, of which this proxy statement/prospectus forms a part, shall have become effective and no stop order suspending its effectiveness, or proceeding to that effect, shall have been implemented by the SEC.

ARMOUR’s and Merger Sub Corp.’s Conditions to Closing

The obligations of ARMOUR and Merger Sub Corp. to consummate the transactions contemplated by the merger agreement also are conditioned upon, among other things, there being no material adverse effect on Enterprise since the date of the merger agreement.

Enterprise’s Conditions to Closing

The obligations of Enterprise to consummate the transactions contemplated by the merger agreement also are conditioned upon each of the following, among other things,

•	there shall have been no material adverse effect on ARMOUR since the date of the merger agreement; and

•	receipt by Enterprise of an opinion of Akerman Senterfitt regarding the qualification of ARMOUR as REIT under the Code.

Waiver

If permitted under applicable law, either Enterprise or ARMOUR may waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement or in any document delivered pursuant to the merger agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the merger agreement or in any document delivered pursuant to the merger agreement. The condition requiring that the holders of fewer than 30% of the Public Shares affirmatively vote against the merger proposal and demand conversion of their shares into cash may not be waived. There can be no assurance that all of the conditions will be satisfied or waived.

At any time prior to the closing, either Enterprise or ARMOUR may, in writing, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement.

The existence of the financial and personal interests of the directors may result in a conflict of interest on the part of one or more of them between what he may believe is best for Enterprise and what he may believe is best for himself in determining whether or not to grant a waiver in a specific situation.

Termination

The merger agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written agreement of Enterprise and ARMOUR;

•	by either Enterprise or ARMOUR if:

•

at the Enterprise stockholder meeting, or any adjournment or postponement, the merger agreement shall fail to be approved by the affirmative vote of the holders of a majority of the Public Shares present (in person or represented by proxy) and entitled to vote at the meeting or the holders of 30% (or 50% if the secondary charter proposal is approved), or more of the Public Shares exercise conversion rights;

•

the merger is not consummated by November 7, 2009 (if the only obligation of the parties to effect the merger is the effectiveness of the registration statement of which this proxy statement/prospectus forms a part);

•

a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, judgment, ruling or other action is final and non-appealable; or

•

if the other party has breached or failed to perform any of its covenants or representations and warranties in any material respect that would constitute a failure of the applicable closing conditions and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in material breach;

•	by ARMOUR if:

•

Enterprise’s board of directors or any committee makes or publicly proposes to make a “change in recommendation” (defined in the merger agreement) to stockholders with respect to the merger proposal; or

•

Enterprise’s board of directors or any committee approve or recommends, within two days of receiving an inquiry, proposal, offer or expression with respect to an “alternative transaction” (defined in the merger agreement), takes no position with respect to an alternative transaction; and

•

by Enterprise if its board of directors or any committee causes Enterprise to enter into an alternative transaction as a result of it receiving a “superior proposal” (defined in the merger agreement) for a transaction (provided Enterprise has complied in all material respects with its applicable obligations under the merger agreement, including paying the termination fee described below).

Effect of Termination

In the event of proper termination by either Enterprise or ARMOUR, the merger agreement will become void and have no effect, without any liability or obligation on the part of Enterprise or ARMOUR, except that:

•

if the merger agreement is terminated (i) by ARMOUR as a result of Enterprise entering into an alternative transaction and such alternative transaction is consummated within 12 months following such termination or (ii) by Enterprise if it enters into an alternative transaction and such alternative transaction is consummated within 12 months following such termination, Enterprise has agreed to pay a termination fee to ARRM in the amount of $5 million (x) at closing of the alternative transaction or (y) upon termination of the merger agreement, respectively;

•	The confidentiality obligations set forth in the merger agreement will survive;

•

The waiver by ARMOUR of all rights against Enterprise to collect from the trust account any monies that may be owed to it by Enterprise for any reason whatsoever, including but not limited to a breach of the merger agreement, and the acknowledgement that ARMOUR will not seek recourse against the trust account for any reason whatsoever, will survive;

•	the rights of the parties to bring actions against each other for breach of the merger agreement will survive; and

•	the fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

Fees and Expenses

All fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the merger is consummated, except as otherwise provided in the merger agreement or other ancillary documents thereto.

Confidentiality; Access to Information

Enterprise and ARMOUR will afford to the other party and its financial advisors, accountants, counsel and other representatives prior to the completion of the merger reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as each party may reasonably request. Enterprise and ARMOUR will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the merger agreement, subject to customary exceptions.

Amendments

The merger agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties; provided, however, that after approval of the merger proposal by the Enterprise stockholders, no amendment shall be made that by law or in accordance with the rules of the NYSE Amex requires further approval by such stockholders without obtaining such for the approval.

Public Announcements

The parties have agreed that until closing or termination of the merger agreement, the parties will:

•	cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the merger agreement and the transactions governed by it; and

•

not issue or otherwise make any public announcement or communication pertaining to the merger agreement or the transaction without the prior consent of the other party, which shall not be unreasonably withheld by the other party, except as may be required by applicable law or court process.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the merger to holders of Enterprise common stock and warrants, of the acquisition, holding, and disposition of ARMOUR common stock and of ARMOUR’s qualification and taxation as a REIT. This summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of Enterprise and ARMOUR, and of their subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with such entity’s applicable organizational documents. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market Enterprise or ARMOUR common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies (or RICs);

•	REITs;

•	trusts and estates;

•	holders who receive or hold Enterprise or ARMOUR common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding Enterprise or ARMOUR common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding their interest in Enterprise or ARMOUR through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in Enterprise or ARMOUR;

•	tax-exempt organizations; and

•	non-U.S. stockholders (as defined below, and except as otherwise discussed below).

This summary assumes that securityholders hold Enterprise common stock and warrants and will hold ARMOUR common stock and warrants as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE MERGER AND THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF ARMOUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE MERGER AND THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDING ARMOUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER

TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF ARMOUR COMMON STOCK.

U.S. Federal Income Tax Considerations of Recipients of the Enterprise Distribution

Prior to consummation of the merger, Enterprise will declare the Enterprise Distribution.  The Enterprise Distribution will reduce any claims that stockholders may have against the trust account, including without limitation, claims made by stockholders who wish to convert their shares into cash.

U.S Stockholders of Enterprise

A U.S. stockholder will generally be required to include in gross income as ordinary income the amount of the Enterprise Distribution treated as a dividend for U.S. federal income tax purposes.  The Enterprise Distribution will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid out of current or accumulated earnings and profits of Enterprise (as determined for U.S. federal income tax purposes).  Any portion of the Enterprise Distribution in excess of such earnings and profits will be applied against and reduce the U.S. stockholder’s tax basis in its Enterprise shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such shares, described below under “U.S. Federal Income Tax Considerations of the Merger to U.S. Enterprise Stockholders” with respect to U.S. stockholders who exercise their conversion rights with respect to all of their Enterprise shares. The portion of the Enterprise Distribution treated as a dividend may be taxed to U.S. stockholders who are individuals at the lower applicable long-term capital gains rate (currently 15%) provided that certain holding period requirements are met. The holding period for stock will be reduced for any period in which a holder has diminished its risk of loss, and there is a lack of clear authority as to whether a U.S. stockholder’s holding period for its shares in Enterprise would be suspended for the period that such holder had a right to have its stock in Enterprise redeemed by Enterprise (e.g., the time after which such holder exercised its conversion rights).  U.S. stockholders that are corporations generally should be eligible for the dividends received deduction allowed to corporations under the Code with respect to the portion of the Enterprise Distribution that is treated as a dividend for federal income tax purposes, if the requisite holding period and other requirements for such deduction are met.

Non-U.S. Stockholders of Enterprise

The portion of the Enterprise Distribution received by non-U.S. stockholders payable out of Enterprise’s earnings and profits that are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30.0%, unless reduced or eliminated by an applicable income tax treaty.

In cases where the dividend income from a non-U.S. stockholder’s investment in Enterprise stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends (described above), and may also be subject to the 30.0% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Any portion of the Enterprise Distribution in excess of such earnings and profits will be applied against and reduce the Non-U.S. stockholder’s tax basis in its Enterprise shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such shares, described below under “U.S. Federal Income Tax Considerations of the Merger to Non-U.S. Enterprise Stockholders” with respect to U.S. stockholders who exercise their conversion rights with respect to Enterprise shares.

U.S. Federal Income Tax Considerations of the Merger

Enterprise’s and ARMOUR’s obligations to complete the merger are conditioned upon the delivery by Akerman Senterfitt  of an opinion of their respective counsel that the merger will be treated as a contribution governed by either Section 351 of the Code or a reorganization within the meaning of Section 368 of the Code and that Enterprise stockholders will recognize no gain or loss on the exchange of their Enterprise shares for shares of ARMOUR. Such opinions of counsel will rely on customary representations made by Enterprise and ARMOUR and applicable factual assumptions. If any of the factual assumptions or representations relied upon in the opinions of counsel is inaccurate, the opinions may not accurately describe the U.S. federal income tax treatment of the merger, and this discussion may not accurately describe the tax considerations arising from the merger. It is possible that the IRS would challenge the conclusions in the above-described opinions or the statements in this discussion, which do not bind the IRS or the courts and that a court would agree with the IRS.

The income tax considerations summarized below are based upon the assumption that the merger will qualify either as a contribution governed by either Section 351 of the Code or a reorganization within the meaning of Section 368(a) of the Code.

U.S. Federal Income Tax Considerations of the Merger to U.S. Enterprise Stockholders

This section summarizes the U.S. federal income tax considerations of the merger for U.S. stockholders holding Enterprise stock or warrants. For these purposes, a U.S. stockholder is a beneficial owner of Enterprise or ARMOUR stock or warrants who for U.S. federal income tax purposes is:

•

a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•

an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

The merger of Enterprise and Merger Sub Corp. will constitute a tax-deferred transaction pursuant to either Section 351 or Section 368 of the Code and no gain or loss will be recognized by the U.S. stockholders of Enterprise who exchange Enterprise shares solely for ARMOUR shares as a result of the merger (except to the extent that such a stockholder also transfers Enterprise warrants in the transaction, as further discussed below). The U.S. federal tax basis of the shares of ARMOUR received by such a holder of Enterprise shares in the merger will be the same as the adjusted tax basis of the Enterprise shares surrendered in exchange therefor. The holding period of the shares of ARMOUR received in the merger by such a holder of Enterprise shares will include the period during which such Enterprise shares was held on the date of the merger.

U.S. stockholders who exercise conversion rights and elect to receive cash in exchange for all of their Enterprise shares in the merger will recognize gain or loss on such exchange equal to the difference between the amount of cash received in exchange for Enterprise stock and such holder’s adjusted basis in the Enterprise stock exchanged therefor. Such gain or loss will be long-term capital gain or loss if the holder’s holding period of such shares is more than one year at the time of the exchange. Holders who hold different blocks of Enterprise stock (generally, shares of Enterprise stock purchased or acquired on different dates or at different prices) and holders of Enterprise stock who receive a mixture of cash and ARMOUR stock in exchange for their Enterprise stock should consult their tax advisors to determine how the above rules apply to them.

If the merger is governed by Section 351 of the Code, a U.S. stockholder who exchanges Enterprise warrants for ARMOUR warrants in the merger will recognize gain or loss upon such exchange equal to the difference between the fair market value of the ARMOUR warrants received and such holder’s adjusted basis in the Enterprise warrants exchanged therefor. Such gain or loss will generally be long-term capital gain or loss if the warrantholder’s holding period in the Enterprise warrants is over a year at the time of the exchange. The holder’s basis in the ARMOUR warrants received in the exchange will be equal to the fair market value of such warrants at the time of the exchange. However, if the merger qualifies as a reorganization within the meaning of Section 368 of the Code, a U.S. stockholder who exchanges Enterprise warrants for ARMOUR warrants in the merger will not recognize any gain or loss on such exchange. In such case, a holder’s basis in the ARMOUR warrants received in the exchange will be equal to the holder’s basis in the Enterprise warrants exchanged therefor.

U.S. Federal Income Tax Considerations of the Merger to Non-U.S. Enterprise Stockholders

This section summarizes the U.S. federal income tax considerations of the merger for non-U.S. stockholders holding Enterprise stock or warrants. For these purposes, a non-U.S. stockholder is a beneficial owner of Enterprise or ARMOUR stock or warrants who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes.

A non-U.S. stockholder who exchanges Enterprise shares solely for ARMOUR shares as a result of the merger will generally be treated in the same manner as a U.S. stockholder for U.S. federal income tax purposes. A non-U.S. stockholder who exercises conversion rights and elects to receive cash in exchange for Enterprise shares in the merger, and a non-U.S. stockholder who exchanges Enterprise warrants for ARMOUR warrants in the exchange, will generally be treated in the same manner as a U.S. stockholder for U.S. federal income tax purposes except that any such non-U.S. stockholder will not be subject to U.S. federal income tax on the exchange unless (i) such holder is engaged in a trade or business within the United States and any gain recognized in the exchange is treated as effectively connected with such trade or business (in which case the non-U.S. stockholder will generally be subject to the same treatment as a U.S. stockholder with respect to the exchange) or (ii) such holder is an individual who is present in the United States for 183 days or more during the taxable year in which the merger takes place and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).

Backup Withholding

In order to avoid “backup withholding” on a payment of cash to a holder of Enterprise shares, either from the Enterprise Distribution or pursuant to such holder’s election to receive cash in exchange for their Enterprise shares, a U.S. stockholder must, unless an exception applies under applicable law and regulations, provide us with his or her correct taxpayer identification number on a Substitute Form W-9, and certify under penalty of perjury that such holder is not subject to backup withholding and that his or her taxpayer identification number is correct, and a non U.S. stockholder must, unless an exception applies under applicable law and regulations, certify that he or she is a non U.S. stockholder on an applicable IRS Form W-8. A Substitute Form W-9 will be included with the letter of transmittal to be sent to Enterprise stockholders and warrantholders by the exchange agent. If a Enterprise stockholder fails to provide his or her correct taxpayer identification number or the required certifications, such holder may be subject to penalty by the IRS and any cash payments such holder would otherwise receive either from the Enterprise Distribution or in consideration for shares of Enterprise may be subject to backup withholding at a rate of 28%. Any amount withheld under the backup withholding rules may be allowed as a refund or credit against such holder’s U.S. federal income tax liability provided that such holder timely furnishes certain required information to the IRS.

U.S. Federal Income Tax Considerations of ARMOUR as a REIT

For purposes of this section, references to “ARMOUR” mean only ARMOUR Residential REIT, Inc. and not any of its subsidiaries or other lower-tier entities except as otherwise indicated.

Taxation of ARMOUR — General

ARMOUR intends to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 2009. ARMOUR believes that it has been organized and intends to operate in a manner that allows it to qualify for taxation as a REIT under the Code.

ARMOUR expects to receive at the closing of the merger an opinion of Akerman Senterfitt to the effect that, commencing with ARMOUR’s taxable year ending December 31, 2009, it has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Akerman Senterfitt is based on various assumptions relating to ARMOUR’s organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this proxy statement are completed in a timely fashion and that ARMOUR will at all times operate in accordance with the method of operation described in its organizational documents and this prospectus. Additionally, the opinion of Akerman Senterfitt is conditioned upon factual representations and covenants made by the management of ARMOUR and ARRM, regarding ARMOUR’s organization, assets, present and future conduct of its business operations and other items regarding its ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that ARMOUR will take no action that could adversely affect its qualification as a REIT. While ARMOUR believes that it is organized and intends to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in ARMOUR’s circumstances or applicable law, no assurance can be given by Akerman Senterfitt or ARMOUR that ARMOUR will so qualify for any particular year. Akerman Senterfitt will have no obligation to advise ARMOUR or the holders of its shares of common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, or any court, and no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth in such opinions.

Qualification and taxation as a REIT depend on ARMOUR’s ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Akerman Senterfitt. In addition, ARMOUR’s ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which ARMOUR invests. ARMOUR’s ability to qualify as a REIT also requires that ARMOUR satisfies certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by ARMOUR or which serve as security for loans made by ARMOUR. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of ARMOUR’s operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depend on ARMOUR’s ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “— Requirements for Qualification as a REIT.” While ARMOUR’s believes that it will operate so that it qualifies as a REIT, no assurance can be given that the IRS will not challenge its qualification as a REIT or that it will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”

Provided that ARMOUR qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and, therefore, will not be subject to U.S. federal corporate income tax on its net taxable income that is currently distributed to its stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that result generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

For tax years through 2010, stockholders who are individual U.S. stockholders (as defined above) are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends received by individual U.S. stockholders from ARMOUR or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “— Taxation of Taxable U.S. Stockholders.”

Even if ARMOUR qualifies for taxation as a REIT, however, it will be subject to U.S. federal income taxation as follows:

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It will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

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It may be subject to the “alternative minimum tax” on its items of tax preference, if any.

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If ARMOUR has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

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If ARMOUR elects to treat property that it acquires in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” it may thereby avoid applicability of (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

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If ARMOUR fails to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintains its qualification as a REIT because other requirements are met, it will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which it fails the 75% gross income test or (2) the amount by which it fails the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect its profitability.

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If ARMOUR fails to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that does not exceed a statutory  de minimis  amount as described more fully below, but its failure is due to reasonable cause and not due to willful neglect and ARMOUR nonetheless maintains its REIT qualification because of specified cure provisions, it will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which it failed to satisfy the asset tests.

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If ARMOUR fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause, it may retain its REIT qualification but it will be required to pay a penalty of $50,000 for each such failure.

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If ARMOUR fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (or the required distribution), it will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

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ARMOUR may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of its stockholders, as described below in “— Requirements for Qualification as a REIT.”

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between ARMOUR and any TRSs ARMOUR may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If ARMOUR acquires appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, ARMOUR will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if it subsequently recognizes gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by ARMOUR.

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ARMOUR will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits or REMICs to the extent its stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if it owns an equity interest in a taxable mortgage pool. To the extent that it owns a REMIC residual interest or a taxable mortgage pool through a TRS, it will not be subject to this tax.

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ARMOUR may elect to retain and pay income tax on its net long-term capital gain. In that case, a stockholder would include its proportionate share of ARMOUR’s undistributed long-term capital gain (to the extent ARMOUR makes a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that ARMOUR paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in its ARMOUR common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

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ARMOUR may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, ARMOUR may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. ARMOUR could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly, indirectly, or constructively  by five or fewer “individuals” (as defined in the Code to include specified entities);

(7) which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. ARMOUR’s charter provides restrictions regarding the ownership and transfer of its shares, which are intended, among other purposes to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, ARMOUR is generally required to maintain records regarding the actual ownership of its shares. To do so, it must demand written statements each year from the record holders of significant percentages of its shares of stock, in which the record holders are to disclose the actual owners of the shares ( i.e. , the persons required to include in gross income the dividends paid by it). A list of those persons failing or refusing to comply with this demand must be maintained as part of its records. Failure by ARMOUR to comply with these record-keeping requirements could subject it to monetary penalties. If ARMOUR satisfies these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, it will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. ARMOUR satisfies this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, ARMOUR’s proportionate share of the assets and items of income of partnerships in which it owns an equity interest is treated as assets and items of income of ARMOUR for purposes of applying the REIT requirements described below. Consequently, to the extent that ARMOUR directly or indirectly holds a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect ARMOUR’s ability to qualify as a REIT, even though it may have no control or only limited influence over the partnership.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which ARMOUR holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by ARMOUR (for example, if any equity interest in the subsidiary is acquired by a person other than ARMOUR or another disregarded subsidiary of ARMOUR), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect ARMOUR’s ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by ARMOUR and its subsidiaries in the aggregate and its ability to make distributions to its stockholders.

ARMOUR and Enterprise intend to elect for Enterprise to be treated as a TRS. This will allow Enterprise to invest in assets and engage in activities that could not be held or conducted directly by ARMOUR without jeopardizing its qualification as a REIT.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). If dividends are paid to ARMOUR by one or more TRSs it may own, then a portion of the dividends that ARMOUR distributes to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders” and “— Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Gross Income Tests

In order to maintain its qualification as a REIT, ARMOUR annually must satisfy two gross income tests. First, at least 75% of ARMOUR’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of ARMOUR’s gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If ARMOUR receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that it acquired the mortgage loan, the interest income will be apportioned between the real property and the other property, and ARMOUR’s income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. If ARMOUR acquires or originates a construction loan, for purposes of the foregoing apportionment, the fair market value of the real property includes the fair market value of the land plus the reasonably estimated cost of improvement or developments (other than personal property) which secure the construction loan.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests,  provided  that the property is not inventory or dealer property in the hands of the borrower or ARMOUR.

To the extent that ARMOUR derives interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by ARMOUR.

Any amount includible in ARMOUR’s gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if ARMOUR held such assets), ARMOUR will be treated as receiving directly its proportionate share of the income of the REMIC for purposes of determining the amount which is treated as interest on an obligation secured by a mortgage on real property. In addition, some REMIC securitizations include embedded interest rate swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income to the holder of the related REMIC securities.

ARMOUR believes that the interest, original issue discount, and market discount income that ARMOUR receives from its mortgage-related securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent that it owns non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that it owns may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan, if such loan is also secured by  property other than real property, will not be qualifying income for purposes of the 75% gross income test.

Fee Income

ARMOUR may receive various fees in connection with its operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Dividend Income

ARMOUR may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by ARMOUR from a REIT is qualifying income in its hands for purposes of both the 95% and 75% gross income tests.

Foreign Investments

To the extent that ARMOUR holds or acquires foreign investments, such investments may generate foreign currency gains and losses. Foreign currency gains are generally treated as income that does not qualify under the 95% or 75% gross income tests. However, in general, if foreign currency gain is recognized with respect to specified assets or income which otherwise qualifies for purposes of the 95% or 75% gross income tests, then such foreign currency gain will generally not constitute gross income for purposes of either the 95% or 75% gross income tests, respectively, provided ARMOUR does not deal or engage in substantial and regular trading in securities, which it does not intend to do. No assurance can be given that any foreign currency gains recognized by ARMOUR directly or through pass-through subsidiaries will not adversely affect its ability to satisfy the REIT qualification requirements.

Hedging Transactions

ARMOUR may enter into hedging transactions with respect to one or more of its assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction ARMOUR enters into (1) in the normal course of its business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that ARMOUR enters into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. ARMOUR intends to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT.

Failure to Satisfy the Gross Income Tests

ARMOUR intends to monitor its sources of income, including any non-qualifying income received by it, so as to ensure its compliance with the gross income tests. If ARMOUR fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for the year if ARMOUR is entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure of ARMOUR to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, ARMOUR sets forth a description of each item of its gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulation. It is not possible to state whether ARMOUR would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving ARMOUR, it will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a 100% tax would be imposed upon the profit attributable to the amount by which ARMOUR fails to satisfy the particular gross income test.

Phantom Income

Due to the nature of the assets in which ARMOUR will invest, it may be required to recognize taxable income from certain of its assets in advance of its receipt of cash flow on or proceeds from disposition of such assets, and it may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

ARMOUR may acquire mortgage-backed securities in the secondary market for less than their face amount. For example, it is likely that ARMOUR will invest in assets, including mortgage-backed securities, requiring ARMOUR to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as “phantom income.” ARMOUR may also be required under the terms of the indebtedness that it incurs to use cash received from interest payments to make principal payment on that indebtedness, with the effect that ARMOUR will recognize income but will not have a corresponding amount of cash available for distribution to its shareholders.

Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that ARMOUR may have substantial taxable income in excess of cash available for distribution. In that event, ARMOUR may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”

Asset Tests

ARMOUR, at the close of each calendar quarter, must also satisfy four tests relating to the nature of its assets. First, at least 75% of the value of its total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, property attributable to the temporary investment of new capital.  For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of mortgage-backed securities and mortgage loans. A regular or residual interest in a REMIC is generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if ARMOUR held such assets), ARMOUR will be treated as owning its proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by ARMOUR may not exceed 5% of the value of its gross assets. Third, ARMOUR may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by ARMOUR may not exceed 25% of the value of its gross assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if ARMOUR, and any of ARMOUR’s “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partnership).

After initially meeting the asset tests at the close of any quarter, ARMOUR will not lose its qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset). If ARMOUR fails to satisfy the asset tests because it acquires or increases its ownership interest in securities during a quarter, it can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If ARMOUR fails the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, it may dispose of sufficient assets (generally within six months after the last day of the quarter in which its identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of its assets at the end of the relevant quarter or $10,000,000. If ARMOUR fails any of the other asset tests or its failure of the 5% and 10% asset tests is in excess of the  de minimis  amount described above, as long as such failure was due to reasonable cause and not willful neglect, it is permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which its identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which it failed to satisfy the asset test.

ARMOUR expects that the assets and mortgage-related securities that it owns generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that it owns non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test.  ARMOUR believes that its holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intends to monitor compliance on an ongoing basis. There can be no assurance, however, that it will be successful in this effort. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that ARMOUR’s interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

In addition, ARMOUR may enter into repurchase agreements under which it will nominally sell certain of its assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. ARMOUR believes that it will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreement notwithstanding that it may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that ARMOUR did not own the assets during the term of the repurchase agreement, in which case it could fail to qualify as a REIT.

Annual Distribution Requirements

In order to qualify as a REIT, ARMOUR is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

(a) the sum of:

•

90% of its “REIT taxable income” (computed without regard to the deduction for dividends paid and its net capital gains); and

•

90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b) the sum of specified items of non-cash income that exceeds a percentage of its income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by ARMOUR and received by each stockholder on December 31 of the year in which they are declared. In addition, at ARMOUR’s election, a distribution for a taxable year may be declared before it timely files its tax return for the year and be paid with or before the first regular dividend payment after such declaration,  provided  that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to ARMOUR’s stockholders in the year in which paid, even though the distributions relate to its prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards ARMOUR’s distribution requirement and to give rise to a tax deduction by ARMOUR, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that ARMOUR distributes at least 90%, but less than 100%, of its “REIT taxable income,” as adjusted, ARMOUR will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, ARMOUR may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, ARMOUR could elect to have its stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by ARMOUR. ARMOUR’s stockholders would then increase the adjusted basis of their stock in ARMOUR by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If ARMOUR fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, it will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which it has paid corporate income tax. ARMOUR intends to make timely distributions so that it is not subject to the 4% excise tax.

It is possible that ARMOUR, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from ARMOUR’s subsidiaries and (b) the inclusion of items in income by ARMOUR for U.S. federal income tax purposes. For example, ARMOUR may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes (such excess, “original issue discount,” or OID), such that ARMOUR will be required to include in its income a portion of the OID each year that the instrument is held before it receives any corresponding cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of ARMOUR common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of ARMOUR’s common stock.

ARMOUR may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in its deduction for dividends paid for the earlier year. In this case, ARMOUR may be able to avoid losing its qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, ARMOUR will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

ARMOUR is required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist ARMOUR in determining the actual ownership of its outstanding stock and maintaining its qualifications as a REIT.

Prohibited Transactions

Net income ARMOUR derives from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. ARMOUR intends to conduct its operations so that no asset owned by it or its pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by ARMOUR directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which ARMOUR holds a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. ARMOUR does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if it does receive any such income, it intends to elect to treat the related property as foreclosure property.

Failure to Qualify

In the event that ARMOUR violates a provision of the Code that would result in its failure to qualify as a REIT, it may nevertheless continue to qualify as a REIT. Specified relief provisions will be available to it to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) ARMOUR pays a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to ARMOUR’s disqualification as a REIT for violations due to reasonable cause. If ARMOUR fails to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, it will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to ARMOUR’s stockholders in any year in which it is not a REIT will not be deductible by it, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to its stockholders will generally be taxable in the case of ARMOUR’s stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 15% (through 2010), and dividends in the hands of its corporate U.S. stockholders may be eligible for the dividends received deduction. Unless ARMOUR is entitled to relief under the specific statutory provisions, it will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, ARMOUR will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders who hold ARMOUR stock that are not tax-exempt organizations.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ARMOUR stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding ARMOUR common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of ARMOUR stock by the partnership.

Distributions

Provided that ARMOUR qualifies as a REIT, distributions made to ARMOUR’s taxable U.S. stockholders out of ARMOUR’s current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to ARMOUR common stock constitutes a dividend for U.S. federal income tax purposes, ARMOUR’s earnings and profits will be allocated first to distributions with respect to its preferred stock, if any, and then to its common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable (through 2010) to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from ARMOUR that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of ARMOUR for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that ARMOUR elects under the applicable provisions of the Code to retain its net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, its undistributed capital gains as well as a corresponding credit for taxes paid by it on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in ARMOUR common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by ARMOUR. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of ARMOUR’s current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by ARMOUR in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by ARMOUR and received by the U.S. stockholder on December 31 of such year,  provided  that the dividend is actually paid by ARMOUR before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, ARMOUR may elect to designate a portion of its distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of ARMOUR’s distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a) the qualified dividend income received by ARMOUR during such taxable year from non-REIT C corporations (including any TRS in which it may own an interest);

(b) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by ARMOUR with respect to such undistributed REIT taxable income; and

(c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by ARMOUR with respect to such built-in gain.

Generally, dividends that ARMOUR receives will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC, except if such REIT or RIC properly designates such dividend as qualified dividend income and such REIT or RIC meets other statutory requirements), any TRS ARMOUR may form, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that ARMOUR has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See  “— Taxation of ARMOUR — General” and “— Annual Distribution Requirements .” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by ARMOUR, which are generally subject to tax in the hands of U.S. stockholders to the extent that ARMOUR has current or accumulated earnings and profits.

Dispositions of ARMOUR’s Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of ARMOUR common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost of its

Enterprise stock exchanged for ARMOUR stock, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of ARMOUR common stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if ARMOUR’s common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if its common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability.  Losses recognized by a U.S. stockholder upon the disposition of ARMOUR common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of ARMOUR common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from ARMOUR that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by ARMOUR and gain arising from the sale or exchange by a U.S. stockholder of ARMOUR common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to ARMOUR common stock. Distributions made by ARMOUR, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which is referred to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held ARMOUR common stock as “debt financed property” within the meaning of the Code ( i.e. , where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) ARMOUR common stock is not otherwise used in an unrelated trade or business and (3) ARMOUR does not hold an asset that gives rise to excess inclusion income, distributions from ARMOUR and income from the sale of ARMOUR common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from ARMOUR as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in ARMOUR common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of ARMOUR’s stock could be required to treat a percentage of the dividends from ARMOUR as UBTI if ARMOUR is a “pension-held REIT.” ARMOUR will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of ARMOUR stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of ARMOUR’s stock, collectively owns more than 50% of such stock; and (2) ARMOUR would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions limiting ownership and transfer of ARMOUR stock should generally prevent a tax-exempt entity from owning more than 10% of the value of ARMOUR’s stock, or ARMOUR from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning ARMOUR stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of ARMOUR common stock applicable to non-U.S. stockholders of ARMOUR common stock. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

General

For most foreign investors, investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of ARMOUR’s earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30.0%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30.0% withholding tax or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed, ARMOUR may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of ARMOUR stock. In cases where the dividend income from a non-U.S. stockholder’s investment in ARMOUR’s common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30.0% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (A) ARMOUR’s common stock constitutes a U.S. real property interest (or USRPI) or (B) either (1) the non-U.S. stockholder’s investment in ARMOUR’s common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30.0% tax on the individual’s net capital gain for the year), distributions by ARMOUR which are not dividends out of its earnings and profits will not be subject to U.S. federal income tax. If ARMOUR cannot determine at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of ARMOUR’s current and accumulated earnings and profits. If ARMOUR’s common stock constitutes a USRPI, as described below, distributions by ARMOUR in excess of the sum of its earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in its common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (or FIRPTA) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type ( e.g. , an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of ARMOUR’s earnings and profits plus the non U.S. stockholder’s adjusted tax basis in its common stock.

Capital Gain Dividends

Under FIRPTA, a distribution made by ARMOUR to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by ARMOUR directly or through pass-through subsidiaries (or USRPI capital gains), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, ARMOUR will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30.0% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of ARMOUR stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under “— Taxation of Non-U.S. Stockholders — Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if ARMOUR held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in ARMOUR common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30.0% tax on the individual’s net capital gain for the year).

Dispositions of ARMOUR Common Stock

Unless ARMOUR common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of ARMOUR’s assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. ARMOUR does not expect that more than 50% of its assets will consist of interests in real property located in the U.S.

Even if ARMOUR’s shares of common stock otherwise would be a USRPI under the foregoing test, its shares of common stock will not constitute a USRPI if it is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of its shares of common stock or the period of its existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. ARMOUR believes it will be a domestically controlled REIT and, therefore, the sale of its common stock should not be subject to taxation under FIRPTA. However, because ARMOUR’s stock will be widely held, it cannot assure its investors that it will be a domestically controlled REIT. Even if ARMOUR does not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of ARMOUR’s common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI,  provided  that (a) ARMOUR’s common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury regulation, on an established securities market, and (b) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of ARMOUR’s outstanding stock of that class at all times during a specified testing period.

If gain on the sale of ARMOUR’s common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of ARMOUR’s common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in ARMOUR’s common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30.0% tax on the individual’s capital gain.

Backup Withholding and Information Reporting

ARMOUR will report to its U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, ARMOUR may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

ARMOUR must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of ARMOUR common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of ARMOUR common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

ARMOUR and its stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of ARMOUR and its stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by ARMOUR would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in ARMOUR common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to ARMOUR and its stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in ARMOUR’s shares of common stock.

Endnotes

The information in this proxy statement/prospectus is not complete and may be changed. ARMOUR Residential REIT, Inc. may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.